    As filed with the Securities and Exchange Commission on January 13, 1997

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        CREATIVE LEARNING PRODUCTS, INC.
              (Exact Name of Small Business Issuer in Its Charter)


NEW JERSEY                            7990                  22-2930106
(State or Other               (Primary Standard             (I.R.S. Employer
Jurisdiction of               Industrial Classi-           Identification No.)
Incorporation or              fication Code Number)
Organization)

         150 MORRIS AVENUE, SPRINGFIELD, NEW JERSEY 07081 (201) 467-0266
          (Address and Telephone Number of Principal Executive Offices)

                                      SAME
                    (Address of Principal Place of Business)

                             ROBERT W. BEREND, ESQ.
                               GOLD & WACHTEL, LLP
                              110 East 59th Street
                            New York, New York 10022
                                 (212) 909-9602
            (Name, Address and Telephone Number of Agent for Service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class           Amount                    Proposed Maximum          Proposed Maximum              Amount of
of Securities to be           to be                     Offering Price            Aggregate Offering            Registration
Registered                    Registered                Per Unit                   Price(1)                      Fee (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no
par value, to be               10,073,102
offered by Selling             shares                    $  .50(3)                $5,036,551(3)                  $1,526
Shareholders
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no
par value, issuable            1,411,070
by the registrant              shares                    $  .50(3)                $  705,535(3)                  $  214
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no
par value, issuable            80,000
upon exercise of               shares                     $1.00(4)                $   80,000(4)                  $   24
Warrant
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Total:       $1,764
------------------------------------------------------------------------------------------------------------------------------------


         (1) Estimated solely for the purpose of calculating the registration fee.


         (2)      Rounded to the nearest dollar.

         (3) The closing sales price of the Common Stock as reported in the Nasdaq System on January 7, 1997 was taken as the offering price of the shares for the purpose of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933, as amended (the "Securities Act").

         (4) The exercise price of the Warrant was taken as the offering price of the shares for the purpose of calculating the registration fee in accordance with Rule 457(g)(1) under the Securities Act.

         (5) An indeterminate number of shares of the Common Stock are being registered pursuant to Rule 416 under the Securities Act to cover any adjustment in the number of shares issuable as a result of the anti-dilution provisions of the Warrants and the Options.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                        CREATIVE LEARNING PRODUCTS, INC.

                            -------------------------

    10,073,102 SHARES OF COMMON STOCK TO BE OFFERED BY SELLING STOCKHOLDERS,
          1,411,070 SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY AND
                   80,000 SHARES OF COMMON STOCK ISSUABLE UPON
                              EXERCISE OF A WARRANT

                            -------------------------



         Creative Learning Products, Inc. (the "Company") is offering, by this Prospectus, an aggregate of 1,491,070 shares of Common Stock, no par value (the "Common Stock"), consisting of (1) 1,333,333 shares of the Common Stock issuable to a consultant as a bonus, (2) an aggregate of 22,997 shares of the Common Stock issuable in settlement of any claim to accumulated but undeclared and unpaid dividends on its Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value (the "Series A Preferred Stock"), (3) an aggregate of 54,740 shares of the Common Stock to be issued in settlement of trade creditor claims against a subsidiary, the operations of which have been discontinued, and (4) 80,000 shares of the Common Stock issuable upon the exercise of a Common Stock purchase warrant expiring September 18, 1999 (the "September 18 Warrant"). The Company will receive gross proceeds of $80,000 if the September 18 Warrant is exercised.

         In addition, the shareholders named in the table under the caption "Selling Shareholders" (the "Selling Shareholders") are offering, by this Prospectus, an aggregate of 10,073,102 shares of the Common Stock consisting of
(1) an aggregate of 2,184,115 shares of the Common Stock, all of which shares are currently outstanding, (2) an aggregate of 6,858,987 shares which will be offered if and only if the other outstanding Common Stock purchase warrants (the "Other Warrants") as set forth therein are exercised and (3) an aggregate of 1,030,000 shares in stock options (the "Options") as set forth therein are exercised. The Selling Shareholders have advised the Company that they may, from time to time, offer the foregoing 10,07355,102 shares at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors. The Company will not receive any of the proceeds from the sales of the shares of the Common Stock by the Selling Shareholders. The Company will receive gross proceeds of $8,603,771 if all of the Other Warrants and the Options are exercised.

         The Common Stock is traded on the Nasdaq System. On January 7, 1997, the closing sales price of the Common Stock on the Nasdaq System as reported by the National Association of Securities Dealers, Inc. (the "NASD") was $.50 per share. See "Market Information-Market Data."

                                                              Underwriting                                      Proceeds
                                            Price to          Discounts and             Proceeds to             to Other
                                            Public            Commissions(4)            Issuer                  Persons
                                            ------            --------------            ------                  -------

Per share of Common
   Stock                                   $      .50 (1)          0                 $      .50(1)                   $.50
Per Warrant share                          $     1.00 (2)          0                 $    $1.00(2)                      0
Total for Common
   Stock                                   $5,742,086              0                 $  705,535                $5,036,551
Total for Warrant
   shares                                  $   80,000 (2)          0                 $   80,000(2)                      0


-----------------------

         (1) Based on the closing sales price on January 7, 1997 of the Common Stock in the Nasdaq System as reported by the NASD.

         (2) Based on the average of the exercise price of the September 18 Warrant.

         (3)      Excludes expenses estimated at $64,000.

                             -----------------------

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE SPECULATIVE IN THAT
THEY INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" FOR A DISCUSSION OF MATTERS WHICH SHOULD BE CONSIDERED BY PURCHASERS OF THESE
SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY STATE NOR HAS THE COMMISSION OR THE STATE COMMISSIONS OR AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


               THE DATE OF THIS PROSPECTUS IS ______________, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web site address: http://www.sec.gov. Because the Common Stock is traded in the Nasdaq System, reports, proxy and information material and other information concerning the Company can also be inspected by contacting the NASD, Nasdaq Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006-1506.

         The Company has filed with the Commission a Registration Statement on
Form SB-2, File No. 333-     (the "Registration Statement"), under the
Securities Act of 1933, as amended (the "Securities Act"), with respect to (1) the Company's offer of an aggregate of 1,491,070 shares of the Common Stock consisting of (a) 1,333,333 shares of the Common Stock issuable as a bonus to a consultant, (b) an aggregate of 22,997 shares of the Common Stock issuable in settlement of any claim to accumulated but undeclared and unpaid dividends on the Series A Preferred Stock, (c) an aggregate of 54,740 shares of the Common Stock issuable in settlement of trade creditor claims against a subsidiary, the operations of which have been discontinued, and (c) 80,000 shares of the Common Stock issuable upon the exercise of the September 18 Warrant and (2) an offer by the Selling Shareholders of an aggregate of 10,073,102 shares of the Common Stock consisting of (a) an aggregate of 2,184,115 shares of the Common Stock, all of which shares are currently outstanding, (b) an aggregate of 6,858,987 shares issuable upon the exercise of the Other Warrants and (c) an aggregate of 1,030,000 shares issuable upon the exercise of the Options. The Other Warrants are as follows: (a) 3,258,320 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring March 7, 1998 (the "March 7 Warrant"); (b) 396,519 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring March 7, 1998 (the "Noteholders Warrant"); (c) 137,587 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring November 1, 1999 (the "November 1 Warrant"); (d) 122,453 shares issuable upon the exercise of an Other Warrant expiring November 6, 1999 (the "Laser Warrant"); (e) 226,667 shares of the Common Stock issuable upon the exercise of Other Warrants expiring March 15, 2000 (the "March 15 Warrants"); (f) 83,333 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring January 24, 1999 (the "January 24 Warrant"); (g) 1,097,517 shares of the Common Stock issuable upon the exercise of

Other Warrants expiring March 5, 1998 (the "March 5 Warrants"); (h) 140,356 shares of the Common Stock issuable upon the exercise of Other Warrants expiring between July 20 and December 26, 2000 (the "Lenders Warrants"); (i) 10,000 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring September 11, 2000 (the "September 11 Warrant"); (j) 37,783 shares of the Common Stock issuable upon the exercise of Other Warrants expiring between February 28 and May 6, 2001 (the "Second Lenders Warrants"); (k) 393,824 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring March 5, 1998 (the "Other March 5 Warrant"); (l) 5,000 shares issuable upon the exercise of an Other Warrant expiring October 25, 2001 (the "October 25 Warrant"); (m) an aggregate of 74,604 shares of the Common Stock issuable upon the exercise of Other Warrants expiring [one year from the date of this Prospectus] (the "Unit Warrants"); (n) 258,7f shares of the Common Stock issuable upon the exercise of Other Warrants expiring January 7, 1999 (the "January 7 Warrants"); (o) 61,081 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring May 26, 1998 (the "Placement Agent's Unit Warrant"); (p) 61,081 shares issuable upon the exercise of an Other Warrant expiring July 20, 1997 (the "Placement Agent's Additional Warrant"), which Placement Agent's Additional Warrant is only issuable if the Placement Agent's Unit Warrant is exercised; (q) 463,897 shares of the Common Stock issuable upon the exercise of Other Warrants expiring April 29, 1998 (the "April 29 Warrants") and (r) 50,000 shares of the Common Stock issuable upon the exercise of an Other Warrant expiring April 16, 1999 (the "Gaming Consultant Warrant"). The September 18 Warrant and the Other Warrants are collectively referred to herein as the "Warrants." The Options are as follows: (a) 140,000 shares of the Common Stock issuable upon the exercise of an Option expiring June 7, 1999 (the "June 7 Option"); (b) 150,000 shares of the Common Stock issuable upon the exercise of an Option expiring June 12, 1999 (the "June 12 Option"); (c) 150,000 shares of the Common Stock issuable upon the exercise of an Option expiring November 6, 1999 (the "Loan Option"); (d) 400,000 shares of the Common Stock issuable upon the exercise of an Option expiring November 6, 1999 (the "Gaming Option"); (e) 50,000 shares of the Common Stock issuable upon the exercise of an Option expiring November 6, 1999 (the "Retirement Option"); (f) 15,000 shares of the Common Stock issuable upon the exercise of an Option expiring July 6, 2000 (the "July 6 Option") and (g) 125,000 shares of the Common Stock issuable upon the exercise of an Option expiring May 18, 1999 (the "May 18 Option"). This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete and, where such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the address in the preceding paragraph) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

         The Company will provide without charge to each person to whom a Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to such information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Linda A. Oswald, Assistant Secretary, Creative Learning Products, Inc., 150 Morris Avenue, Springfield, New Jersey 07081, or
(201) 467-0266.


                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus.


THE COMPANY

         The Company was incorporated on August 31, 1988 under the laws of the State of New Jersey. The Company's principal executive offices are located at 150 Morris Avenue, Springfield, New Jersey 07081 and its telephone number is
(201) 467-0266.

         The Company provides management and administrative services to its wholly-owned subsidiaries. The Company and all of its operating subsidiaries are collectively referred to herein as "CLP."

         Since February 1994, the Company has been engaged in the process of attempting to convert CLP from an entity only offering a line of children's products and writing instruments into an entity which primarily would be offering gaming facilities and equipment, a hotel convention center, a theme park and a time sharing facility and entertainment to its customers. Management intends that the primary future focus of CLP will be on various gaming projects conducted on behalf of the Company through Creative Gaming International , Inc. ("CGI"), a wholly-owned subsidiary of the Company incorporated in March 1994 or CGI Vessel, Inc. ("CGV"), a wholly-owned subsidiary of the Company incorporated in December 1996. CGI and CGV are collectively referred to herein as "Creative Gaming." The two principal pending projects are (1) refurbishing a vessel on which gaming would be conducted outside the territorial waters of the United States and on which entertainment may also be offered (the "Gaming Vessel Project") and (2) managing a Native American Indian gaming facility and/or opening a hotel/convention center, a theme park and a time sharing facility (the "Branson Project"). Assuming that definitive agreements are executed and that Creative Gaming obtains necessary approvals and adequate financing, as to none of which there can be any assurance, management believes that the earliest project (i.e., the Gaming Vessel Project) will not begin to produce revenues for CLP until September 1997 at the earliest and that most projects (as, for example, the Branson Project) will take approximately one or two years to produce revenues, if not longer.

         For information as to (1) the current and proposed operations of CLP, see the sections "Existing Operations," "Gaming Vessel Project," "Branson Project," "Other Gaming Projects" and "Former Operations" under the caption "The Company" and (2) financing, see "The Company-Financing" and the section "Liquidity and Capital Resources" under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         CLP has operated at a loss and management believes that the prospective gaming projects are the means to achieve profitability. There can be no assurance as to when and if such goal will be achieved. See "Consolidated Financial Statements" and the section "Results of Operations" under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In addition, the Company has been restructuring its capitalization through the issuance of its equity securities in private placements and upon the exercise of outstanding warrants and the satisfaction of other indebtedness. See "The Company-Certain Securities Transactions."

THE OFFERING

         The Company is offering, by this Prospectus, an aggregate of 1,491,070 shares of the Common Stock consisting of (1) 1,333,333 shares of the Common Stock issuable to a consultant as a bonus, (2) an aggregate of 22,997 shares issuable in settlement of dividend claims on the Series A Preferred Stock, (3) an aggregate of 54,740 shares issuable in settlement of trade creditor claims against a subsidiary, the operations of which have been discontinued, and (4) 80,000 shares issuable upon the exercise of the September 18 Warrant. The Selling Shareholders are offering, by this Prospectus, an aggregate of 10,073,102 shares of the Common Stock consisting of (1) an aggregate of 2,184,115 shares of the Common Stock, all of which shares are currently outstanding, (2) an aggregate of 6,858,987 shares which will be offered if and only if the Other Warrants are exercised and (3) an aggregate of 1,030,000 shares which will be offered if and only if the Options are exercised. See "Plan of Distribution" and "Selling Shareholders."

REVERSE STOCK SPLIT AND DILUTION ADJUSTMENTS

         The number of shares of the Common Stock and the conversion and exercise prices stated in this Prospectus have been restated, where appropriate, to reflect a one-for-four reverse stock split which became effective on January 26, 1994. See "Description of Securities-Common Stock."

         In addition, where appropriate, the number of shares and the exercise prices of certain of the Warrants and certain of the other Common Stock purchase warrants which are outstanding (the "Additional Warrants") have been adjusted herein to reflect adjustments as of December 31, 1996 pursuant to the other anti-dilution provisions of such Warrants and such Additional Warrants.

                                  RISK FACTORS

         The shares of the Common Stock offered hereby are speculative and involve a high degree of risk. Therefore, each prospective investor should consider very carefully the various risks and speculative factors inherent in, and affecting, the business of CLP prior to the making of an investment in the Company. Purchase of the Common Stock is not recommended for an investor who does not have sufficient financial means to sustain the loss of his, her or its entire investment. Among the risks involved in an investment in the Company are the following:

OPERATIONS

         1. HISTORY OF LOSSES. CLP incurred net losses of $2,008,478 for its fiscal year ended May 31, 1996 ("fiscal 1996"), $6,037,744 for its fiscal year ended May 31, 1995 ("fiscal 1995"), and $4,531,852 (of which $3,240,834 was from continuing operations) for its fiscal year ended May 31, 1994 ("fiscal 1994"). It incurred a net loss of $540,786 for the three months ended August 31, 1996 as compared with a net loss of $491,175 for the three months ended August 31, 1995. Although management will attempt to make its current operations operate on a profitable basis in the balance of the fiscal year ending May 31, 1997 ("fiscal 1997"), even assuming that this result will be achieved, which is not deemed likely, the revenues therefrom will not, in management's opinion, be sufficient to offset the expenses required to continue developing the proposed gaming operations and to meet the corporate overhead required to operate a public company. Accordingly, in management's opinion, CLP will continue to operate at a loss for the balance of fiscal 1997 and, because of the expected delay in obtaining revenues from its prospective gaming operations as discussed in the next paragraph, probably some time into the fiscal year ending May 31, 1998 ("fiscal 1998"), if not longer. There can be no assurance as to when, if at all, CLP will become profitable. See "Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Management is of the opinion that each of the proposed gaming facilities, if successfully implemented, could result in significant revenues of a magnitude CLP's current operations would never produce and, as a result, CLP would ultimately achieve profitability. However, because of the time and expense involved in obtaining the necessary governmental approvals, particularly those to operate a Native American Indian gaming facility, the substantial construction requirements to open any of the Branson Project facilities, the time delays inherent in opening any new operation before it becomes profitable and the other factors discussed in this Prospectus, management is of the further opinion that it is too speculative and too early to project when and if the Gaming Vessel Project and/or the Branson Project will contribute on a positive basis to CLP's results of operations, both as to profitability and cash flow from operations. See the sections "Gaming Vessel Project," "Branson Project" and "Governmental Regulation" under the caption "The Company."

         2. NEED FOR FINANCING. Management believes that the Company has sold, and will sell during the remainder of fiscal 1997, debt and equity securities and will have exercises as described in the succeeding paragraph in an amount sufficient to fund CLP's operations for at least the balance of fiscal 1997. Because the Company has, in management's opinion, already raised sufficient funds to cover the anticipated shortfall in cash flow from CLP's existing operations, it is the implementation of the contemplated gaming proposals, both in fiscal 1997 and fiscal 1998, that will require the Company to seek additional financing. See "The Company-Gaming
Vessel Project" for information as to the estimated costs to refurbish a hull in order to implement this project and see also the sections "Branson Project" and "Other Gaming Projects" under the caption "The Company" for information as to their potential gaming projects. There can be no assurance, however, that the Company will effect the contemplated securities sales, have the outstanding Warrants, Additional Warrants and Options exercised or that other sources of funding will be available or, if obtained, that it will be on favorable terms. See the section "Liquidity and Capital Resources" under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations." If financing is required and not available, CLP may lose the gaming projects which management deems necessary to reverse the operational losses. Even if the financing is made available on favorable terms, there can be no assurance that the gaming projects will be successfully implemented and thus CLP achieve the goal of profitability.

         If all of (a) the Warrants and the Options and (b) the Additional Warrants were exercised, the Company would receive gross proceeds of $8,683,771 and $6,377,583, respectively, thereby alleviating any possible cash resources problem in fiscal 1997 and probably well into fiscal 1998. The Company would receive gross proceeds of $6,377,583 if all of the Additional Warrants were exercised. However, because there can be no assurance that any of the Warrants, the Additional Warrants or the Options will be exercised or as to when the exercises will occur, the Company will not be able to rely solely on the exercises of the Warrants, the Additional Warrants and the Options as a source for financing. See the sections "Common Stock Purchase Warrants" and "Stock Options" under the caption "Description of Securities."

         3. POTENTIAL LOSS OF BRANSON PROJECT INVESTMENTS. CGI has acquired sites in Christian County, Missouri for which it paid, or has become obligated to pay, an aggregate of $2,410,452. Unless CGI is able to develop successfully a hotel/convention center, a theme park and/or a time sharing facility on such sites, or in the alternative, is able to resell such sites for more than the purchase prices, as to neither of which there can be any assurance, CLP's remaining investment could be lost. See "The Company-Branson Project."

         4. GAMING VESSEL GOVERNMENTAL REGULATIONS. Although the Gambling Ship Act (18 U.S.C. Section 1081 et seq.) and the Johnson Act (15 U.S.C. Section 1171 et seq.) generally make shipboard gambling a crime, and subject shipboard gaming equipment used in violation thereof to forfeiture, gaming is permitted under the Violent Crime Control & Law Enforcement Act of 1994 (18 U.S.C. Section 1801) if the U.S. flag vessel sails out of a state's port on a voyage to nowhere, with gambling occurring while outside the territorial waters of the United States, and then returns to the same port. Although states are permitted to legislatively opt out, so that CGV may be prohibited from this type of gambling operation in certain jurisdictions, CGV will seek to operate out of a site or sites in Florida and/or New York, which States have not opted out. However, CGV may have to obtain approval under state or local regulations relating to the docking facility or to obtain approvals from the state or local government as the landlord of the docking facility. There can be no assurance that CGV will obtain any of these state or local approvals or how long the approval process will take.

         5. INDIAN GAMING GOVERNMENTAL REGULATIONS. The Indian Gaming Regulatory Act of 1988 ("IGRA") provides a frame work for the regulation of Class II and Class III gaming facilities on Indian Land (as such term is defined in IGRA). Before Class III gaming may be conducted by a Native American Indian Tribe on Indian Land, IGRA requires that the tribe and the state where the Indian Land is located negotiate a tribal/state compact authorizing gaming on the tribe's land. The two sites initially intended by CGI to be used for that purpose (only one of which is still under consideration) are both located in the State of Missouri. Tribal/state compacts specify how Class III gaming is to be conducted. A tribal/state compact is not required for Class II Gaming. Class II gaming includes bingo and bingo-type games, while Class III gaming includes roulette, all types of table games and slot machines.

         The Company believes that the management and operation of Class III casinos present significantly greater revenue opportunities than Class II facilities and, accordingly, CGI will seek to open the remaining facility on such basis; however, although the Company believes that approval will be obtained, there can be no assurance that the Eastern Shawnee Tribe of Oklahoma (the "Tribe"), with which CGI has a management agreement, will be able to reach an agreement with the State of Missouri for Class III gaming on the proposed site. See "The Company-Branson Project."

         Native American Indian gaming is extensively regulated by federal, state and tribal governments and additional regulatory developments are expected. Failure of CGI to comply with applicable laws and regulations could result in the failure to receive approval initially for gaming or, if approved, could result in the termination of any gaming management agreement to which CGI is a party. CGI's management agreement with the Tribe on the land to be dedicated to the United States Government in trust for the Tribe near Seneca, Missouri (the "Seneca Facility") is subject to approval, regulation, and oversight by the Bureau of Indian Affairs, the United States Department of Interior and the National Indian Gaming Commission ("NIGC").

         Even if the Indian Land to be dedicated to the United States Government in trust for the Tribe is approved for gaming, the development and management of the gaming facilities on Indian Land is subject to extensive licensing requirements and there can be no assurance that CGI will be able to obtain all necessary licenses and approvals from regulatory authorities having jurisdiction over the sites. The failure of CGI to meet the conditions of a license, or to obtain a license for the site, or the suspension or non-renewal of any such license would have a material adverse effect on CGI and, accordingly, on CLP.

         6. SPECIAL RISKS RELATING TO TRANSACTIONS WITH NATIVE AMERICAN INDIAN TRIBES. An investment in Native American Indian gaming facilities on any site involves numerous special risks not associated with other gaming facilities. Advances made by CGI (which it has obtained, and will obtain, from the Company) to develop, construct and equip a Native American Indian gaming facility will not result in ownership by, or any security interest in favor of, CGI in any facilities located on Indian Land, including the land itself. Repayment of any funds advanced by CGI to the Tribe, or on behalf of the Tribe, in connection with the development of a gaming facility, and any additional return from participation in payments made under the gaming management agreement, will depend upon (a) the ability to obtain regulatory approval of the management agreement and (b) the successful development and operation of such gaming facility. In addition, Native American Indian tribes are sovereign nations and are, accordingly, generally immune from legal proceedings commenced in state or federal courts, and congressional policy has mandated limited liability of Native American Indian tribes.

         During the development of the Tribe's gaming operations, the Tribe will be in need of financing and it will become necessary for the Company to provide through CGI loan financing to the Tribe to permit desired start-up activities and limited operations during the period of review prior to completing the regulatory approval process. The Company, in advancing these funds through CGI to the Tribe, assumes a high risk that the underlying agreement to repay the loan may not be enforceable or that the Tribe would be unable to repay the loan in the event the related management agreement is not approved.

         If the Tribe were to breach a management agreement or otherwise seek to terminate a management agreement or tribal gaming license, CGI 's and, as a result, the Company's sole recourse to collect indebtedness or money damages may be to attach undistributed and/or future proceeds, if any, from the operation of the Tribe's gaming facilities. If gaming operations fail to develop or, if developed, cease to operate for any reason, CGI 's and, therefore, the Company's prospects of receiving payments for damages or repayments of any advances made to, or on behalf of, the Tribe or any portion of payments due under the related management agreement are minimal. Accordingly, there is no guarantee that the Company will be able to recover the significant funds expected to be advanced by the Company through CGI to the Tribe for the development, construction and furnishing of the gaming facility. In addition, there can be no certainty that the management agreement for the Seneca Facility, if approved and implemented, would be renewed beyond its initial term of seven years.

         7.       COMPETITION

         Gaming

         The gaming industry, including the operation of gaming vessels and the development, operation and management of land-based casinos, is highly competitive, especially given the rapid rate at which the industry is expanding. Creative Gaming's proposed gaming activities will compete with other forms of gaming and with other entities for gaming opportunities. Any gaming facilities developed, operated or managed by Creative Gaming will compete with gaming facilities of varying quality and size that already exist or may be built in the future, including gaming facilities that are part of national or regional chains. The Company believes that the majority of the companies in the gaming industry have available to them substantially greater financial resources and have more experienced personnel than the Company's officers. See the section "Lack of Experience" under this caption "Risk Factors." Competition in the future may be affected by periodic overbuilding, which can adversely affect patronage levels, changes in local market conditions, changes in regional and local population and disposable income characteristics and changes in travel patterns and preferences.

         In addition to local competition in the States of Florida and/or New York where CGV may seek to dock a gaming vessel and in the State of Missouri where CGI has an agreement to manage a gaming facility, assuming appropriate governmental approvals are obtained (see "The Company-Governmental Regulation") and other problems are resolved (see "The Company-Branson Project"), Creative Gaming will also compete with well established gaming operations in various states, including Colorado, Connecticut, Illinois, Louisiana, Minnesota, Mississippi, Nevada, New Jersey and South Dakota. It is likely that other states will also approve various forms of gaming, both Native American Indian and non-Indian, that will compete with Creative Gaming. The legalization or expansion of gaming in other states may generate additional competition that could have a material adverse effect upon Creative Gaming's proposed gaming operations in the States of Florida and/or New York and Missouri. Creative Gaming will also compete with other forms of gaming, including pull tab games, card clubs, parimutuel betting on horse racing and dog racing and state-sponsored lotteries. Finally, Creative Gaming will compete with other non-gaming forms of entertainment.

         Other Operations

         Assuming that CGI will open a theme park, management recognizes that such operation will compete with the Disney, Six Flags and other well established theme parks in the United States, many of which have greater financial resources than CGI will have even if the Company raises the required financing, as to which there can be no assurance. Management also recognizes that there will be substantial competition for the other contemplated operations of the Branson Project. Management believes, however, that the contemplated hotel/convention center, theme park and the time sharing facility, if opened, will be added attractions to produce revenues from persons otherwise attracted by the other entertainment attractions of Branson, Missouri not operated by CGI. Management particularly believes that opening time sharing facilities on the property acquired in Christian County, Missouri will be an attractive investment, even though there are four time share facilities already in the Branson area, because of its proximity to the Branson entertainment center even if no other aspect of the Branson Project were opened. There can be no assurance, however, that the Company will obtain the necessary financing or that management's expectations as to revenues will be realized and, if realized, when.

         See "The Company-Competition" for information as to the competition for the existing operations of CLP not related to the Gaming Vessel Project or the Branson Project.

         8. LACK OF EXPERIENCE. Although Creative Gaming plans to retain experts in gaming (including Native American Indian gaming) and land development, current management has not developed or managed any gaming facility prior to the date of initiating the gaming project. CLP has been using the services of a consultant with gaming experience in the Trump Organization (see "The Company-Gaming Consultant") and intends to seek a person experienced in gaming to serve as the President of its Creative Gaming subsidiaries and as a director of the

Company, who will play an active role also in the management of Creative Gaming. There can be no assurance that any such person will be obtained and, if obtained, when.

         9. NEED FOR ADDITIONAL PERSONNEL. CLP will be required to recruit and obtain a significant number of management, administrative and other employees for the ownership, development and management of all phases of the gaming projects. See "The Company-Employees."

COMMON STOCK

         1. POSSIBLE DELETION FROM THE NASDAQ SYSTEM. As of May 31, 1995, the Company did not meet the Nasdaq maintenance requirement of capital and surplus of at least $1,000,000 (i.e., it had stockholders' equity of $941,296) for continuance of the Common Stock in the Nasdaq System and had to seek a temporary exception from the NASD. However, as of August 31, 1995, the Company met such criteria. On October 19, 1995, the NASD notified the Company that it was in full compliance with all of the NASD's maintenance criteria for continued listing of the Common Stock in the Nasdaq System. See "Market Information-Nasdaq Requirements." As of August 31, 1996, the Company met all of the maintenance requirements.

         If the Common Stock is delisted from the Nasdaq System at a later date because of a failure then to comply with the NASD's maintenance criteria, the Common Stock would continue to be traded in the over-the-counter market and reported in the NASD's OTC Bulletin Board or in the "pink sheets" as reported by the National Quotation Bureau, Inc. If the Common Stock is so deleted from the Nasdaq System and if, at such time, its bid price is below $5.00 per share (the bid price has been consistently below $5.00 per share since the quarter ended November 30, 1994 - see "Market Information-Market Data"), the security would become subject to Rule 15g-9 promulgated under the Exchange Act, which Rule imposes additional sales practices requirements on a broker-dealer which sells Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors (as such term is defined in Rule 501(a) under the Securities Act). For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, broker-dealers, particularly if they are market makers in the Common Stock, have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, if the foregoing events occur, Rule 15g-9 and these other Rules may adversely affect the ability of broker-dealers to sell or to make markets in the Common Stock and also may adversely affect the ability of purchasers in this offering and the Selling Shareholders to sell their shares in the secondary market. See "Market Information-Nasdaq Requirements."

         2. ADVERSE IMPACT OF ADDITIONAL SHARES. The offer pursuant to this Prospectus in the over-the-counter market by the Selling Shareholders of 2,184,115 outstanding shares of the Common Stock, the possible resale by the holders of 1,491,070 shares being offered by the Company pursuant to this Prospectus and the possible offer, both pursuant to this Prospectus and otherwise, of up to 15,795,592 shares of the Common Stock by the holders who or which exercise the Other Warrants, the Additional Warrants or the Options would, in the opinion of management, if a significant number of such shares were offered at the same time, likely have an adverse effect on the market price for the Common Stock. In addition, if the market price were to decline because of such offerings, management is of the opinion that such development may also adversely affect the ability of the Company to raise additional capital in the equity markets at prices and at times favorable to the Company. See "Plan of Distribution" and "The Selling Shareholders."

         3. CURRENT REGISTRATION AND QUALIFICATION. The Company has agreed to keep a registration statement current under Section 10(a)(3) of the Securities Act and to take action under applicable state "blue sky" or securities laws and regulations so that, upon the exercise of the Other Warrants and the Options, the holders may resell the shares of the Common Stock received upon exercise by delivery of a prospectus. If a registration statement is current under Section 10(a)(3) of the Securities Act with respect to the shares of the Common Stock underlying the September 18 Warrant, then the holder thereof will receive freely tradeable shares of the Common Stock without the prospectus delivery requirement on resale. If the Company fails to keep a registration statement current under the Securities Act as to shares of the Common Stock underlying the Warrants and the Options, then any holder thereof must give an investment representation if he, she or it wishes to exercise and then must hold the shares of the Common Stock issuable upon the exercise for a period of at least two years after exercise in order to sell under Rule 144 under the Securities Act or seek another exemption from registration thereunder. If the Company fails to register or qualify the shares of the Common Stock issuable upon exercise under, or otherwise establish an exemption from, the state "blue sky" or securities laws and regulations, where applicable, the holder will lose his, her or its exercise rights and would have to sell, if legally possible, to a person in another jurisdiction the Warrant or the Option for such other person to exercise the exercise right. See the sections "Common Stock Purchase Warrants" and "Stock Options" under the caption "Description of Securities."

         4. INSUFFICIENT AUTHORIZED SHARES. As of December 31, 1996, there were 25,000,000 shares of the Common Stock authorized, of which 18,398,727 shares were outstanding and 17,286,662 shares were reserved for issuance. Accordingly, there were 10,685,389 excess shares to be issued based on the reserve and assuming that the 150,000 shares held in escrow (see "The Company-Former Operations") are not cancelled. Although the Company intends to call a meeting of shareholders to authorize additional shares of the Common Stock, there can be no assurance that such authorization will have been approved by shareholders at the time holders of the Warrants, the Additional Warrants and the Options seek to exercise. If the 25,000,000 authorized shares have become outstanding, any such holder will have to wait on consummation of the holder's exercise until the additional share authorization is effected, as to which there can be no assurance, particularly as to the timing thereof. See "Description of Securities-Common Stock."

         5. DIVIDENDS. In view of the cash requirements of CLP with respect to its current and contemplated operations and the current and anticipated operational losses, the Company does not intend to pay dividends on the Common Stock in the foreseeable future. See "Description of Securities-Dividends."

         6. ONLY TWO DIRECTORS. Although the Company intends to add additional directors prior to, or in connection with, the holding of the Annual Meeting of Shareholders in February or March 1997, only Peter J. Jegou and Carol A. Kulina-Jegou, who are husband and wife and who have served as directors since the Company's incorporation in 1988, currently serve as directors. There can be no assurance that additional directors will be added.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements which are included elsewhere in this Prospectus.

                              RESULTS OF OPERATIONS

FISCAL 1996 VS. FISCAL 1995

SALES

         Sales for fiscal 1996 decreased by $26,531 or 2% as compared with sales for fiscal 1995. The sales decrease was principally due to an increase in the sales of video products offset by a larger decrease in children's products and writing instruments.


GROSS PROFIT

         The gross profit for fiscal 1996 decreased by $143,719 or 18% as compared with the gross profit for fiscal 1995. The gross profit decrease was the result of sales with reduced gross margins and the adjustment of inventory to the lower of cost or market and net realizable values.

SELLING EXPENSE

         Selling expense decreased for fiscal 1996 by $79,417 or 14% as compared with this expense in fiscal 1995. The decrease was principally due to a shift in expenses from marketing current products to emphasis on gaming projects.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses decreased for fiscal 1996 by $165,884 or 8% as compared with these expenses in fiscal 1995, principally due to a reduction in professional fees.

RESERVE FOR GAMING PROJECTS

         Reserve for gaming projects decreased for fiscal 1996 by $2,614,737 or 89% as compared with reserve for gaming projects in fiscal 1995, primarily due to the termination of the proposed joint venture and the related theater and play production projects (see "The Company-Branson Project").

OFFICERS' STOCK OPTION EXPENSE

         Officers' stock option expense of $904,688 for fiscal 1995 was due to the accounting for options granted to officers during the year to reflect the excess of the then current market values of the Common Stock over the transaction prices when issued. No officers' stock option expense was recorded for fiscal 1996.

DEBT CONVERSION EXPENSE

         Debt conversion expense of $398,749 for fiscal 1995 was due to the accounting for debt converted to the Common Stock during the year to reflect the excess of the then current market values of the Common Stock over the transaction prices when issued. No debt conversion expense was recorded for fiscal 1996.

INTEREST EXPENSE

         Interest expense for fiscal 1996 decreased by $9,510 or 13% as compared with interest expense for fiscal 1995. The interest expense decrease was principally due to less interest on short-term debt in fiscal 1996 offset by interest on the mortgage on property purchased in fiscal 1996.

NAFTA

         The North American Free Trade Act does not have a significant effect on the consolidated operations.

INFLATION

         Inflation does not have an impact on the consolidated operations.

QUARTER ENDED AUGUST 31, 1996 VS. QUARTER ENDED AUGUST 31, 1995

SALES

         Sales for the quarter ended August 31, 1996 decreased by $236,019 or 65% as compared with sales for the corresponding prior year period. The decrease was principally due to lower sales volume resulting from increased competition and a shift in emphasis from marketing current products to gaming projects.

GROSS PROFIT

         The gross profit for the quarter ended August 31, 1996 decreased by $143,609 or 67% as compared with the gross profit for the corresponding prior year period. The decrease was primarily due to the decrease in sales for the current period.

SELLING EXPENSES

         Selling expenses decreased for the quarter ended August 31, 1996 by $65,624 or 66% as compared with these expenses for the corresponding prior year period. The decrease was principally due to a shift in expenses from marketing current products to emphasis on potential gaming projects which have not as yet produced revenues.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses increased for the quarter ended August 31, 1996 by $25,994 or 6% as compared with these expenses for the corresponding prior year period. The increase was principally due to financial consulting costs incurred during the current period.

RESERVE FOR GAMING PROJECTS

         Reserve for gaming projects for the quarter ended August 31, 1996 decreased by $18,568 or 25% as compared with this expense for the corresponding prior year period. The decrease was principally due to the reduction of Seneca Facility costs during the current period.

DEBT CONVERSION EXPENSE

         Debt conversion expense of $42,561 for the quarter ended August 31, 1995 was due to the accounting for debt converted to the Common Stock during the quarter to reflect the excess of the then current market values of the Common Stock over the transaction prices when issued.

INTEREST EXPENSE

         Interest expense for the quarter ended August 31, 1996 increased by $6,761 or 32% as compared with interest expense for the corresponding prior year period. The increase was principally due to the interest on the mortgage on property purchased in February 1996.

NAFTA

         The North American Free Trade Act does not have a significant effect on the consolidated operations.

INFLATION

         Inflation does not have an impact on the consolidated operations.

                         LIQUIDITY AND CAPITAL RESOURCES

         The consolidated cash balance increased in the quarter ended August 31, 1996 by $128,753 resulting in an ending cash balance of $670,363. The increase in cash was due primarily to the proceeds from private placements and the exercise of warrants. During the quarter ended August 31, 1996, CLP funded its operations principally from the proceeds received from the sale of equity and debt securities.

         The Company received, as of December 31Octo, 1996, $1,525,000 in gross proceeds from private placements and the exercises of warrants. The Company also expects to receive additional funds from private placements and the exercises of other warrants and options during the balance of fiscal 1997, as to which exercises there can be no assurance. As a result of these sources of funds the Company believes that it has sufficient resources to fund its operations, including those related to the gaming projects, for at least the balance of fiscal 1997. However, there can be no assurance as to when, if at all, the gaming projects and other activities will generate sufficient cash flow from operations so as not to be dependent on additional financing. In addition, to open and operate all aspects of the gaming projects and other activities may require additional financing after fiscal 1997, even if the gaming projects and other activities are then generating sufficient cash flow from operations to fund CLP's operating requirements, which is not the current projection. Should additional financing be required, there can be no assurance that it will be available or, if available, available on acceptable terms. See the sections, "Gaming Vessel Project," "Branson Project," "Other Gaming Projects" and "Financing" under the caption "The Company."

         As of August 31, 1996 and the date of this filing, there were no commitments for material capital expenditures other than those related to the Branson Project (see "The Company-Branson Project"). However, to refurbish the vessel, CGV estimates expenditures of approximately $15,000,000, assuming that the gaming equipment is leased.

         CLP expects that the proceeds from the planned sales of equity securities during the next 12 months will provide adequate funds to meet operating requirements. There can be no assurance, however, that CLP will consummate such security sales to meet the above.

         It is management's position that the effectiveness of this Registration Statement will encourage the exercise of the Warrants and the Options. There can be no assurance that the Company will be able to raise this additional financing.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds upon any sales of shares of the Common Stock by the Selling Shareholders. See "Plan of Distribution" and "The Selling Shareholders."


                               MARKET INFORMATION

MARKET DATA

         The Company's Common Stock is traded on the Nasdaq System under the symbol "CLPI". See the section "Nasdaq Requirements" under this caption "Market Information."

         Set forth below is the quarterly range of the closing high and low bid prices for the Common Stock during fiscal 1996 and fiscal 1995 and the first and second quarters of fiscal 1997:

Fiscal 1997:
                                                                            High          Low
                                                                            ----          ---

         Quarter Ended:
         --------------
                  August 31, 1996                                         $    1.969   $     .844
                  November 30, 1996                                       $    1.219   $     .531



Fiscal 1996:
                                                                            High          Low
                                                                            ----          ---
         Quarter Ended:
         --------------

                  August 31, 1995                                         $    3.25    $    2.125
                  November 30, 1995                                            3.125        2.00
                  February 29, 1996                                            2.625        1.563
                  May 31, 1996                                                 2.00          .656

Fiscal 1995:

                                                               High                     Low
                                                               ----                     ---

         Quarter Ended:
         --------------

                  August 31, 1994                              $3.875                 $1.125
                  November 30, 1994                              5.25                   3.50
                  February 28, 1995                              3.875                  2.25
                  May 31, 1995                                   3.125                  1.50


         The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

         The closing sales price of the Common Stock as reported on the Nasdaq System on January 7, 1997 was $.50 per share.

NASDAQ REQUIREMENTS

         As of May 31, 1995, the Company did not meet the capital and surplus maintenance requirement of $1,000,000 (i.e., it had a stockholders' equity of $941,296) of the NASD for continued listing of the Common Stock in the Nasdaq System and it had to seek a temporary exception, with the result that, on October 9, 1995, an "E" was placed on the Company's Nasdaq symbol. However, as of August 31, 1995, the Company met such criteria. Management believed that the Company was otherwise in compliance with the NASD's maintenance criteria for continued listing of the Common Stock in the Nasdaq System. On October 19, 1995, the NASD notified the Company that it concurred with management's opinion and the "E" was removed for the Company's Nasdaq symbol effective October 23, 1995.

         In addition, Nasdaq has recently proposed changes to the maintenance requirements which, if adopted, would replace the total assets and total equity requirements with a requirement of net tangible assets (total assets less liabilities and intangibles) of $2,000,000 or net income of at least $500,000 in two of the last three years or a market capitalization of at least $35,000,000.

         If deletion from the Nasdaq System were to occur in the future because of the Company's then failure to demonstrate compliance with the NASD's maintenance criteria, the Common Stock would continue to be traded in the over-the-counter market and reported in the NASD's OTC Bulletin Board or in the "pink sheets" reported by the National Quotation Bureau, Inc. However, if, at the time of deletion, the bid price of the Common Stock is below $5.00 per share (the bid price has been consistently below $5.00 per share since the quarter ended November 30, 1994), the Common Stock, when thereafter recommended by a broker-dealer, will become subject to the limitations of Rule 15g-9 under the Exchange Act, i.e., the so called "penny stock suitability rule", which Rule imposes additional sales practice requirements on broker-dealers which sell the Common Stock (1) to persons other than (a) existing customers with a previous history of trading through such broker dealer, (b) institutional accredited investors (for example, a bank or savings and loan association) and (c) a director and/or officer of the Company and/or the beneficial owner of 5% or more of the Common Stock or (2) in transactions not exempt by the Rule. For transactions under Rule 15g-9, the broker-dealer must obtain information from the prospective purchaser as to his or her financial situation, investment experience and investment objectives and, based on such information, reasonably determine that transactions in the security are suitable for that person and that the prospective investor (or his or her independent adviser) has sufficient knowledge and experience in financial matters so as to be reasonably expected to be capable of evaluating the risks of transactions in such security. In addition, broker-dealers, particularly if they are market makers in the Common Stock, will have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act. Consequently, Rule 15g-9 and the other Rules may adversely affect the ability of broker-dealers to sell the Common Stock in the over-the-counter market and the ability of purchasers in this offering and the Selling Shareholders pursuant to this Prospectus to sell their shares in the secondary market if the Common Stock were delisted from the Nasdaq System.

HOLDERS

         The number of holders of record of the Common Stock as of December 31, 1996 was 214. In addition, the Company, based on copies of annual reports and proxy statements requested in connection with the last Annual Meeting of Shareholders, believes that there are approximately 600 beneficial owners of the Common Stock.

DIVIDENDS

         The Company has never paid cash or stock dividends and, in view of CLP's history of losses and the cash requirements to launch its gaming projects, the Board of Directors does not anticipate the payment of dividends in the foreseeable future.


                                   THE COMPANY

GENERAL

         The Company was incorporated on August 31, 1988 under the laws of the State of New Jersey to provide management and administrative services to its wholly-owned subsidiaries.

         Since February 1994, the Company has been engaged in the process of attempting to convert CLP from an entity only offering a line of children's products and writing instruments into an entity which primarily would be offering gaming facilities and equipment, a hotel/convention center, a theme park, a time sharing facility and entertainment to its customers. Management intends that the primary future focus of CLP will be on various gaming projects (see the sections "Gaming Vessel Project," "Branson Project" and "Other Gaming Projects" under this caption "The Company") conducted on behalf of the Company through CGI, a wholly-owned subsidiary of the Company incorporated in March 1994, or CGV, a wholly-owned subsidiary of the Company incorporated in December 1996. The Company has allocated the Branson Project to CGI and the Gaming Vessel Project to CGV. Should additional gaming opportunities arise in the future, even of a similar type, as to which there can be no assurance, the Company may incorporate other subsidiaries to conduct these new gaming ventures. Assuming that definitive agreements are executed and that Creative Gaming obtains necessary governmental approvals and adequate financing, as to none of which there can be any assurance, management believes that the earliest project (i.e., the Gaming Vessel Project) will not begin to produce revenues for CLP until during September 1997 at the earliest and that most projects (as, for example, the Branson Project) will take approximately one to two years to produce revenues, if not longer. There can be no assurance that any of these contemplated timetables will be realized. In addition, the Company has been restructuring its capitalization through the issuance of its equity securities, in private placements and upon the exercise of warrants, and the satisfaction of other indebtedness. See the section "Certain Securities Transactions" under this caption "The Company".

EXISTING OPERATIONS

         As of May 31, 1996, the Company's principal wholly-owned operating subsidiaries were (1) Kards for Kids, Inc. ("KFK"), an original subsidiary of the Company, which included its then Congress Entertainment division ("Congress"), (2) John Patrick Productions, Inc. ("JPP"), the net assets of which were acquired effective July 1, 1994, and (3) CGI. CLP's results of operations for fiscal 1996 and fiscal 1995 , which are included in the Consolidated Financial Statements, reflect, in addition to the Company, the consolidated operations of KFK (including Congress), JPP since its acquisition, and CGI.

         KFK, through its Kards for Kids division ("Kards For Kids"), markets and distributes products for children between the ages of 18 months and 12 years, including stationery, cards, workbooks, paper activity placemats and educational video and audio cassettes. See "Management-Certain Transactions" for information as to the ownership of copyrights and trademarks relating to the Kards for Kids products. Congress was a distributor of quality sell- through pre-recorded video cassettes to schools, libraries, specialty retail chains and the mass merchandising market.

         Kards for Kids sells its products directly to the consumer through mail order and through retailers and distributors. Kards for Kids products are sold at retail through major national and regional toy chains, supermarkets, mass market chains, so-called "price clubs", drug chains and individually owned and operated card and book stores. Management has had preliminary discussions and negotiations which dealt with a possible sale or license of certain assets relating to the Kards for Kids business and, in addition, effective during fiscal 1995, reduced the marketing of such operations to a minimum. However, as of the date of this Prospectus, no commitment to sell had been made nor were there any pending negotiations and Kards for Kids' operations were producing revenues.

         The Company and KFK entered into an agreement on October 18, 1996, effective November 30, 1996, with Nightwing Entertainment Group, Inc. ("Nightwing"), a public corporation, for the purchase by Nightwing of all of the assets, properties, business and goodwill of Congress in consideration of Nightwing's issuance to the Company of 2,000,000 shares of Nightwing's common stock, par value $.001 per share, which shares are to be registered under the Securities Act, and the assumption by Nightwing of certain liabilities of Congress as of November 30, 1996.

         Effective July 1, 1994, an inactive subsidiary of the Company acquired the net assets of John Patrick Productions, Inc. (the "Old John Patrick"), which was engaged in the mail order business, and began to operate the business of the Old John Patrick under JPP. As consideration for such acquisition, the Company issued 200,000 shares of its then newly created Series B Preferred Stock, $1.00 par value (the "Series B Preferred Stock"), to Old John Patrick and 265,000 shares of the Common Stock, no par value (the "Common Stock"), to the Old John Patrick shareholders. The Company also issued 18,000 shares of the Common Stock to unaffiliated persons as finder's fees for the acquisition. In April 1996, Old John Patrick surrendered the shares of the Series B Preferred Stock to the Company, which the Company retired in May 1996. JPP is engaged in the mail order business with products consisting of instructional video tapes and other products related to gaming.

         The Company is seeking a potential buyer for the JPP operations. There can be no assurance that the Company will effectuate a sale of JPP and, if effected, when and for what sales prices.

GAMING VESSEL PROJECT

         Creative Gaming, through CGI, has purchased, for $523,000, a hull for the purpose of converting the hull into an offshore gaming vessel. Creative Gaming plans to utilize the vessel for gaming cruises originating in Florida and/or New York. Creative Gaming is currently evaluating several sites in Florida and New York to determine where the vessel, when refurbished, will be docked. Ownership of the vessel has been transferred from CGI to CGV in order to facilitate financing and to account for its operations as a separate entity. The Company currently estimates that it will cost approximately $15,000,000 to implement the Gaming Vessel Project, assuming that the gaming equipment is leased. Creative Gaming anticipates the vessel to be in service not earlier than December 31, 1997. Certain governmental approvals will be necessary before the vessel can be put into service as a gaming vessel and there can be no assurance that such approvals will be obtained. See the section "Governmental Regulation" under this caption "The Company." Management contemplates that, if the governmental approvals are obtained, the vessel will offer dining facilities and possibly entertainment.

         Because the Gaming Vessel Project, if consummated, can create a revenue stream for CLP at an earlier date than the other contemplated gaming projects (see the section "Branson Project" under this caption "The Company"), the Company intends to give priority to this project and, if successful, to consider other gaming vessel projects. There can be no assurance that management's expectations will be realized, whether on a timely basis or otherwise.

BRANSON PROJECT

         Commencing in February 1994, CLP sought to initiate various projects in or near Branson, Missouri (in the southwest portion of that State) (i.e., the Branson Project), none of which has come to fruition as of this date and most of which, if not all, may never produce revenues for CLP. The Branson Project contemplated construction, financing and managing of one or two Native American gaming facilities, production of a musical play, purchase of a theater in Branson and the opening of a theme park, a hotel/convention center and time sharing facilities.

         On March 31, 1995, CGI purchased a 37-acre site in Christian County, Missouri which abuts the site referred to in the following paragraph. The purchase price for the land was recorded at $288,664.

         On February 28, 1996, CGI purchased a 728-acre site in Christian County, Missouri, abutting approximately two and a half miles along State Highway 65, the main road between Springfield, Missouri and Branson, Missouri. The aggregate purchase price for the land was recorded at $2,121,788. The sellers of the property have agreed to hold a mortgage in the amount of $1,072,475 (see Note 7 to Consolidated Financial Statements). This property and the property in the preceding paragraph are jointly referred to as the "Christian County Site".

         Management's initial intention was to use a portion of the Christian County Site to construct, finance and manage, under the IGRA, a gaming facility for the Tribe . For various reasons, such project is no longer under consideration. However, management is of the opinion that the Christian County Site can be used for a time sharing facility, a theme park, a hotel/convention center and/or other activities. Based on management's review of the current real estate market in Christian County, Missouri, management is of the opinion that the Christian County Site can be resold for an amount in excess of the aggregate purchase prices, and has retained a real estate broker in an attempt to sell a major portion of such Site. There can be no assurance that CGI will be able to use the Site for the purposes described in this paragraph or, in the alternative, can resell parts or all of the Site at a later date at a price or prices in excess of the cost thereof.

         CGI had also entered into a management agreement with the Tribe to construct, finance and manage, pursuant to IGRA, a Class II/Class III gaming facility near Seneca, Missouri (i.e., the Seneca Facility). The IGRA creates a three-tiered classification of gaming operations and provides for varying degrees of federal, state and tribal regulation over each class. Class I gaming, over which Indian tribes exercise exclusive regulatory control, consists of social games for minimal prizes or as part of tribal ceremonies or celebrations. Class II gaming includes bingo, pull tabs and other bingo-type games, while Class III gaming includes all other forms of gaming, such as video games, slot machines, table games (i.e., blackjack, craps and roulette) and parimutuel wagering.

         Because of a federal circuit court decision invalidating the statutory right of the Secretary of the Interior to dedicate land in trust for Native American Indian tribes under the Indian Reorganization Act, which opinion was reversed on October 15, 1996, and pending the outcome of a then contest for internal control of the Tribe, with one of the issues being the management agreement with CGI, CGI suspended any further action by it with respect to the Seneca Facility. The Company is currently waiting for a response from the Tribe to certain inquiries, a favorable answer to which will permit CGI to proceed with this project. Depending on developments, the Company will review whether it will attempt to proceed with the project or whether it will seek to recover sums previously advanced to the Tribe (including $120,000 to an affiliate of the Tribe to acquire the site), recognizing that, because the Tribe is a sovereign nation, legal actions against it may be difficult. Even if the Tribe and CGI proceed with the Seneca Facility, because of the governmental approvals, it might be two years or more before revenues could be realized from the Seneca Facility. For this reason, management believes it more prudent to proceed first with other gaming projects. As of May 31, 1996, CLP had fully charged to operations $261,703 of the costs incurred on the Seneca Facility.

         In 1994 CLP intended to implement the Branson Project as a joint venture with the Bauer Cohen Company, Inc. ("Bauer Cohen"). The proposed joint venture was evidenced by four agreements. However, negotiations with Bauer Cohen for a definitive joint venture agreement have terminated, primarily because of disputes as to the availability of funding. As of the current time, it is highly unlikely that the proposed joint venture will be revived, especially because neither of the prospective "partners" are making any effort in that direction.

         Peter J. Jegou, the Chief Executive Officer of the Company, and Edward
H. Cohen, a principal of Bauer Cohen, acting as agents for the proposed joint venture (the "Agents"), entered into an option and purchase agreement dated March 28, 1994 with Five Star Productions, Inc. ("Five Star Productions") under the terms of which the Agents agreed to purchase the Five Star Theatre, which is a 2,700 seat theater, an adjacent 13,000 square foot building and 18 acres of land owned by the Five Star Productions (the "Theatre"). Under the terms of the agreement, the Agents paid $150,000 upon execution and subsequently an aggregate of $625,000. All such funds were advanced by the Company. The closing under the option/purchase agreement was scheduled for December 31, 1994. The purchase price was $13,000,000, of which the $775,000 in option payments was to be credited against the purchase price. On or about October 20, 1994, the Company became aware of certain allegations relating to the Theatre which placed in question the safety of the Theatre. The Company, accordingly, asserted that the proposed joint venture had the right, which Five Star Productions contested, to extend the closing date under the agreement until a final determination as to the safety and structural soundness was made based upon an inspection by qualified engineers. There can be no assurance that, if CGI (to which all rights to the Theatre were assigned) seeks to pursue purchase, Five Star Productions will agree or that, if the Company seeks the recovery of the $775,000 in option payments, it will recover the same from Five Star Productions.

         As of May 31, 1996, CLP had fully charged to operations and retired $2,797,228 of costs incurred on the proposed joint venture and Five Star Productions portions of the Branson Project.

OTHER GAMING PROJECTS

         In March 1995, CGI began negotiations with a privately-held company headquartered in Ocean Springs, Mississippi which was the lessee of an approximate 60-acre site located along the Mississippi River in St. Louis, Missouri and the adjoining county, seeking the right to open a gaming facility on approximately 15 acres of the site. The negotiations for this project were terminated during fiscal 1996, including separate negotiations with an unrelated third party to acquire a vessel for possible use in this project. As of May 31, 1996, CLP had fully charged to operations and retired $31,820 of costs incurred on this project.

         As alternatives or additions to the Branson Project and the Gaming Vessel Project, Creative Gaming has been exploring the possibility of opening and operating other gaming facilities, such as an Indian gaming facility in a state other than Missouri and non-Indian gaming facilities in other states. There can be no assurance that any of these other gaming prospects will result in a definitive agreement or that thereafter Creative Gaming will obtain the necessary financing or governmental approvals to open and operate the same. As of May 31, 1996, CLP had fully reserved and charged to operations $188,834 of other gaming costs incurred and retired $172,711 of these costs.

GAMING CONSULTANT

         To assist the Company in seeking and negotiating gaming opportunities, Creative Gaming has been using, since April 1995, the services of Harvey Freeman as a consultant. Mr. Freeman was formerly Executive Vice President of the Trump Organization and is familiar with its and other gaming operations. In addition to monetary compensation, the Company has agreed that, if, as a result of the efforts of Mr. Freeman, the Company or subsidiary thereof is able to participate in the ownership of a gaming facility which is open to the public, or is able to obtain a gaming license with respect to designated gaming projects, the Company is obligated to pay Mr. Freeman with respect to each such project a bonus of $1,000,000. Pursuant to an agreement dated December 20, 1996, the Company and Mr. Freeman agreed that the first bonus, when earned, would be paid by the issuance of 1,333,333 shares of the Common Stock, which shares are being offered by the Company pursuant to this Prospectus. The Company has agreed to issue to Mr. Freeman additional shares of the Common Stock if the Current Market Value (as defined) of the 1,333,333 shares is not $1,000,000 or if Mr. Freeman realizes less than $1,000,000.

FORMER OPERATIONS

         Until August 1994, Roburn International Corporation, a wholly-owned subsidiary of the Company ("Roburn"), which acquired its assets and business in January 1993, engaged in the business of manufacturing, imprinting and selling writing instruments and other products to the advertising specialty industry. Roburn was reported in the Company's consolidated financial statements as a discontinued operation as of May 31, 1994.

         Pursuant to an Agreement dated as of June 13, 1994, as amended, substantially all of Roburn's inventory, equipment and machinery was sold in August 1994 to Modern Mold International, Inc. ("MMII") for the purchase price of $465,430. Part of the proceeds were used to facilitate prepayment of the Company's 10% Convertible Notes due April 30, 1995 (the "April 30 Convertible Notes") in the principal amount of $500,000 (all of which April 30 Convertible Notes were either prepaid or converted), thereby releasing the holders' security interests in the equipment and machinery sold to MMII.

         MMII waived compliance with Article 6 of the Uniform Commercial Code as adopted in the State of New Jersey (the "Bulk Sales Law") in connection with its purchase of the inventory, machinery and equipment from Roburn. As inducement for such waiver, the Company issued 150,000 shares of the Common Stock (the "MMII Indemnity Shares") to MMII's escrow agent. Pursuant to the terms of the escrow, the MMII Indemnity Shares will be released to MMII to the extent necessary to indemnify MMII for any claims brought against it by Roburn's creditors as a result of Roburn's and MMII's failure to comply with the Bulk Sales Law. As of the date of this Prospectus, no shares have been used for such purpose and the Company is seeking to terminate the escrow.

         Pursuant to a letter agreement dated as of August 15, 1994 among Banker's Pen, Inc., a Delaware corporation ("Banker's"), Roburn and the Company, and two other contemporaneous letter agreements among Richard Danziger, the then President of Roburn, the Company and Roburn, the remaining assets of Roburn were sold to Banker's and arrangements were made to cease the business of Roburn, including making provisions for its creditors. Banker's waived compliance with the Bulk Sales Laws in connection with Roburn's sale of assets to Banker's. As inducement for such waiver, the Company agreed to indemnify and hold harmless Banker's for all claims of Roburn's creditors, except for the trade creditors claims, and made available to an escrow agent 150,000 shares (the "Trade Creditors Shares") of the Common Stock for the benefit of the Roburn trade creditors whose claims Banker's had assumed. The Company also deposited with the escrow agent an aggregate of approximately $162,430, the balance of Roburn accounts receivable after payment to a factor and a note from Banker's for $15,000. As of December 31, 1996, 95,260 of the Trade Creditors Shares had been issued to Roburn trade creditors and 54,740 remained for future issuance and distribution. The Roburn escrow agent had also advised the Company that, as of December 31, 1996, there remained outstanding approximately $42,000 in claims from trade creditors and no funds in the Roburn escrow fund, although the escrow agent still held the note from Banker's. Mr. Danziger, who agreed to be responsible for implementing the plan to pay the Roburn trade creditors, will receive the balance of the Trade Creditors Shares to the extent not used to satisfy Roburn trade creditors' claims.

CERTAIN SECURITIES TRANSACTIONS

         On September 8, 1994, in a private placement pursuant to regulation D under the Securities Act, the Company sold to Bennett Management & Development Corp. ("Bennett"), for gross proceeds of $2,250,000, 2,250,000 shares of the Common Stock. The Company also issued to Bennett the March 7 Warrant to purchase 2,250,000 shares of the Common Stock at $1.50 per share. Due to the antidilution provisions in the March 7 Warrant, as of December 31, 1996, this warrant represented the right to purchase 3,238,520 shares at $1.042 per share. Bennett subsequently transferred the shares and the March 7 Warrant to David Slyman. See "Principal Shareholders."

         During October 1994, commencing October 13, 1994, warrant holders exercised: (1) all of the Common Stock purchase warrants expiring July 20, 1995 (the "Regulation S Unit Warrants") to purchase an aggregate of 1,000,000 shares at $.75 per share; (2) Additional Warrants expiring July 20, 1997 (the "Regulation S Additional Warrants") to purchase an aggregate of 485,000 shares at $1.00 per share; and (3) Additional Warrants expiring March 5, 1998 (i.e., Noteholders Warrants) to purchase an aggregate of 437,500 shares at $1.50 per share. The Company received an aggregate of $1,891,250 in gross proceeds from these exercises. Per an agreement with its then investment banker to pay 5% of the gross proceeds for any warrant as to which it solicited an exercise, the Company paid the investment banker an aggregate of

$94,563. After these exercises, there remained outstanding no Regulation S Unit Warrants and Regulation S Additional Warrants and Noteholders Warrants to purchase 515,000 and 465,541 shares, respectively. Due to the antidilution provisions in the Regulation S Additional Warrants, as of December 31, 1996, these warrants represented the rights to purchase 1,398,050 shares at $.368 per share. The Noteholders Warrants are further discussed in the following three paragraphs.

         Also during October 1994, the holder of a 10% Promissory Note in the principal amount of $250,000 (the "October 8 Note") accepted 275,486 shares of the Common Stock and a Noteholders Warrant to purchase 275,486 shares of the Common Stock at $1.50 per share in full satisfaction of the principal and interest due on such Note. Due to the antidilution provisions in the Noteholders Warrant, as of December 31, 1996, this Noteholders Warrant represented the right to purchase 396,519 shares of the Common Stock at $1.042 per share.

         Also during October 1994, the holders of the Company's 8% Convertible Notes due August 31, 1994 in the aggregate principal amount of $500,000 accepted an aggregate of 525,000 shares of the Common Stock and Noteholders Warrants to purchase an aggregate of 525,000 shares of the Common Stock at $1.50 per share in full satisfaction of the principal and interest due on such Notes.

         Also during October 1994, the holder of the Company's 8% Promissory Note due June 20, 1995 in the principal amount of $100,000 accepted 102,555 shares of the Common Stock and a Noteholders Warrant to purchase 102,555 shares of the Common Stock at $1.50 per share in full satisfaction of the principal and interest due on such Notes. Certain of the Noteholders Warrants described in this and the preceding paragraph were exercised as described in the third preceding paragraph so that these former noteholders or their transferees held Noteholders Warrants to purchase an aggregate of 190,055 shares. Due to the antidilution provisions in the Noteholders Warrant, as of December 31, 1996, these Noteholders Warrants represented the right to purchase 273,555 shares of the Common Stock at $1.042 per share.

         On November 7, 1994, the Company issued and Gold & Wachtel, LLP, general counsel to the Company, accepted 100,000 shares of the Common Stock and the November 1 Warrant to purchase 100,000 shares of the Common Stock at $1.50 per share in satisfaction of outstanding debt legal fees due the creditor as of May 31, 1994. Due to the antidilution provisions of the November 1 Warrant, as of December 31, 1996, this warrant represented the right to purchase 137,587 shares at $1.09 per share.

         On January 25, 1995, the Company issued 175,000 shares of the Common Stock pursuant to a private placement to a private investor for the purchase price of $262,500. Also, on the same date, the investor exercised a stock option which would have expired October 15, 1995 at a reduced exercise price and purchased 25,000 shares of the Common Stock for an aggregate purchase price of $37,500. On June 8, 1995, the Company issued a 10% Promissory Note due September 7, 1995 (the "Investor's Note") in the principal amount of $50,000 to the investor. As additional consideration for this loan, the Company reduced the exercise price of the investor's March 15 Warrant to purchase 66,667 shares of the Common Stock from $1.50 to $1.00 per share. In consideration of the investor's extension of the maturity date of the Investor's Note to November 7, 1995, the Company issued to the investor the September 11 Warrant to purchase 10,000 shares of the Common Stock at $1.00 per share. The Investor's Note was satisfied by a cash payment of $27,389 ($25,000 for principal and $2,389 for interest) and the issuance of 40,667 shares of the Common Stock (667 shares in lieu of interest due).

         On March 30, April 13, April 19, June 27 and July 21, 1995, the Company issued to two unaffiliated lenders 10% Promissory Notes due the earlier of (1) December 29, 1995, January 12, January 18, March 26 and April 21, 1996, respectively, or (2) a closing of an anticipated private placement as to which the Company's then investment banker was to act as placement agent, in the principal amounts of $400,000, $50,000, $75,000, $200,000 and $100,000,
respectively, and the Lenders Warrants expiring September 28, October 12, October 18, December 26 and July 20, 2000, respectively, to purchase 50,000, 6,250, 9,375, 20,000 and 12,500 shares, respectively, of the Common Stock, at exercise prices of $2.66, $2.69, $2.47, $2.38 and $2.38 per share, respectively. Effective August 31, 1995, the holders of these notes accepted an aggregate of 851,230 shares of the Common Stock and the March 5 Warrants to purchase an aggregate of 851,230 shares of the Common Stock at an exercise price of $1.50 per share in full satisfaction of all principal ($825,000) and interest ($26,230) due. Due to the antidilution provisions in the above warrants, as of December 31, 1996, the Lenders Warrants represented the right to purchase 68,051, 8,506, 12,760, 34,026 and 17,013 shares, respectively, at $1.954,
$1.977, $1.815, $1.749 and $1.749 per share, respectively, and the March 5 Warrants represented the right to purchase an aggregate of 1,097,517 shares at $1.163 per share.

         On July 24, 1995, the Company issued to a shareholder the January 24 Warrant to purchase 83,333 shares of the Common Stock at $1.00 per share, for which the shareholder agreed to seek financing for the Company and settled certain claims against the Company.

         On August 30, 1995, a corporate investor exercised its Common Stock purchase warrant expiring October 27, 1998 to purchase 140,000 shares of the Common Stock at an exercise price of $1.50. Due to the antidilutive provisions of this warrant, an aggregate of 143,535 shares of the Common Stock were issued at the adjusted price of $1.46 for proceeds of $209,590.

         On September 5, September 29, October 31 and November 7, 1995, the Company issued to an unaffiliated lender 10% Promissory Notes due the earlier of
(1) June 5, June 27, July 30 and August 6, 1996, respectively, or (2) a closing of an anticipated private placement as to which the Company's then investment banker was to act as placement agent, in the principal amounts of $50,000, $60,000, $25,000 and $100,000, respectively, and the Second Lenders Warrants expiring February 28, March 27, April 29 and May 6, 2001, respectively, to purchase 6,250, 7,500, 3,125 and 12,500 shares, respectively, of the Common Stock, at exercise prices of $2.19, $2.50, $2.19 and $3.00 per share, respectively. Effective November 30, 1995, the holder of these notes accepted an aggregate of 317,529 shares of the Common Stock and the Other March 5 Warrants to purchase an aggregate of 317,529 shares of the Common Stock at an exercise price of $1.00 per share in full satisfaction of all principal ($235,000) and interest ($3,147) due. Due to the antidilution provisions in the above warrants, as of December 31, 1996, the Second Lenders Warrants represented the right to purchase 8,058, 9,669, 4,0127 and 16,044 shares, respectively, at

$1.699, $1.939, $1.706 and $2.337 per share, respectively, and the Other March 5 Warrants represented the right to purchase an aggregate of 393,824 shares at $.806 per share.

         On November 30, 1995, the Company, in a private placement pursuant to Regulation S promulgated under the Securities Act, sold to two non-"U.S. persons" in "off-shore transactions," for gross proceeds of $250,000, 250,000 shares of the Common Stock and Additional Warrants expiring November 29, 1999 (the "November 29 Warrants") to purchase 250,000 shares of the Common Stock at an exercise price of $1.50 per share. The Company paid a private placement fee of $25,000 to an agent for this offering. (The terms "U.S. persons" and "off-shore transactions," as used in this Prospectus, are used as defined in paragraphs (o) and (i), respectively, of Rule 902 of Regulation S under the Securities Act.)

         On December 6, 1995, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction," for gross proceeds of $200,000, 200,000 shares of the Common Stock and an Additional Warrant expiring December 5, 1999 (the "December 5 Warrant") to purchase, commencing December 6, 1996, 200,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $20,000 to an agent for this offering.

         On January 3, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction," for gross proceeds of $100,000, 100,000 shares of the Common Stock and an Additional Warrant expiring January 2, 2000 (the "January 2 Warrant") to purchase, commencing January 3, 1997, 100,000 shares of the Common Stock at an exercise price of $1.50 per share. The Company paid a private placement fee of $10,000 to an agent for this offering.

         On February 6, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction," for gross proceeds of $200,000, 196,928 shares of the Common Stock. The Company paid a private placement fee of $23,000 to an agent for this offering.

         On February 12, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction," for gross proceeds of $170,000, 145,299 shares of the Common Stock. The Company paid a placement fee of $19,600 to an agent for this offering. In addition to the cash fees paid with respect to the offerings described in this and the preceding paragraph, the Company issued on November 15, 1996, to three designees of the agent Additional Warrants expiring January 23, 2002 (the "January 23 Warrants") to purchase an aggregate of 185,000 shares of the Common Stock at $1.50 per share.

         On May 31, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and issued an Additional Warrant expiring May 23, 2001 (the "May 23 Warrant") to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a placement fee of $100,000 to an agent for this offering.

         On May 31, 1996, the holder of an aggregate of $48,000 in principal amount of the Company's 8.5% and 10% Promissory Notes accepted in full settlement of all principal and interest due, an aggregate of 36,525 shares of the Common Stock (4,525 shares in lieu of interest due).

         On August 7, 1996, the Company entered into a consulting agreement with an individual, which modified a previous agreement dated April 16, 1996. The terms of the consulting agreement were for the individual to perform financial and public relations consulting services for a period of two years at a cost of $400,000, and included the issuance of Additional Warrants expiring April 15, 1999 (the "April 15 Warrant") and August 6, 1999 (the "Consultant's Warrant") to purchase, both commencing February 7, 1997, 2,000,000 and 1,000,000 shares, respectively, of the Common Stock both at $.75 per share. The Consultant's Warrant was issued in consideration of the consultant's efforts in seeking to obtain docking facilities for the proposed gaming vessel. The individual also exercised his Common Stock purchase warrant issued on April 16, 1996 and expiring April 15, 1999 to purchase 1,000,000 shares of the Common Stock at an exercise price of $.75 per share for gross proceeds of $750,000. The individual retained $400,000 in accordance with his consulting agreement and the Company received net proceeds of $350,000. On November 30, 1996, the consultant exercised the April 15 Warrant as to 500,000 shares of the Common Stock after the Company waived the prohibition on exercise and lowered the exercise price to $.25 per share for such shares.

         On August 22, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to three non-"U.S. persons" in "off-shore transactions," for gross proceeds of $500,000, 1,000,000 shares of the Common Stock.

         On September 4, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction," for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and issued an Additional Warrant expiring September 2, 2001 (the "September 2 Warrant") to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $100,000 to an agent for this offering.

         On December 23, 1996, the Company sold to an investor 100,000 shares of the Common Stock for gross proceeds of $50,000. The Company also issued to the investor 100,000 shares of the Common Stock for services rendered by the investor's father to Creative Gaming in connection with the Gaming Vessel Project.

FINANCING

         On October 28, 1994, the Company received a letter (the "Financing Letter") from Bennett, the investor in the September 1994 private placement (see the section "Certain Securities Transactions" under this caption "The Company"), which offered to extend a secured line of credit of up to $20,000,000 for the purchase, development and construction of approved projects undertaken by the joint venture relating to the Branson Project. See the section "Branson Project" under this caption "The Company." The term of the Financing Letter was subsequently extended to December 15, 1995. Because Bennett and its corporate affiliates, in March 1996, filed petitions in bankruptcy under the Federal Bankruptcy Code, this source of potential financing for CLP has ended.

         Management believes that, as a result of the cash flow from current operations and the aggregate of $1,525,000 raised through December 31October 28, 1996 in recent offerings pursuant to Regulation S under the Securities Act and the exercise of warrants, CLP has sufficient funds to meet its cash requirements during the next 12 months based on its current level of commitments. Management also believes that such funds will be supplemented by cash realized from the sales of equity through private placements and the exercise of the outstanding Warrants, the Additional Warrants and the Options. Should one of the proposed gaming projects require funds for implementation, management believes, based on its discussions with persons in the investment banking community, that any funds required for such a project can be obtained. There can be no assurance that the market price of the Common Stock will be conducive to the exercise of the Warrants, the Additional Warrants and the Options, nor that funds can be obtained to finance a specific project if required will be available and, if available, on acceptable terms.

         The Company is currently offering in a private placement pursuant to Regulation D under the Securities Act, for gross proceeds of $4,950,000, 6,600,000 Units at $.75 per Unit, with each Unit consisting of one share of the Common Stock and one Common Stock purchase warrant to purchase one share of the Common Stock at an exercise price of $1.00 per share. The net proceeds from this offering will be used for the Gaming Vessel Project. However, there can be no assurance that the Company will receive any acceptances or sufficient financing from this offering to implement the Gaming Vessel Project.

GOVERNMENTAL REGULATION

         Creative Gaming, as it attempts to implement the gaming aspects of the Gaming Vessel Project, the Branson Project and Other Gaming Projects (collectively the "Gaming Projects"), assuming, where required, definitive agreements are executed and adequate financing made available, as to neither of which there can be any assurance, will become subject to extensive governmental regulations, many of which, in the case of Indian gaming, have not been the subject of definitive interpretations. In addition, in the case of Indian gaming, such gaming is regulated by tribal governments and authorities. Additional regulatory provisions are expected to be adopted as the Indian and non-Indian gaming industries continue to develop. Failure of Creative Gaming to comply with applicable laws and regulations could result in, among other things, the subsidiary not receiving approval of its proposed management agreement with the Tribe or, if approved, the termination of such gaming management agreement. Because of CLP's intended future dependence on the Gaming Projects for its revenues, any such denial of approval or termination of the agreements would have a material adverse effect on CLP.

         CGI's proposed business operations on land to be dedicated to the United States Government in trust for the Tribe are subject to approval, regulation and oversight by, among others, the Bureau of Business Affairs, the Secretary of the United States Department of Interior, the NIGC and the Tribe authorities. For example, CGI's proposed management agreement for the Seneca Facility must be approved by the NIGC and the terms of the management agreement must conform to NIGC requirements. In addition, in order to conduct Class III gaming for the Branson Project there must be a tribal compact between the Tribe and the State of Missouri. (For an explanation of the difference between Class II gaming and Class III gaming, see the section "Branson Project" under this caption "The Company.") In addition to these requirements, a management agreement will not be approved by the NIGC unless federally conducted background checks of the directors and certain officers of CGI , certain holders of CGI 's equity interests and certain "interested parties" in the management agreement have been substantially completed. If there is a tribal compact between the Tribe and the State of Missouri under which CGI may manage a Class III casino, there may be even more stringent requirements for background checks. Background checks and NIGC approvals may take several months to complete. Inquiries by the NIGC and the State of Missouri may not be limited to CGI, but may extend to the Company's directors, certain officers and certain shareholders.

         Although the Gambling Ship Act (18 U.S.C. Section 1081 et seq.) and the Johnson Act (15 U.S.C. Section 1171 et seq.) generally make shipboard gambling a crime, and subject shipboard gaming equipment used in violation thereof to forfeiture, gaming is permitted under the Violent Crime Control & Law Enforcement Act of 1994 (18 U.S.C. Section 1801) if the U.S flag vessel sails out of a state's port on a voyage to nowhere, with gambling occurring while outside the territorial waters of the United States, and then returns to the same port. Although states are permitted to legislatively opt out, so that CGV may be prohibited from this type of gambling operation in certain jurisdictions, CGV will seek to operate out of a site or sites in Florida and/or New York, which States have not opted out. However, CGV may have to obtain approval under state or local regulations relating to the docking facility or to obtain approvals from the state or local government as the landlord of the docking facility. There can be no assurance that CGV will obtain any of these state or local approvals or how long the approval process will take.

COMPETITION

GAMING

         The gaming industry is highly competitive, especially given the rapid rate at which the industry is expanding. Creative Gaming's proposed gaming activities, including operation of gaming vessels and casino development, operation and management, will compete with other forms of gaming and with other entities for gaming opportunities. Any gaming facilities developed, operated or managed by Creative Gaming will compete with gaming facilities of varying quality and size that already exist or may be built in the future, including gaming facilities that are part of national or regional chains. Any facilities of Creative Gaming will compete with well established gaming operations in various states, including Colorado, Connecticut, Minnesota, Mississippi, Nevada, New Jersey and South Dakota. It is likely that other states will also approve various forms of gaming. The Company believes that the majority of the companies in the gaming industry, have available to them substantially greater financial resources with more experienced personnel than Creative Gaming. Competition in the future may be affected by periodic overbuilding, which can adversely affect patronage levels, changes in local market conditions, changes in regional and local population and disposable income characteristics, and changes in travel patterns and preferences.

         Creative Gaming will also compete with other forms of gaming, including pull tab games, card clubs, parimutuel betting on horse racing and dog racing and state-sponsored lotteries. Finally, Creative Gaming will compete with other, non-gaming forms of entertainment.

OTHER OPERATIONS

         Assuming that CGI will open a theme park in Christian County, Missouri, management recognizes that such operation will compete with the Disney, Six Flags and other well established theme parks in the United States, many of which have greater financial resources than CLP will have even if the Company raises the required financing, as to which there can be no assurance. Management also recognizes that there will be substantial competition for the other contemplated operations of the Branson Project, such as the time sharing facility and the hotel/convention center. Management believes, however, that the contemplated hotel/convention center, theme park and/or the time sharing facility, if opened, will be added attractions to produce revenues from persons otherwise attracted by the contemplated gaming facilities, if opened, and the other entertainment attractions of Branson, Missouri not affiliated with Creative Gaming.

         The children's products and mail order business markets, in which the operations of Kards for Kids and JPP, respectively, are concentrated, are both highly competitive markets, in which neither of the entities is a major competitive factor.

EFFECT ON ENVIRONMENTAL REGULATIONS

         With the change in CLP's business, CLP does not believe that compliance with federal, state and local laws and regulations which have been enacted or adopted regulating the discharge of materials into the environment will have, in the foreseeable future, any material effect upon the capital expenditures, earnings or competitive position of CLP. Even with respect to its existing and former businesses, CLP does not believe that compliance with such laws and regulations had any material effect on CLP.

EMPLOYEES

         As of December 31, 1996, CLP employed 5 persons, all of whom were full time.

         To the extent that the Company is successful in implementing the Gaming Projects, Creative Gaming's personnel requirements will increase significantly. The Company also anticipates CGI may be required to develop and undertake a major training program at the Seneca Facility if all governmental approvals are obtained for CGI to open the same. In addition, with regard to gaming facilities on Indian Land, the management company will generally be required to recruit and give preference in hiring and promotion to individuals of Native American heritage in order to comply with Tribal Employment Rights Ordinances (ordinances adopted by most tribes, including the Tribe). While the Company believes that Creative Gaming will be able to attract and retain a sufficient number of employees to satisfy its future requirements, the competition for such employees, particularly at management levels, will increase significantly in the future if gaming expands throughout the United States. As indicated under "Management- Directors and Officers," the Company is seeking a President for its Creative Gaming subsidiaries even prior to launching the operational aspects of the Gaming Projects.

         To the extent that Creative Gaming obtains a partner to operate any of the Gaming Projects, its personnel requirements may be reduced.

DESCRIPTION OF PROPERTY

         CLP currently leases 2,800 square feet of space at 150 Morris Avenue, Springfield, New Jersey pursuant to a lease expiring March 31, 1998 at a monthly base rental of $2,750, which increases to $3,000 effective April 1, 1997. The Company currently uses 1,100 square feet of such space and subleases the remaining.

         CLP leases 4,400 square feet of office and warehouse space at 604 Route 611, Tannersville, Pennsylvania pursuant to leases which expire on December 31, 1996 and March 31, 1997 at a monthly rental of $1,000 and $1,600, respectively.

         As part of the Branson Project, Creative Gaming acquired in Christian County, Missouri a 37-acre site for $288,664 on March 31, 1995 and a 728-acre site for $2,121,788 on February 28, 1996. See the section "Branson Project" under this section "The Company."

LEGAL PROCEEDINGS

         On July 18, 1995, Westminster Securities Corporation ("Westminster"), nine of the former holders (the "Noteholders") of the April 30 Convertible Notes and Generation Capital Associates as assignee of certain of the Noteholders, as plaintiffs, served the Company in an action in the Supreme Court of the State of New York, New York County, against the Company and Royce Investment Group, Inc. ("Royce"), the Company's then investment banker, alleging as the first cause of action that the Company had failed to file on or before February 23, 1994 a registration statement under the Securities Act with respect to the shares of the Common Stock issuable upon the conversion of the April 30 Convertible Notes and the shares issuable upon the exercise of the Common Stock purchase warrants which expired April 30, 1996 (the "April 30 Warrants") to purchase 500,000 shares of the Common Stock at $1.125 per share and, as a result, had breached its obligations under the Placement Agent Agreement dated April 30, 1993 (the "Placement Agent's Agreement") between the Company and Westminster and the Warrant Agreement dated May 1, 1993 (the "Warrant Agreement") among the Company, Westminster and the Noteholders, as a result of which breaches the plaintiffs are alleged to have suffered damages of no less than $3.00 per share and/or April 30 Warrant, as the case may be. Westminster acted as the placement agent for the private placement of the April 30 Convertible Notes and the April 30 Warrants and, as part of its compensation therefor, received a Common Stock purchase warrant which also expired April 30, 1996 to purchase 50,000 shares of the Common Stock at $1.125 per share and a stock option which also expired April 30, 1996 to purchase 24,999 shares of the Common Stock at $1.50 per share, which warrant and option were subdivided and issued to three designees of Westminster. The plaintiffs as their second cause of action alleged that Royce tortuously interfered with the Placement Agent's Agreement, the Warrant Agreement and the Note Purchase Agreement dated May 1, 1993 among the Company and the Noteholders, thereby depriving the plaintiffs of a substantial profit because the plaintiffs' securities could not be freely traded. The plaintiffs seek damages of not less than $2,000,000, plus interest, on each of the two causes of action and punitive damages against Royce in an amount to be determined. The Company and Royce have answered the complaint and discovery has been completed. The Company has asserted certain affirmative defenses to the complaint and intends to contest this litigation vigorously. The action has been set for trial on January 14, 1997. Because the decision will be determined at trial, no definitive opinion as to the outcome of this litigation can be given as of the date of this Prospectus.

         There are no other pending legal proceedings against the Company and/or its subsidiaries in which the claim for damages, exclusive of interests and costs, exceeds 10% of the current assets of CLP.


                                   MANAGEMENT

DIRECTORS AND OFFICERS

         As of December 31, 1996, the directors and executive officers of the Company were as follows:

                                                                                                 Year First
                                                                                                 Became
                                                                                                 Director or
                                                Position(s)                                      Executive
Name                                Age         with Company                                     Officer
----                                ---         ------------                                     -------

Peter J. Jegou                      49         Chairman of the Board                                 1988
                                               of Directors; President
                                               and Chief Executive
                                               Officer

Carol A. Kulina-Jegou               47         Executive Vice President;                             1988
                                               Secretary and Director

Walter J. Krzanowski                54         Treasurer, Chief Financial                            1995
                                               and Chief Accounting Officer


         Mr. Jegou and Ms. Kulina-Jegou were elected as directors by the shareholders at the Annual Meeting held on January 12, 1994. Each director serves until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualifies. Executive officers are elected by the Board to serve at the discretion of the directors.

         As a result of the consummation of the private placement in September 1994, the Board agreed to increase the number of directors from two to seven and to add a designee of the investor in the private placement, the placement agent in such offering, and a designee of the Company's then investment banker. Although the Company believes that these rights to designate directors may no longer be effective, the Board intends to increase the number of directors later in fiscal 1997 and is seeking appropriate candidates. In addition, the Company is seeking a person experienced in the gaming industry to serve as the President of its Creative Gaming subsidiaries and as a director of the Company. There can be no assurance that the Company will increase the number of directors or that the Company will obtain a person experienced in the gaming industry to serve as the President of its Creative Gaming subsidiaries and as a director of the Company and, if obtained, when.

BUSINESS HISTORY

         Each of Peter J. Jegou and Carol A. Kulina-Jegou has had as his or her principal occupation for more than the past five years an executive position with the Company and/or its then subsidiaries. Effective December 31, 1995, Ms. Kulina-Jegou ceased to serve CLP as an executive officer and an employee.

         Walter J. Krzanowski has been Chief Financial Officer and Chief Accounting Officer of the Company since July 7, 1995 and Treasurer of the Company since November 4, 1996. From January to June 1995, Mr. Krzanowski served as an independent consultant providing financial services to the Company. From September 1993 to December 1994, Mr. Krzanowski was self-employed, acting as a consultant to a number of companies providing accounting, financial reporting and data processing services. From April 1986 to August 1993, Mr. Krzanowski was Director of Finance for Zenith Laboratories, Inc., a generic pharmaceutical company. Prior to joining Zenith Laboratories, Mr. Krzanowski held various financial positions with Hoffmann-LaRoche, Inc., a major pharmaceutical company, from 1966 to 1986.

         No director serves as a director of another company which has a security registered under Section 12(b) or (g) of the Exchange Act or which is an investment company registered under the Investment Company Act of 1940, as amended.

FAMILY RELATIONSHIPS

         Peter J. Jegou and Carol A. Kulina-Jegou are husband and wife. There are no other family relationships among the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

         The Company has not adopted any plan providing for stock appreciation rights, restricted stock, stock options, phantom stock or similar type of stock benefits and has no other long-term incentive plan in effect. The Company has, from time to time, issued to employees of CLP shares of the Common Stock as additional compensation for their services, including 10,000 shares to the Chief Executive Officer of the Company in fiscal 1996. See, however, the section "Options and Warrants to Directors and Certain Officers" under this caption "Management." There was no other executive officer whose compensation exceeded $100,000 in fiscal 1996. As indicated in the ensuing tables, only the Chief Executive Officer of the Company had been granted options through the end of fiscal 1995. On July 7, 1995, Walter J. Krzanowski, the Chief Financial and Chief Accounting Officer of the Company, was granted the July 6 Option to purchase 15,000 shares of the Common Stock at $1.50 per share. See also the section "Options and Warrants to Directors and Certain Officers" under this caption "Management."

SUMMARY COMPENSATION TABLE

         The following table sets forth summary compensation information paid or awarded for fiscal 1996, fiscal 1995 and fiscal 1994 by the Company to its Chief Executive Officer and each of CLP's most highly compensated executive officers who served at the end of fiscal 1996 whose total annual salary and bonus exceeded $100,000 (there being none):

                                                                                          Long-Term Compensation
                                   Annual Compensation                    --------------------------------------------------------
                         -------------------------------------------
                                                                                   Awards                          Payouts
                                                                          --------------------------       -----------------------
                                                            Other
Name and                                                    Annual                                             LTIP
Principal                                                   Compen-        Restricted          Options      Payouts    All Other
Position                 Year           Salary    Bonus     sation(1)      Stock Award           (#)          ($)     Compensation
--------                 ----           ------    -----     ---------      -----------           ---          ---     ------------


Peter J. Jegou,           1996         $ 159,346     0       $11,807         10,000                   0         0           0

Chief Executive Officer   1995         $ 152,957     0       $15,921              0             550,000         0           0

                          1994         $141,633(2)   0       $14,595              0             125,000         0           0


---------------------

(1)      Automobile expenses.

(2) Mr. Jegou was entitled to receive $171,357 in salary during fiscal 1994. Due to the serious financial constraints under which the Company was then operating, Mr. Jegou waived $29,724 in compensation, which amount was credited to additional paid-in capital.

OPTION GRANTS FOR FISCAL YEAR ENDED MAY 31, 1996

         No grants of stock options were made during fiscal 1996 to the sole executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

         No options were exercised during fiscal 1996 by any person named in the Summary Compensation Table holding options which were eligible to be exercised. The following table sets forth the fiscal 1996 ending option values of the sole executive officer named in the Summary Compensation Table:

                                                                      Value of
                                                                      Number of           Unexercised
                                                                      Unexercised         in the Money
                                                                      Options             Options at
                                                                      at FY-End           FY-End
                    Shares                        Value               Exercisable/        Exercisable/
Name                Acquired       Received       Unexercisable       Unexercisable       Unexercisable
----                --------       --------       -------------       -------------       -------------


Peter J. Jegou      0              0                0                 $325,000/            $262,813/0 (1)

                                                                      $350,000


 (1) Based on the closing price on May 31, 1996 ($1.8125) as quoted in the Nasdaq System and reported by the NASD.

OPTIONS AND WARRANTS TO DIRECTORS AND CERTAIN OFFICERS

         During fiscal 1995 and fiscal 1997, the Company issued the Options and the Warrant hereinafter described to Peter J. Jegou, its Chairman of the Board, President and Chief Executive Officer and a director, and Carol A. Kulina-Jegou, its Secretary and a director and, until December 31, 1995, its Executive Vice President. The exercise prices of all of the Options and the Warrants were below the fair market value of the Common Stock on the respective date of grant.

         1. On November 7, 1994, the Company granted to Mr. Jegou the Loan Option to purchase 150,000 shares of the Common Stock at $.75 per share. The consideration for this grant was Mr. Jegou's agreement not to have his 10% Note due April 29, 1995 (the "10% Note") in the then principal amount of $167,000 prepaid in March 1994 as were the 10% Notes of the other noteholders. During fiscal 1994 and fiscal 1995, payments of $70,150 and $96,850, respectively, were made to Mr. Jegou with respect to the 10% Note.

         2. On November 7, 1994, the Company granted to Mr. Jegou the Gaming Option to purchase 400,000 shares of the Common Stock at $1.00 per share. The consideration for this grant was Mr. Jegou's services in connection with the Branson Project. The Gaming Option became exercisable as to 50,000 shares on May 7, 1995 and the balance was to become exercisable in installments based upon the occurrence of specified developments in the Branson Project. On September 3, 1996, in consideration of the fact that consummation of the Branson Project was not likely to occur, at least not during the next two years, the Gaming Option was amended to become exercisable as to the remaining 350,000 shares whenever a gaming vessel was to be put into service. For information as to the Branson Project and the Gaming Vessel Project, see the sections "Gaming Vessel Project" and "Branson Project" under the caption "The Company."

         3. On November 7, 1994 the Company granted to Ms. Kulina-Jegou the Retirement Option to purchase 50,000 shares of the Common Stock at $1.00 per share. The consideration for the Retirement Option was her years of service to CLP and her then contemplated retirement. The Retirement Option first became exercisable on December 31, 1995 when Ms. Kulina-Jegou resigned as Executive Vice President, and retired as an employee, of the Company.

         4. August 7, 1996, the Company granted to Mr. Jegou an Additional Warrant expiring August 6, 1999 (the "August 6 Warrant") to purchase, commencing February 7, 1997, 1,500,000 shares of the Common Stock at $.75 per share. The consideration for the August 6 Warrant was Mr. Jegou's services in developing alternative gaming projects for Creative Gaming. On December 26, 1996, Mr. Jegou exercised the August 6 Warrant as to 500,000 shares at $.25 per share after the Board on November 29, 1996 lowered the exercise price to $.25 per share and waived the prohibition on exercise until February 7, 1996 at to such shares.

COMPENSATION TO DIRECTORS

         No compensation is paid to a director, as such, for his or her services, but, by resolution of the Board of Directors, a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized.

EMPLOYMENT AGREEMENTS

         On September 25, 1996, the Company entered into a three-year employment agreement with Peter J. Jegou, its Chairman of the Board, President and Chief Executive Officer, providing for a base annual salary of $200,000 and an incentive bonus arrangement to be determined.

CERTAIN TRANSACTIONS

         Carol Kulina-Jegou, the Secretary and director of the Company, owns the copyrights for Kards for Kids' children's stationery, card and paper activity products. Ms. Kulina-Jegou also owns the following registered trademarks: "Mommy I Can Do It Myself," "Kards for Kids" and "Mommy I Can Learn Myself." Pursuant to a Trademark License Agreement dated January 15, 1987, effective retroactive to May 18, 1986 (the "Trademark License"), Ms. Kulina-Jegou retains the right to inspect the materials, manufacturing and recording processes employed by Kards for Kids in the manufacturing of the prerecorded video cassette tapes in order to maintain quality control over the products. The Trademark License has remained effective subsequent to the resignation of Ms. Kulina-Jegou effective December 31, 1995. See the section "Business History" under this caption "Management." Ms. Kulina-Jegou is in the process of negotiating with Kards for Kids a royalty for the copyrights and trademarks, which royalty will not exceed 5% of gross revenues as previously agreed.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information, as of December 31, 1996, with respect to (1) any person or "group" known to the Company to be the beneficial owner of more than five percent of the Common Stock; (2) each director of the Company; (3) the Chief Executive Officer of the Company; (4) each other executive officer who earned more than $100,000 in fiscal 1996 (of which there were none); and (5) all directors and executive officers as a group. Each beneficial owner has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock reported in the table, except that the Warrants, the Additional Warrants and the Options described in the notes below do not have any voting power until exercised and may not be sold or otherwise transferred except in compliance with the Securities Act.

                                            Amount and
                                            Nature of
Name and Address of                         Beneficial            Percent of
Beneficial Owner                            Ownership              Class(1)
----------------                            ---------              --------
David Slyman                                5,488,520(2)            25.4%
2019 Ford Road
Sheffield, AL  35660

Lee S. Rosen                                2,850,000(3)            13.6%
17332 Saint James Court
Boca Raton, FL 33496

Zimco S.A.                                  2,200,000(4)            11.3%
Rue de Neuchatel 8
CH-2034
Peseux, Switzerland

Patyam Stiftung                             2,200,000(5)            11.3%
Aeulestrasse 38
FL-9490 Vaduz
Liechtenstein

Waal Investments Ltd.                       1,589,058(6)             8.2%
c/o Royce Investments Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

North West Holding, Ltd.                    1,249,181(7)             6.5%
c/o Royce Investment Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

Peter J. Jegou(8)(9)                        2,253,898(10)           11.3%
150 Morris Avenue
Springfield, NJ 07081

Carol A. Kulina-Jegou(9)(11)                  220,000(12)            1.2%
150 Morris Avenue
Springfield, NJ 07081

All directors and                           2,538,898(10)(12)(13)   12.7%
executive officers as
a group (3 persons)

----------

1. The percentages computed in this column of the table are based upon 18,398,727 shares of the Common Stock outstanding as of December 31, 1996, which amount includes 150,000 shares (i.e., the MMII Indemnity Shares) held in escrow as security in the event a creditor of Roburn asserts a claim against MMII as the purchaser of the Roburn assets and is not otherwise satisfied (see "The Company-Former Operations") and excludes (a) 1,333,333 shares to be issued to a consultant as a bonus (see "The Company-Gaming Consultant"), (b) 22,997 shares to be issued in satisfaction of claims to dividends upon conversion of the Series A Preferred Stock and (c) 54,740 shares to be issued as Trade Creditors Shares (see Notes 1 and 27 to the table under "The Selling Shareholders"). Effect is given, where appropriate, pursuant to Rule 13d-3(d)(3)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants, Additional Warrants and Options which are currently exercisable or exercisable within 60 days of December 31, 1996. Effect is also given, where appropriate in the following notes, to the antidilution provisions of Warrants and Additional Warrants as of December 31, 1996. All Warrants, Additional Warrants and Options in the following notes are currently exercisable unless otherwise stated.

2. According to a Schedule 13D filed by the holder under the Exchange Act, the holder acquired the shares reported in the table from Bennett, the purchaser in the September 1994 private placement. See "The Company-Certain Securities Transactions." The shares include 3,238,520 shares of the Common Stock issuable upon the exercise of the March 7 Warrant.

3. The shares reported in the table include (a) 1,500,000 shares issuable upon the exercise of the April 15 Warrant and (b) 1,000,000 shares issuable upon the exercise of the Consultant's Warrant, both of which become exercisable on February 7, 1997. See "The Company-Certain Securities Transactions."

4. The shares reported in the table include 1,000,000 shares issuable upon the exercise of the May 23 Warrant.

5. The shares reported in the table include 1,000,000 shares issuable upon the exercise of the September 2 Warrant.

6. The shares reported in the table include (a) 106,330 shares issuable upon the exercise of Lenders Warrants and (b) 835,059 shares issuable upon the exercise of a March 5 Warrant.

7. The shares reported in the table include (a) 34,026 shares issuable upon the exercise of a Lenders Warrant, (b) 262,458 shares issuable upon the exercise of a March 5 Warrant, (c) 37,783 shares issuable upon the exercise of Second Lenders Warrants and (d) 393,824 shares issuable upon the exercise of the Other March 5 Warrant.

8.       Chairman of the Board, President and Chief Executive Officer of the
         Company.

9. Peter J. Jegou and Carol A. Kulina-Jegou are husband and wife. Each disclaims beneficial ownership of the other's shares.

10. The shares reported in the table include those issuable upon the exercise of (a) the May 18 Option to purchase 125,000 shares of the Common Stock, (b) the Loan Option to purchase 150,000 shares of the Common Stock, (c) the Gaming Option to purchase 50,000 shares of the Common Stock, (d) the Unit Warrant to purchase 16,000 shares of the Common Stock, (e) an April 29 Warrant to purchase 231,948 shares and
         (f) 1,000,000 shares issuable upon the exercise of the August 6 Warrant, which becomes exercisable on February 7, 1997. The shares reported in the table do not include (a) 350,000 shares issuable upon the exercise of the Gaming Option as to which the Gaming Option is not currently exercisable or exercisable within 60 days of December 31, 1996 and (b) 3,856 shares of the Common Stock to be issued to Mr. Jegou in lieu of any claim by him to accumulated but undeclared and unpaid dividends on the Series A Preferred Stock, 51,412 shares of which he converted as of May 31, 1994 into 12,853 shares of the Common Stock.

11.      A director and the Secretary of the Company.

12. The shares reported in the table include those issuable upon the exercise of the Retirement Option to purchase 50,000 shares of the Common Stock.

13. The amount reported in the table include (a) 50,000 shares of the Common Stock beneficially owned by an executive officer of the Company and (b) 15,000 shares issuable upon the exercise of the July 6 Option held by such officer.


                              PLAN OF DISTRIBUTION

         The holders of 2,184,115 shares of the Common Stock, all of which shares are currently outstanding, have advised the Company that they may, from time to time, offer these shares pursuant to the Prospectus as Selling Shareholders at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors and that they have engaged no underwriter to act for them, although sales may be effected for each of such holders through his, her or its personal broker-dealer. See "The Selling Shareholders."

         In addition, the holders of the Other Warrants and the Options have advised the Company that, when and if they exercise their respective securities, they may, from time to time, sell the underlying shares of the Common Stock (an aggregate of 6,858,987 shares in the case of the Other Warrants and an aggregate of 1,030,000 shares in the case of the Options) at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors. See "The Selling Shareholders."

         Of the three holders receiving an aggregate of 22,997 shares to be issued in settlement of any claim to dividends on the Series A Preferred Stock, only Peter J. Jegou, the principal executive officer and a director of the Company, who will receive 3,856 shares, is, in the opinion of Gold & Wachtel, LLP, counsel to the Company, an affiliate of the Company and would require a prospectus complying with Section 10(a)(3) of the Securities Act and naming him as a

Selling Shareholder to resell such shares; however, he has elected not to offer any shares at this time. Mr. Jegou has advised the Company that he will rely on the Rule 144 exemption when and if he elects to sell these shares of the Common Stock. The other recipients of shares are Banque Scandinave en Suisse, S.A. (13,172 shares) and Shirley A. Walker (5,969 shares). The former has advised the Company that none of the beneficial owners for which it acts is the holder of 5% or more of the outstanding shares of the Common Stock or an officer or a director of the Company. Ms. Walker is not an officer or director of the Company and has advised the Company that she is the beneficial owner of less than 10% of the Common Stock (see "The Selling Shareholders"). Accordingly, Gold & Wachtel, LLP has advised the Company that, in its opinion, these other holders would not require a prospectus complying with Section 10(a)(3) of the Securities Act and naming them as Selling Shareholders in order to resell these shares.

         The Company is not aware of any director or officer of the Company or the holder of 10% or more of the Common Stock who or which is a trade creditor of Roburn, whether individually or through an entity, and, accordingly, no such person will receive any of the 54,740 shares of the Trade Creditors Shares to be issued pursuant to this Prospectus to Roburn trade creditors and/or to Richard Danziger, the former President of Roburn. Mr. Danziger is not a director or an officer of the Company and has advised the Company that, even if all 54,740 shares were issued to him, he would not be a 10% holder of the Common Stock. Accordingly, in the opinion of Gold & Wachtel, LLP, there will be no necessity for a prospectus complying with Section 10(a)(3) of the Securities Act and naming a trade creditor or Mr. Danziger as a Selling Shareholder to resell such shares. The Company and its counsel will review the situation whenever any of the 54,740 shares are issued and, if necessary, supplement this Prospectus to name the additional Selling Shareholder or Shareholders. See "The Company-Former Operations."

         The shares of the Common Stock offered by the Selling Shareholders, including those issued after the exercise of the Other Warrants and the Options, may be sold pursuant to this Prospectus by one or more of the following methods, without limitation: (a) a block trade on which the broker-dealer so engaged will attempt to sell the shares of the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Shareholder and purchasers without a broker-dealer. In effecting sales, a broker-dealer engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to sale. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to the Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer,
(b) the number of shares involved, (c) the price at which such shares were sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Company will advise the Selling Shareholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, her or it, must deliver a copy of this Prospectus in connection with any sale by such Selling Shareholder of shares of the Common Stock registered hereunder. The Company will also undertake, if, in the future in the opinion of the Company, this Prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Shareholders of this opinion, to request that the Selling Shareholders cease use of this Prospectus and to confirm the Company's then intention to amend the Registration Statement in order to effect such compliance. In addition, the Company will inform the Selling Shareholders that Rules 10b-6 and 10b-7 under the Exchange Act may be applicable to any sale by them, or by any broker-dealer acting for them, or by any "affiliated purchaser" (as such term is defined in Rule 10b-6(c)(6)(i)), of shares of the Common Stock registered hereunder and will furnish the Selling Shareholders with copies of these Rules. Rule 10b-6 under the Exchange Act generally prohibits purchases, bids and attempts to induce purchases of securities during a distribution by certain specified parties, subject to exemptions for specified categories of securities transactions, and Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the security being offered.

         Most of the Selling Shareholders as to the shares offered pursuant to this Prospectus have as yet held such shares of the Common Stock for more than the holding period required by paragraph (d) of Rule 144 under the Securities Act. However, each of the Selling Shareholders has advised the Company that, whenever in the future he, she or it may rely on the exemption of Rule 144 to sell shares of the Common Stock, such Selling Shareholder may elect to sell such shares pursuant to Rule 144 under the Securities Act and not pursuant to this Prospectus. Although not limited to this situation, a sale in such manner is most likely to occur during a period in which there is no Prospectus complying with Section 10(a)(3) of the Securities Act, but the Company is up to date in its filing of periodic reports pursuant to Section 13 of the Exchange Act.

         In addition, the Company will be offering, pursuant to this Prospectus, an aggregate of 1,491,070 shares of the Common Stock consisting of (1) 1,333,333 shares payable to Harvey Freeman as a bonus (see "The Company-Gaming Consultant"), (2) 22,997 shares in settlement of any claim to accumulated but undeclared and unpaid dividends on the Series A Preferred Stock, (3) an aggregate of 54,740 shares to be issued as Trade Creditor Shares and (4) 80,000 shares upon the exercise of the September 18 Warrant. The date of exercise, or whether the exercise is as to all or part of the shares subject to the September 18 Warrant, is at the election of the holder thereof. See "Description of Securities-Common Stock Purchase Warrants."

                            THE SELLING SHAREHOLDERS

         Each of the Selling Shareholders named in the following table has advised the Company that he, she or it may, from time to time, offer all of the shares shown next to his, her or its name at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors. Each Selling Shareholder has advised the Company that he, she or it individually has sole voting and investment power with respect to his, her or its shares of the Common Stock, except that the holder has no voting power with respect to the shares of the Common Stock issuable upon the exercise of a Warrant or Option until the respective security is exercised.

         The Selling Shareholders are offering, by this Prospectus, an aggregate of 10,073,102 shares of the Common Stock, of which 2,184,115 shares are currently outstanding, 6,858,987 shares are issuable upon the exercise of the Other Warrants and 1,030,000 shares are issuable upon the exercise of the Options. The 2,184,115 outstanding shares of the Common Stock consist of (1) 30,000 shares issued to designees of the Cook Hollow Company in connection with the acquisition of the Christian County Site as part of the Branson Project; (2) an aggregate of 588,991 shares issued for services (other than as an employee) on behalf of the Company or a subsidiary; (3) an aggregate of 4,173 shares representing the Trade Creditors Shares that have been issued and are not eligible for sale at the current time pursuant to Rule 144 under the Securities Act; (4) 3,000 shares issued in settlement of a claim; (5) an aggregate of 1,257,951 shares issued upon the conversion of debt; (6) an aggregate of 275,000 shares issued as a result of private placements pursuant to Regulation D under the Securities Act; and (7) 25,000 shares issued upon the exercise of an option.. For information as to the issuance of most of these securities, see the sections "Branson Project," "Former Operations" and "Certain Securities Transactions" under the caption "The Company," "Management-Options and Warrants to Directors and Certain Officers" and "Legal Matters."

         The reoffers or resales described in the second preceding paragraph may require qualification or registration under state "blue sky" laws unless an appropriate exemption exists. The Company currently intends to take such reasonable actions, if any, as may be necessary for the securities to be reoffered or resold in the States of Alabama, California, Connecticut, Delaware, Florida, Missouri, New Jersey and New York, but, depending on the circumstances, may not take any action to qualify or register the securities for reoffer or resale in any other jurisdiction. In addition, there can be no assurance as to whether the shares will be cleared for sale in any of the enumerated states as to which the Company will seek clearance for sale.

         The Company will pay all of the expenses related to this offering and the sole expenses of the Selling Shareholders will relate to fees and disbursements arising from their use of their own counsel, if any, and any commissions, discounts or fees paid by them to broker/dealers which sell for them.

         The Company has agreed to indemnify many of the Selling Shareholders in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each such Selling Shareholder has agreed to indemnify the Company and its directors and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act insofar as such liabilities relate to information furnished by such Selling Shareholder.

         The next following table reports, for each Selling Shareholder, the shares of the Common Stock beneficially owned as at December 31, 1996, the shares being offered pursuant to this Prospectus by the Selling Shareholder and the shares owned after such sale. The table also reports, for each of the Selling Shareholders, the percentage of beneficial ownership before and after the sales pursuant to this Prospectus.

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        -----------------------------------------------       --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Peter J. Jegou(2)(3)                    2,603,898(4)           922,948        1,680,950       12.8%           8.7%
150 Morris Avenue
Springfield, NJ  07081

Carol A. Kulina-Jegou(3)(5)               220,000(6)            50,000          170,000        1.2%           nil
150 Morris Avenue
Springfield, NJ  07081

Walter Krzanowski(7)                       65,000(8)            15,000           50,000        nil            nil
150 Morris Avenue
Springfield, NJ  07081

Harvey Freeman                            110,000(9)           110,000            -0-          nil            -0-
137 East 94th Street
New York, NY  10028

Shirley A. Walker                         430,834(10)          267,334          163,500        2.3%           nil
5198 NW 25th Way
Boca Raton, FL  33436

Kimberly Walker                           250,000(11)          250,000            -0-          1.4%           -0-
20937 St. Andrews Blvd.
Unit #14
Boca Raton, FL  33433

Royce Investment                          122,162(12)          122,162            -0-          nil            -0-
  Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        -----------------------------------------------       --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Squadron Associates LP                   81,250(13)             75,000          6,250         nil            nil
c/o Calo Agostino Merkin
14 Bergen Street
Hackensack, NJ  07601

Greenbaum, Rowe, Smith,                 100,000(13)            100,000             -0-        nil            -0-
  Ravin, Davis & Himmel
99 Wood Avenue South
Islen, NJ  08830

Creative Media                           47,000(13)             47,000             -0-        nil            -0-
  International, Inc.
Raritan Corporate Plaza
Fieldcrest Avenue
Edison,  NJ  08837

Gerald Menard                           130,000(14)            100,000         30,000         nil            nil
Mt. 8, Box 375
Plattsburgh, NY  12901

Gold & Wachtel, LLP                     523,328(15)            344,578        178,750         2.8%           nil
110 East 59th Street
New York, NY  10022

John Higgins, Sr.                       122,453(16)            122,453             -0-        nil            -0-
c/o Royce Investment
  Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

Mark Berg                                83,333(17)             33,333         50,000         nil            -0-
209-21 26th Avenue
Bayside, NY  11360

Herman Henin                             50,000(17)             50,000             -0-        nil            -0-
9140 NW 13th Street
Plantation, FL  33322

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        ---------------------------------------------         --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Dorothea G. Davis                        83,333(17)             33,333         50,000         nil             -0-
c/o John G. Davis,
  Conservator
180 East 79th Street
New York, NY 10021

John Patrick                            172,000(18)             26,667        145,333         nil             nil
209 East Northfield Road
Livingston, NJ 07039

Guaranty and Trust                      930,770(19)            655,284        275,486         4.9%            1.46%
   Company
FBO Jesse Greenfield IRA
P.O. Box 8963
Wilmington, DE 19889

Carol Abramson                           69,585(20)             69,585          -0-           nil             -0-
3 Howard Drive
Muttontown, NY 11791

Robert DiSimone                          92,779(20)             92,779          -0-           nil             -0-
3 Libby Drive
Glen Cove, NY 11542

John DiMarco                             69,585(20)             69,585          -0-           nil             -0-
40 Swarthmore Road
Linden, NJ 07036

Jerry G. Abrahamson                       2,812(21)              2,812          -0-           nil             -0-
550 King Street
Littleton, MA 01460

Peter J. Kramarich                        2,812(21)              2,812          -0-           nil             -0-
87 Knickerbocker Drive
Belle Meade, NJ 08502

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        ---------------------------------------------         --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Gilbert J. Phillips                      5,625(21)              5,625           -0-           nil            -0-
2 Clerico Lane
Belle Meade, NJ 08502

James T. Cannon                          2,812(21)              2,812           -0-           nil            -0-
107 Horseshoe Rd
Stirrup Farms
Newark, DE 19711

Mark T. Cannon                           4,429(21)              4,429           -0-           nil            -0-
107 Horseshoe Rd
Stirrup Farms
Newark, DE 19711

Martin J. Kovach                           646(21)                646           -0-           nil            -0-
2301 Northhampton Ave.
Northhampton, PA 18086

John O'Connor                            1,968(21)              1,968           -0-           nil            -0-
RDH4, Box 203
Washington, NJ 07882

Richard A. Hansen, Jr.                  25,000(21)             25,000           -0-           nil            -0-
1153 Evergreen Parkway
Evergreen, CO 80439

Eugene De Blasio                        12,500(22)             12,500           -0-           nil            -0-
20 Addison Place
Valley Stream, NY 14580

Ronald K. Stenger                       10,000(22)             10,000           -0-           nil            -0-
   Revocable Trust
   dated June 10, 1988
c/o Ronald K. Stenger
  Companies
1910 East Battlefield
Suite E
Springfield, MO  65804

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        -----------------------------------------------       --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Anise C. Brasher and                       10,000(22)             10,000        -0-           nil            -0-
 Richard A. Pendleton
 as Trustees under the
 Anise C. Brasher
 Revocable Trust UTA
 dated August 1, 1995
c/o Richard Pendleton
1655 South Enterprise
Suite B-1
Springfield, MO 65804

Brooke Lane Lorance                         5,000(22)              5,000        -0-           nil            -0-
3711 Castlebay Court
Springfield, MO  65809

Tyler Lee Lorance                           5,000(22)              5,000        -0-           nil            -0-
3711 Castlebay Court
Springfield, MO  65809

Waal Investments Ltd.                   1,589,058(23)          1,589,058        -0-           8.2%           -0-
c/o Royce Investment
  Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

North West Holding, Ltd.                1,249,181(24)          1,249,181        -0-           6.5%           -0-
c/o Royce Investment
  Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

Frederick P. Ost                           52,333(25)              5,000        47,333        nil            nil
221 Long Hill Drive
Short Hills, NJ  07078

                                                                                                 Percentage of
                                                                                                   Beneficial
                                                        Number of Shares                          Ownership(1)
                                        -----------------------------------------------       --------------------
Name and Address of                     Before                                  After         Before         After
Selling Shareholder                     Sale                   Offered          Sale          Sale           Sale
-------------------                     ----                   -------          ----          ----           ----
Trio Graphics, Inc.                      13,900(26)             1,400           12,500        nil            nil
226 Old New Brunswick Road
Piscataway, NJ 08854

Standard                                 11,725(27)               929           10,796        nil            nil
c/o Racon Sales Co.
240A Moonachie Avenue
Moonachie, NJ 07074

Quality Carton                              295(27)               295           -0-           nil            -0-
101 Sterling Mine Road
Sloatsburg, NY 10974

Graining Equipment Co.                      461(27)               461           -0-           nil            -0-
525 Fifth Avenue South
Nashville, TN 37203

Impact Advertising                           80(27)                80           -0-           nil            -0-
P.O. Box 1767
Dunedin, FL 34698

Alex Krever                                 640(27)               640           -0-           nil            -0-
5038 Hazeltine - Suite 301
Sherman Oaks, CA 91423

Majestech Corporation                       108(27)               108           -0-           nil            -0-
P.O. Box 440 - Route 100
Somers, NY 10589

American Filtrona Company                   260(27)               260           -0-           nil            -0-
8401 Jefferson Davis Highway
Richmond, VA 23237

Dwight F. Davis                         142,859(28)            48,525           94,334        nil            nil
#2E
333 Palmer Hill Road
Riverside, CT  06878

                                                                                          Percentage of
                                                                                            Beneficial
                                                 Number of Shares                          Ownership(1)
                                 -----------------------------------------------       --------------------
Name and Address of              Before                                  After         Before         After
Selling Shareholder              Sale                   Offered          Sale          Sale           Sale
-------------------              ----                   -------          ----          ----           ----
Dennis Burnham                       3,000(29)              3,000        -0-           nil            nil
824 Tamarack Drive
San Rafael, CA 94903

David Slyman                     5,488,520(30)          3,238,520        2,250,000     25.4%          10.4%
2019 Ford Road
Sheffield, AL 33660

Robert Fain                        290,000(31)            290,000        -0-            1.6%          -0-
6301 Elton Avenue
Las Vegas, NV 89107

--------------------
(1) The percentages computed in this column of the table are based upon 18,398,727 shares of the Common Stock outstanding as of December 31, 1996 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(3)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the Options which are currently exercisable or exercisable within 60 days of December 31, 1996, except as indicated in Notes (4) and (12) to the table. The number of shares outstanding include the MMII Indemnity Shares (150,000 shares of the Common Stock) which may be cancelled if not required to satisfy a claim to MMII. See "The Company-Former Operations." The outstanding amount does not reflect (a) 1,333,333 shares to be issued to a consultant as a bonus (see "The Company-Gaming Consultant") (b) 22,997 shares to be issued in settlement of claims to dividends upon the conversion of the Series A Preferred Stock or (c) 54,740 shares to be issued as the remaining shares of the Trade Creditors Shares (see Note 27 to this table). Effect is given, where appropriate in the following notes, to the antidilution provisions of the Warrants as of December 31, 1996.

(2) Chairman of the Board, President, Chief Executive Officer and a director of the Company.

(3) Peter J. Jegou and Carol Kulina-Jegou are husband and wife. Each disclaims beneficial ownership of the other's shares.

(4)      The shares reported in the table as being beneficially owned include
         (a) 125,000 shares issuable upon the exercise of the May 18 Option, (b) 150,000 shares issuable upon the exercise of the Loan Option, (c) 400,000 shares issuable upon the exercise of the Gaming Option (even though it is currently exercisable or exercisable within 60 days of December 31, 1996 only as to 50,000 shares), (d) 16,000 shares issuable upon the exercise of a Unit

         Warrant, (e) 231,948 shares issuable upon the exercise of an April 29 Warrant and (f) 1,000,000 shares issuable upon the exercise of the August 6 Warrant. When and if he exercises such Options and Warrants, he will offer the underlying shares, except those described in (f) (an aggregate of 916,757 shares), pursuant to this Prospectus. The shares issuable upon the exercise of the August 6 Warrant have been registered under the Securities Act in the Company's Registration Statement on Form S-8, File No. 333- 13347. The shares reported in the table as being beneficially owned do not include the 3,856 shares to be issued to Mr. Jegou pursuant to this Prospectus in lieu of any claim by him to accumulated and unpaid dividends on the Series A Preferred Stock, 51,412 shares of which he converted as of May 31, 1994 into 12,853 shares of the Common Stock.

(5)      Secretary and a director of the Company.

(6) The shares reported in the table as being beneficially owned include 50,000 shares issuable upon the exercise of the Retirement Option, which are the shares being offered by Ms. Kulina-Jegou pursuant to this Prospectus.

(7)      Chief Financial Officer and Chief Accounting Officer of the Company.

(8) The shares reported in the table as being beneficially owned include 15,000 shares issuable upon the exercise of the July 6 Option, which are the shares being offered by Mr. Krzanowski pursuant to this Prospectus.

(9) The shares reported in the table as being beneficially owned and being offered reflect (a) 60,000 shares and (b) 50,000 shares issuable upon the exercise of the Gaming Consultant Warrant, which securities were issued to Mr. Freeman for his consulting services relating to prospective gaming operations. The shares in the table do not include 1,333,333 shares issuable as a bonus (see "The Company-Gaming Consultant").

(10)     The shares reported in the table as being beneficially owned include
         (a) 100,000 shares acquired in a private placement initiated in February 1994, (b) 125,000 shares acquired in a private placement on January 25, 1995, (c) 25,000 shares acquired upon the exercise of an option which would have expired October 15, 1995 also on January 25, 1995, (d) 10,000 shares issuable upon the exercise of the September 11 Warrant, (e) 66,667 shares issuable upon the exercise of a March 15 Warrant and (f) 40,667 shares issued in payment of principal and interest on a note for $25,000 on January 31, 1996 (see "The Company-Certain Securities Transactions"). The shares reported in the table as being offered are all of the foregoing except those described in (a). The shares reported in the table do not include 5,969 shares of the Common Stock to be issued to Ms. Walker pursuant to this Prospectus in lieu of any claim by her to accumulated but undeclared and unpaid dividends on the Series A Preferred Stock, 80,000 shares of which she converted as of May 31, 1994 into 20,000 shares of the Common Stock. The shares reported in the table also do not include the shares beneficially owned by her daughter Kimberly Walker (see Note (11) to this table), as to which shares Shirley A. Walker disclaims beneficial ownership.

(11) The shares reported as being beneficially owned and as being offered include (a) 50,000 shares acquired in a private placement on January 25, 1995, (b) 100,000 shares acquired in a private placement on December 23, 1996 and (c) 100,000 shares acquired for services in connection with the Gaming Vessel Project. The investment in (a) was made, and the services in (c) were performed, by Dr. Robert Walker who requested that the shares be issued instead to his daughter Kimberly Walker, the Selling Shareholder. Kimberly Walker disclaims beneficial ownership in any of the shares owned by her mother Shirley
         A. Walker (see note (10) to this table).

(12) The shares reported in the table as being beneficially owned and as being offered reflect those issuable upon the exercise of (a) the Placement Agent's Unit Purchase Warrant to purchase 61,081 shares and
         (b) the Placement Agent's Additional Warrant to purchase 61,081 shares, even though the latter Warrant may be exercised only if the former Warrant is exercised. The former was sold to the holder which acted as the placement agent in the Company's July 1993 offering pursuant to Regulation S under the Securities Act.

(13) The shares reported in the table as being beneficially owned and being offered reflect shares acquired in consideration of services rendered or to be rendered on behalf of CLP.

(14)     The shares reported in the table as being beneficially owned reflect
         (a) an aggregate of 30,000 shares acquired for services rendered on behalf of the Company or in settlement of a claim, (b) 16,667 shares issuable upon the exercise of a March 15 Warrant and (c) 83,333 shares issuable upon the exercise of a January 24 Warrant. Mr. Menard is not offering the outstanding shares described in (a) pursuant to this Prospectus.

(15)     The shares reported in the table as being beneficially owned reflect
         (a) 137,587 shares issuable upon the exercise of the November 1 Warrant and (b) 385,741 shares, which shares and the November 1 Warrant having been issued to this law firm, which is general counsel to the Company, in lieu of cash payments for legal services on behalf of CLP. See "Legal Matters." The firm is not offering 178,750 of the shares of the Common Stock which it owns pursuant to this Prospectus.

(16) The shares reported in the table as being beneficially owned and being offered reflect those shares issuable upon the exercise of the Laser Warrant.

(17)     The shares reported in the table as being beneficially owned reflect
         (a) shares acquired in a private placement initiated in February 1994 and/or (b) shares issuable upon the exercise of a March 15 Warrant. The holder is offering pursuant to this Prospectus only the shares described in (b).

(18)     The shares reported in the table as being beneficially owned reflect
         (a) 82,333 shares issued in connection with the acquisition of the assets of Old John Patrick (see "The Company-Existing Operations"); (b) 40,000 shares acquired in a private placement initiated in February 1994; (c) 26,667 shares issuable upon the exercise of a March 15 Warrant; and (d) 28,000 shares issued in payment for merchandise purchased by CLP for resale. The shares reported in the table as being offered reflect only those described in (c).

(19)     The shares reported in the table as being beneficially owned reflect
         (a) 275,486 shares issued in payment of principal and interest on the October 8 Note, (b) 258,765 shares issuable upon the exercise of the January 7 Warrants and (c) 396,519 shares issuable upon the exercise of a Noteholders Warrant. See "The Company-Certain Securities Transactions." The shares reported in the table as being offered pursuant to this Prospectus are all of the foregoing shares except those described in (a).

(20) The shares reported in the table as being beneficially owned and being offered reflect shares issuable upon the exercise of an April 29 Warrant.

(21) The shares reported in the table as being beneficially owned and being offered reflect or include shares issuable upon the exercise of a Unit Warrant.

(22) The shares reported in the table as being beneficially owned and being offered reflect shares received in connection with the purchase from the Cook Hollow Company by CGI of the Christian County Site as part of the Branson Project. See "The Company-Branson Project."

(23) The shares reported in the table as being beneficially owned and being offered reflect (a) 647,669 shares received upon the conversion of debt, (b) 835,059 shares issuable upon the exercise of a March 5 Warrant and (c) an aggregate of 106,330 issuable upon the exercise of Lenders Warrants.

(24) The shares reported in the table as being beneficially owned and being offered reflect (a) 521,090 shares received upon the conversion of debt, (b) 262,458 shares issuable upon the exercise of a March 5 Warrant, (c) 393,824 shares issuable upon the exercise of the Other March 5 Warrant, (d) 34,026 shares issuable upon the exercise of a Lenders Warrant and (e) an aggregate of 37,783 shares issuable upon the exercise of the Second Lenders Warrants.

(25)     The shares reported in the table as being beneficially owned reflect
         (a) 82,333 shares received upon the acquisition of the assets of the Old John Patrick (see "The Company-Existing Operations") and (b) 5,000 shares issuable upon the exercise of the October 25 Warrant. The holder is offering only the shares described in (b).

(26)     The shares reported in the table as being beneficially owned reflect
         (a) 12,500 shares received for services and (b) 1,400 shares received as a creditor of Roburn as part of the Trade Creditor Shares (see note
         (27) to this table). The holder is only offering the Trade Creditor Shares pursuant to this Prospectus.

(27) The shares reported in the table as being beneficially owned and being offered reflect shares issued to a creditor of Roburn as part of the Trade Creditors Shares. As of December 31, 1996, 95,260 shares had been released from escrow to Trade Creditors, of which 4,173 shares are being offered pursuant to this Prospectus, and 54,740 shares were to be issued. See "The Company-Former Operations" and Note (1) to the table.

(28)     The shares reported in the table as being beneficially owned reflect
         (a) 82,334 shares received upon the acquisition of the assets of the Old John Patrick (see "The Company-Existing Operations"), (b) 12,000 shares received for services rendered to CLP and (c) 48,525 shares received upon conversion of his loan to the Company. Mr. Davis is offering pursuant to this Prospectus only the shares described in (c).

(29) The shares reported in the table as being beneficially owned and as being offered reflect shares received in settlement of litigation.

(30)     The shares reported in the table as being beneficially owned reflect
         (a) 2,250,000 shares acquired in the September 1994 private placement (see "The Company-Certain Securities Transactions") and (b) 3,238,520 shares issuable upon the exercise of the March 7 Warrant. Mr. Slyman is offering pursuant to this Prospectus only the shares described in (b).

(31) The shares reported in the table as being beneficially owned and being offered reflect (a) 140,000 shares issuable upon the exercise of the June 7 Option and (b) 150,000 shares issuable upon the exercise of the June 12 Option. Both Options were issued for consulting services.



                            DESCRIPTION OF SECURITIES

GENERAL

          The Company believes that the following description of the outstanding securities of the Company describes the material terms thereof. Copies of the Certificate of Incorporation which is the governing document for the Common Stock and the Preferred Stock, the warrant agreements which are the governing documents for the Warrants and the Additional Warrants and the option agreements which are the governing documents for the Options are filed, or are incorporated by reference, as exhibits to the Registration Statement.

COMMON STOCK

          The Company's Certificate of Incorporation currently authorizes 25,000,000 shares of the Common Stock, no par value, and is one of the two classes of capital stock authorized and outstanding. On January 12, 1994, at the Annual Meeting of Shareholders, the shareholders approved amendments to the Company's Articles of Incorporation which (1) effected a one-for-four reverse stock split of the Common Stock by changing the authorized shares from 9,000,000 to 2,250,000 and reclassifying and combining each old share into one-fourth of a new share and (2) then increased the authorized shares from 2,250,000 to 25,000,000. There was no change in the par value of the Common Stock which remained as no par value shares. The changes became effective on January 26, 1994 when an Amendment to the Articles of Incorporation was filed in the State of New Jersey.

         As of December 31, 1996, there were 18,398,727 shares of the Common Stock outstanding, which amount gives effect to 150,000 shares (i.e., the MMII Indemnity Shares) which are being held in escrow for release to MMII to the extent necessary to indemnify MMII against any claims brought against it by Roburn's creditors as a result of Roburn's and MMII's failure to comply with the bulk sales law (see "The Company-Former Operations"), and there were reserved, as of such date, an aggregate of 17,286,662 shares of the Common Stock, consisting of (1) 14,845,592 shares reserved for the exercise of the Warrants and the Additional Warrants; (2) 1,030,000 shares reserved for the exercise of the Options; (3) 1,333,333 shares reserved to be issued to a consultant as a bonus; (4) 22,997 shares reserved to be issued in lieu of claims to dividends on the Series A Preferred Stock; and (5) 54,740 shares to be issued as part of the Trade Creditors Shares (see Notes (1) and 27 to the table under "The Selling Shareholders"). For information as to the outstanding Warrants and Additional Warrants, see the section "Common Stock Purchase Warrants" under this caption "Description of Securities." None of the Warrants or Additional Warrants are owned by executive officers or directors of the Company except that Peter J. Jegou, the principal executive officer and a director of the Company, holds an April 29 Warrant to purchase 231,948 shares, a Unit Warrant to purchase 16,000 shares and the August 6 Warrant to purchase 1,000,000 shares. For information as to the outstanding Options, see the section "Stock Options" under this caption "Description of Securities." Mr. Jegou holds the May 18 Option, the Loan Option and the Gaming Option. Carol Kulina-Jegou, a director, holds the Retirement Option. Walter J. Krzanowski, the principal financial officer of the Company, holds the July 6 Option. 22,997 shares are reserved to be issued in settlement of any claim by the holder of the Series A Preferred Stock for accumulated but undeclared and unpaid dividends, of which Mr. Jegou would receive 3,856 shares as a result of his conversion of 51,412 shares of the Series A Preferred Stock into 12,853 shares of the Common Stock. Due to the antidilution provisions in certain of the aforementioned Warrants and Additional Warrants, the number of shares of the Common Stock reserved for issuance may in the future be further adjusted. An aggregate of 35,685,389 shares of the Common Stock would be outstanding (including the MMII Indemnity Shares) if all of the shares reserved as of December 23, 1996 were issued. Because there were only 25,000,000 shares of the Common Stock authorized, the Company will be required to call a meeting of shareholders to increase the number of authorized shares so as to cover at least the 10,685,389 excess shares reserved for issuance. In addition, because of the Company's financing requirements (see the section "Liquidity and Capital Requirements" under the caption "Management's Analysis and Discussion of Financial Condition and Results of Operations"), additional shares will likely be issued, whether made subject to additional Common Stock purchase warrants and stock options or issued directly.

         Each holder of the Common Stock is entitled (1) to one vote for each share held of record, (2) to notice of any meeting of the shareholders of the Company and (3) to a pro rata share of any dividends declared on the Common Stock by the Board of Directors. Upon liquidation of the Company, each shareholder is entitled to share ratably any assets available for distribution after payment of all debts and any distribution in respect of the then outstanding shares of Preferred Stock, of which no shares were outstanding as of December 31, 1996. Shareholders have no preemptive, subscription or conversion rights. All outstanding shares of the Common Stock are, and all shares to be issued upon the exercise of the Warrants, the Additional Warrants and the Options will be, fully paid and nonassessable.

NON-CUMULATIVE VOTING

         The holders of shares of the Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors of the Company can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

DIVIDENDS

         The payment by the Company of all dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon CLP's earnings, its capital requirements, its financial condition and the status of dividends on any outstanding shares of Preferred Stock (of which, as of December 31, 1996, there were none outstanding), as well as other relevant factors. The Company has never paid or declared any dividends. Based upon the Board's current intention of using funds for the Gaming Projects, to furnish working capital for its other operating subsidiaries, as well as to make acquisitions in related businesses, and the current operational losses, the Company does not contemplate or anticipate paying any dividends on the Common Stock in the foreseeable future.

TRANSFER AGENT

         Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004, is the Transfer Agent for the Common Stock.

PREFERRED STOCK

         The other authorized class of capital stock is the Preferred Stock, $1.00 par value (the "Preferred Stock"), consisting of 2,000,000 shares, to be issued in such series and with such designations of rights, preferences, limitations and restrictions as the Board of Directors, prior to the issuance of any such series thereof, may specify. On September 12, 1991, the Company filed a Certificate of Designations designating 1,000,000 of such shares as the Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). An aggregate of 651,412 shares of the Series A Preferred Stock were subsequently issued. As of December 31, 1996, there were no shares of the Series A Preferred Stock outstanding, the 651,412 shares having been converted prior thereto into 162,853 shares of the Common Stock.

         As of September 1, 1993, the Company had not declared or paid three annual dividends on the Series A Preferred Stock of $.10 per share because they were not legally payable under the Business Corporation Act of the State of New Jersey (the "BCA"). Although the holders were entitled to voting rights, as a class, to elect one director, the holders never sought to exercise such right. In connection with the conversion in December 1993 of 250,000 shares of the Series A Preferred Stock, the Company issued 12,250 shares of the Common Stock in settlement of any claim for accumulated but undeclared and unpaid dividends on such shares of the Series A Preferred Stock. The Company acted because of a conflict between the dividend and conversion provisions of the Certificate of Designations relating to the Series A Preferred Stock. The Company is offering by this Prospectus to the former holders of the remaining 331,412 shares of the Series A Preferred Stock (of which 131,412 shares were converted by the holders in May 1994 and 200,000 shares were converted in November 1994) an aggregate of 22,997 shares of the Common Stock in settlement of any claim by such holders for accumulated but undeclared and unpaid dividends. Each holder has agreed to accept such shares following the effectiveness of this Registration Statement.

         On August 12, 1994, the Company filed a Certificate of Designations (which was subsequently amended on February 14, 1995) designating 500,000 of the remaining 1,000,000 shares of the Preferred Stock as the Series B 12% Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock"). 200,000 shares of the Series B Preferred Stock were issued in August 1994 in connection with the acquisition of the assets of the Old John Patrick. See "The Company-Existing Operations." In April 1996, the shareholder surrendered its 200,000 shares of the Series B Preferred Stock to the Company, which the Company retired in May 1996. The rights to dividends on the Series B Preferred Stock had been waived by the shareholder since issuance. See Note 12 to Consolidated Financial Statements for fiscal 1996.

         Unlike the Series A Preferred Stock, the Series B Preferred Stock is not convertible into shares of the Common Stock.

         The Series B Preferred Stock is junior to the Series A Preferred Stock, so that preference would have to be given to the latter series in the event of dividends, liquidation, dissolution or winding up of the Company or redemptions.

COMMON STOCK PURCHASE WARRANTS

         As of December 31, 1996, there were outstanding (1) Warrants to purchase an aggregate of 6,938,987 shares and (2) Additional Warrants to purchase an aggregate of 7,906,605 shares, or an aggregate of 14,845,592 shares if all of the Warrants and the Additional Warrants were exercised. As of such date, the aggregate number of shares of the Common Stock issuable upon the exercise of each class of the Warrants and the Additional Warrants, its respective expiration date and its respective per share exercise price were as follows:

                                Number of                         Exercise
Warrant                         Shares       Expiration Date      Price
-------                         ---------    ---------------      --------
April 29                         463,897     April 29, 1998        $  .943
Regulation S Additional        1,398,050     July 20, 1997         $  .368
Placement Agent's Unit            61,081(1)  May 26 1998           $  .884
Placement Agent's  Additional     61,081     July 20, 1997         $ 1.105
January 7                        258,765     January 7, 1999       $  .725
Unit                              74,604     _______ __, 1998(2)   $ 4.00
Noteholders                      670,074     March 7, 1998         $ 1.042
March 7                        3,238,520     March 7, 1998         $ 1.042
November 1                       137,587     November 1, 1999      $ 1.09
Laser                            122,453     November 6, 1999      $  .727
March 15                         160,000     March 15, 2000        $ 1.50
                                  66,667     March 15, 2000        $ 1.00
January 24                        83,333     January 24, 1999      $ 1.00
March 5                        1,097,517     March 5, 1998         $ 1.163
Lenders                           68,051     September 28, 2000    $ 1.954

                          Number of                       Exercise
Warrant                   Shares       Expiration Date    Price
-------                   ----------   ---------------    --------
                               8,506  October 12, 2000    $ 1.977
                              12,760  October 18, 2000    $ 1.815
                              17,013  July 20, 2000       $ 1.749
                              34,026  December 26, 2000   $ 1.749
September 11                  10,000  September 11, 2000  $ 1.00
Second Lenders                 8,058  February 20, 2001   $ 1.699
                               9,669  March 27, 2001      $ 1.939
                               4,012  April 29, 2001      $ 1.706
                              16,044  May 6, 2001         $ 2.337
Other March 5                393,824  March 5, 1998       $  .806
November 29                  250,000  November 29, 1999   $ 1.50
December 5                   200,000  December 5, 1999    $ 1.00
January 2                    100,000  January 2, 2000     $ 1.00
October 25                     5,000  October 25, 2001    $ 3.06
Gaming Consultant             50,000  April 15, 1999      $ 1.00
April 16                   1,500,000  April 15, 1999      $  .75
Consultant's               1,000,000  August 6, 1999      $  .75
August 6                   1,000,000  August 6, 1999      $  .75
May 23                     1,000,000  May 23, 2001        $ 1.00
September 2                1,000,000  September 2, 2001   $ 1.00
September 18                  80,000  September 18, 1999  $ 1.00
January 23                   185,000  January 23, 2002    $ 1.50
                          ----------
                   Total  14,845,592

----------
(1) The holder, upon exercise, also receives a Placement Agent's Additional Warrant to purchase 618,520,081 shares of the Common Stock, which Warrant is also reflected in the table.

(2)      Expiration date will be one year after the date of this Prospectus.

The Company would receive gross proceeds of $13,928,404 if all of the foregoing Warrants and Additional Warrants were exercised. There can be no assurance that any of the Warrants or the Additional Warrants will be exercised and, if exercised, when.

         The Regulation S Additional Warrants can only be exercised on 90 days' prior notice to the Company; however, the Company waived such provision in October 1994 to permit the exercises of Regulation S Additional Warrants as to 485,000 shares of the Common Stock. See "The Company-Certain Securities Transactions." Because the Placement Agent's Unit Warrant represents the immediate right (since May 27, 1994) to acquire units consisting of shares of the

Common Stock and the Placement Agent's Additional Warrant as indicated in the preceding table and Note (1) thereto, the Placement Agent's Unit Warrant must be exercised first or the Placement Agent's Additional Warrant cannot be exercised. All of the remaining Warrants or Additional Warrants listed in the above table were initially or had become, as of December 31,1996, immediately exercisable into shares of the Common Stock except that (1) the January 2 Warrant does not become exercisable January 3, 1997; (2) the April 16 Warrant, the Consultant's Warrant and the August 6 Warrant do not become exercisable until February 7, 1997; (3) the September 18 Warrant does not become exercisable until March 19, 1997; and (4) the January 23 Warrants do not become exercisable until January 24, 1997.

         The expiration date of the Warrants and the Additional Warrants may be extended, and the exercise price may be reduced, by the Board of Directors of the Company. On April 4, 1994, the expiration date of the Unit Warrants was extended to expire one year from the date of this Prospectus. For information as to the Board's reduction of the exercise price of certain of the warrants, see "The Company-Certain Securities Transactions." For information as to when many of the Warrants and the Additional Warrants were issued, see "The Company-Certain Securities Transactions."

         Provision is made in the Warrants and the Additional Warrants for adjustment of the price and number of shares of the Common Stock issuable upon exercise in order to protect the holders thereof against dilution in the event of stock splits, reclassifications, reorganizations, consolidations, mergers or stock dividends. In addition, certain of the Warrants and the Additional Warrants contain provisions requiring adjustment to their exercise prices and the number of shares of the Common Stock subject thereto in those circumstances, subject to certain exceptions, where the Company issues, subsequent to the date of issuance of the respective Warrant or Additional Warrant, securities at a price less than the then respective exercise price of the Warrant or the Additional Warrant or the then market price. All of these adjustments have been reflected as of December 31, 1996 with respect to outstanding securities in this Prospectus. Holders of the Warrants and the Additional Warrants have no rights as shareholders of the Company until the Warrants and the Additional Warrants have been duly exercised and the exercise price received by the Company and then only as holders of the purchased shares of the Common Stock.

         The Company has the right, upon 30 days' prior notice, to redeem certain of the Warrants and the Additional Warrants at a specified rate per share of the Common Stock then issuable upon the exercise thereof provided that the closing bid price of the Common Stock reported in the Nasdaq System or, if not so reported, the closing sales price if quoted on a national securities exchange or the high bid price as reported in the NASD's OTC Bulletin Board or in the "pink sheets" as reported by the National Quotation Bureau, Inc. is at least a specified amount per share on each day during a 20-day or a 30-day trading period immediately preceding the date of notice. During the 30-day notice period, a holder may exercise his, her or its Warrant or Additional Warrant called for redemption. Any of the foregoing Warrants or Additional Warrants called for redemption and not either exercised or tendered back to the Company by the date specified in the notice will expire and may not thereafter be exercised.

         The following table summarizes the redemption provisions:

                         Price Per  Trading  Market
Warrant                  Share      Days     Price
-------                  ---------  -------  ------
April 29                  .05         20     $5.25
Regulation S Additional   .05         20      5.25
January 7                 .05         20      5.25
Unit                      .05         30      4.50

The remaining Warrants and Additional Warrants do not have any redemption provisions.

         The Company has undertaken to maintain a current registration statement under the Securities Act throughout the exercise period of the September 18 Warrant to permit its exercise so long as counsel to the Company is of the opinion that such registration statement is required. If no current registration statement is in effect, the holder could, prior to the expiration date, exercise the September 18 Warrant by giving an investment representation as to the underlying shares; however, in such event, the holder would have to hold the shares of the Common Stock issuable upon exercise thereof for at least two years if he wishes to sell in the over-the-counter market pursuant to Rule 144 under the Securities Act or seek another exemption from registration thereunder. So long as there is in effect a Prospectus complying with Section 10(a)(3) of the Securities Act, the holders of the Other Warrants may sell the underlying shares after exercise by delivery of such Prospectus. If no such Prospectus is in effect, the holders will have to rely on Rule 144 or another exemption. Various state securities laws relating to qualification of securities for sale in such states may also be applicable and require registration or qualification. Necessarily there can be no assurance that the Company will, at all times during the life of the Warrants, be able to secure or maintain such state registration or qualification and, in the event it is unable to do so, the Warrants will not be exercisable and will be valueless. If the Company is unable to register or qualify the shares of Common Stock underlying the Warrants for sale, assuming no exemption from such requirement, in particular states, holders in those states will have no choice but to sell, if legally possible, their Warrants to a person in another jurisdiction or let them expire. See "Plan of Distribution" for information as to the states in which the Company will seek an exemption or qualify or register the underlying shares for resale.

STOCK OPTIONS

         As of December 31, 1996, the aggregate number of shares of the Common Stock issuable upon the exercise of each class of Options, its respective expiration date and its respective per share exercise price were as follows:

        Number of                   Exercise
Option  Shares     Expiration Date  Price
------  ---------  ---------------  --------
May 18  125,000      May 18, 1999    $1.31

                    Number of                    Exercise
Option              Shares     Expiration Date   Price
------              ---------  ---------------   --------
June 7               140,000       June 7, 1999   $1.33
June 12              150,000      June 12, 1999   $1.32
Loan                 150,000   November 6, 1999   $ .75
Gaming               400,000   November 6, 1999   $1.00
Retirement            50,000   November 6, 1999   $1.00
July 6                15,000       July 6, 2000   $1.50
                    ---------
            Total   1,030,000

         As of December 31, 1996, the Company would issue an aggregate of 1,030,000 shares of the Common Stock if all of the Options indicated in the preceding table were exercised and would receive gross proceeds of $1,132,950. There can be no assurance that any of the Options will be exercised and, if exercised, when.

         The Options were initially or had become, as of December 31, 1996, all immediately exercisable, except as provided in the succeeding paragraph, and contain anti-dilution provisions similar to the Warrants in the event of stock splits, reclassifications, reorganizations, consolidations, mergers or stock dividends. There is no provision for redemption as there is in certain of the Warrants and Additional Warrants. See the section "Common Stock Purchase Warrants" under this caption "Description of Securities."

         The Gaming Option first became exercisable as to 50,000 shares of the Common Stock on May 7, 1995 and only becomes exercisable as to the balance in installments based on the achievement of certain milestones relating to the Gaming Vessel Project.

                      OFFICER AND DIRECTOR INDEMNIFICATION

         Article VI of the Articles of Incorporation of the Company provides for indemnification of persons (including directors and officers) to the fullest extent provided by the BCA. Section 14A:3-5 of the BCA permits a corporation to indemnify a corporate agent (i.e., a director, officer, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful. Section 14A:3-5 of the BCA permits similar indemnification in a proceeding by or in the right of the corporation, but only if approved by a specified court. In addition, Section 14A:3-5 of the BCA also provides for the procedures to secure indemnification, advancement of expenses and the obtaining of insurance by the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is contrary to public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Gold & Wachtel, LLP, 110 East 59th Street, New York, New York 10022. Gold & Wachtel, LLP, as partial payments due to the firm from the Company for legal services rendered to CLP, received from the Company (a), in March 1992, 18,750 shares of the Common Stock in lieu of $70,000 due to the firm; (b), in April 1994, 60,000 shares of the Common Stock in lieu of $60,000 due to the firm; (c), in November 1994, 100,000 shares of the Common Stock and the November 1 Warrant to purchase (as of December 31, 1996) 137,587 shares of the Common Stock at $1.09 per share in lieu of $207,157 due to the firm; and (d), in November 1996, 206,991 shares of the Common Stock in lieu of $206,991 due to the firm. Gold & Wachtel, LLP is offering, pursuant to this Prospectus as a Selling Shareholder the 206,991 shares described in (d) and the 137,587 shares issuable upon the exercise of the November 1 Warrant. See "The Selling Shareholders."


                                     EXPERTS

         The consolidated financial statements of Creative Learning Products, Inc. at May 31, 1996 and for the two years ended May 31, 1996 appearing in this Prospectus and the Registration Statement have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


Audited
-------

Item                                                                      Page
----                                                                      ----

1.       Report of Independent Certified Public Accountants               F-1

2.       Consolidated Balance Sheet as of May 31, 1996                    F-2

3.       Consolidated Statements of Operations for the Years Ended
         May 31, 1996 and 1995                                            F-4

4.       Consolidated Statements of Stockholders' Equity for the
         Years Ended May 31, 1996 and 1995                                F-5

5.       Consolidated Statements of Cash Flows for the Years Ended
         May 31, 1996 and 1995                                            F-6

6.       Notes to Consolidated Financial Statements                       F-7

Unaudited
---------

Item                                                                      Page
----                                                                      ----

1.       Consolidated Balance Sheet as of August 31, 1996                 F-17

2.       Consolidated Statements of Operations for the Quarters Ended
         August 31, 1996 and 1995                                         F-19

3.       Consolidated Statements of Cash Flows for  the Quarters
         Ended August 30, 1996 and 1995                                   F-20

4.       Notes to Unaudited Consolidated Financial Statements             F-21

                                [BDO LETTERHEAD]


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Creative Learning Products, Inc.
Springfield, New Jersey

We have audited the accompanying consolidated balance sheet of Creative Learning Products, Inc. and Subsidiaries as of May 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Learning Products, Inc. and Subsidiaries as of May 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended May 31, 1996 in conformity with generally accepted accounting principles.

/s/ BDO Seidman, LLP
-----------------------------
BDO Seidman, LLP


New York, New York
September 10, 1996

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 1996

                                     ASSETS

Current Assets:
    Cash......................................................  $   541,610
    Accounts receivable - net of allowance for doubtful
        accounts of $5,219....................................      111,299
    Inventories (Note 4)......................................      209,447
    Receivable from officers (Note 5).........................       89,128
    Prepaid expenses and other current assets.................       98,269
                                                                -----------
        Total current assets..................................    1,049,753
                                                                -----------
Property and Equipment:
    Land (Note 6).............................................    2,410,452
    Machinery and equipment...................................       83,137
    Furniture and fixtures....................................       39,323
                                                                -----------
                                                                  2,532,912
    Less accumulated depreciation.............................       81,152
                                                                -----------
       Property and equipment-net.............................    2,451,760
                                                                -----------

Other Assets:
    Intangibles, net of accumulated amortization of $404,295..      643,056
    Miscellaneous.............................................      111,682
                                                                -----------
         Total other assets...................................      754,738
                                                                -----------

                                                                $ 4,256,251
                                                                ===========

See Notes to Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Current maturities of long-term debt............................  $    121,884
    Accounts payable................................................     1,129,492
    Accrued expenses and other current liabilities..................       141,604
                                                                      ------------
         Total current liabilities..................................     1,392,980
                                                                      ------------

Long-term Debt (Note 7):
    Long-term debt, less current maturities of $121,884.............       950,591
                                                                      ------------

Commitments and Contingencies (Note 9)

Stockholders' Equity:
    12% Cumulative redeemable preferred stock (2,000,000
         shares authorized): Series B, par value $1.00; issued and
         outstanding: none (Note 12)................................            --
    Common stock, no par value; authorized: 25,000,000 shares;
         issued and outstanding: 13,312,383 shares (Note 11)........    16,047,291
    Additional paid-in capital......................................     2,879,541
    Accumulated deficit.............................................   (17,014,152)
                                                                      ------------
       Total stockholders' equity...................................     1,912,680
                                                                      ------------

                                                                      $  4,256,251
                                                                      ============

See Notes to Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                            Year Ended May 31,
                                            ------------------
                                            1996          1995
                                            ----          ----
Net sales.............................  $ 1,461,906   $  1,488,437
Cost of goods sold....................      792,679        675,491
                                        -----------   ------------

Gross profit..........................      669,227        812,946
                                        -----------   ------------

Selling expenses......................      480,028        559,445
General and administrative expenses...    1,804,262      1,970,146
Reserve for gaming projects (Note 2)..      332,424      2,947,161
Officers' stock option expense........           --        904,688
Debt conversion expense...............           --        398,749
Interest expense......................       60,991         70,501
                                        -----------   ------------
                                          2,677,705      6,850,690
                                        -----------   ------------

Net loss..............................  $(2,008,478)  $ (6,037,744)
                                        ===========   ============

Net loss per share....................  $      (.18)  $      ( .81)
                                        ===========   ============

See Notes to Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE TWO YEARS ENDED MAY 31, 1996

                                                                               Additional
                                         Preferred          Common Stock         Paid-In     Accumulated   Subscriptions
                                         Stock (a)      Shares        Amount     Capital       Deficit      Receivable
                                         ---------      ------        ------     -------       -------      ----------
Balance, May 31, 1994..................  $  200,000    2,996,782  $ 5,971,855  $ 1,376,104  $ (8,967,930)  $   (33,750)

Issuances of preferred stock...........     200,000
Issuances of common stock..............                6,581,038    6,925,574
Conversions of preferred stock.........    (200,000)      50,000      200,000
Reduction of subscriptions receivable..                                                                          3,750
Additions to paid-in capital...........                                          1,303,437
Net loss for year ended May 31, 1995...                                                       (6,037,744)

                                         ----------   ----------  -----------  -----------  ------------   -----------
Balance, May 31, 1995..................     200,000    9,627,820   13,097,429    2,679,541   (15,005,674)      (30,000)

Issuances of common stock..............                3,684,563    2,949,862
Retirement of preferred stock..........    (200,000)                               200,000
Reduction of subscriptions receivable..                                                                         30,000
Net loss for year ended May 31, 1996...                                                       (2,008,478)
                                         ----------   ----------  -----------  -----------  ------------   -----------

Balance, May 31, 1996..................  $        0   13,312,383  $16,047,291  $ 2,879,541  $(17,014,152)  $         0
                                         ==========   ==========  ===========  ===========  ============   ===========

a) All Preferred Stock transactions represented shares of the Preferred Stock at $1.00 per share.


See Notes to Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Year Ended May 31,
                                                                     1996              1995
                                                                     ----              ----
Cash flows from operating activities:
    Net loss .................................................. $(2,008,478)       $(6,037,744)
                                                                -----------        -----------
    Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization ...........................     273,849            229,186
      Reserve for gaming projects .............................     332,424          2,947,161
      Stock option and debt conversion expenses ...............        --            1,303,437
      Other non-cash operating expenses .......................      30,000              7,375
      Changes to operating assets and liabilities:
       Accounts receivable ....................................     (18,235)            13,786
       Inventories ............................................      65,208                (31)
       Receivable from officer ................................       2,925            (92,053)
       Prepaid expenses and other assets ......................    (102,180)              (867)
       Accounts payable .......................................     476,290            202,125
       Accrued expenses and other current liabilities .........      36,151           (151,718)
                                                                -----------        -----------
         Total adjustments ....................................   1,096,432          4,458,401
                                                                -----------        -----------
           Net cash used in operating activities ..............    (912,046)        (1,579,343)
                                                                -----------        -----------

Cash flows from investing activities:
    Increase in gaming project costs ..........................    (332,423)        (3,160,661)
    Additions to property and equipment .......................  (1,491,605)          (314,737)
    Net proceeds from sale of Roburn ..........................        --              282,520
                                                                -----------        -----------
           Net cash used in investing activities ..............  (1,824,028)        (3,192,878
                                                                -----------        -----------

Cash flows from financing activities:
    Repayment of short-term borrowings ........................     (74,000)          (789,500)
    Proceeds from short-term borrowings .......................     625,000          1,374,000
    Proceeds from long-term borrowings ........................   1,072,475               --
    Repayment of long-term debt ...............................        --             (100,608)
    Repayment of convertible notes ............................        --             (312,500)
    Proceeds from issuances of stock ..........................   1,531,960          4,612,938
                                                                -----------        -----------
           Net cash provided by financing activities ..........   3,155,435          4,784,330
                                                                -----------        -----------

Net increase in cash ..........................................     419,361             12,109
Cash at beginning of year .....................................     122,249            110,140
                                                                -----------        -----------
Cash at end of year ........................................... $   541,610        $   122,249
                                                                ===========        ===========
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest .................... $    11,858        $    54,265
                                                                ===========        ===========
Supplemental schedule of non-cash financing activities:
    Debt and other liabilities converted to Common Stock ...... $ 1,417,902        $ 2,013,761
                                                                ===========        ===========

See Notes to Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          TWO YEARS ENDED MAY 31, 1996

NOTE 1 - PRINCIPLES OF CONSOLIDATION AND ORGANIZATION

  Creative Learning Products, Inc. (the "Company") was formed in August 1988 to provide management and administrative services to its wholly-owned subsidiaries. The Company and its operating subsidiaries are collectively referred to herein as "CLP".

  The operating subsidiaries of the Company sell their products, consisting of educational videos, books, gaming related items and children's paper products, through mail order and through retailers, brokers and distributors. The Company also is attempting to convert to an entity offering gaming facilities and equipment, a hotel convention center, a theme park, a time sharing facility and entertainment. A former business, which was sold in August 1994, was engaged in the manufacturing, imprinting and selling of writing instruments and other products to the advertising specialty industry.

  The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. Significant intercompany accounts and transactions have been eliminated in consolidation.

  The Company's accompanying consolidated financial statements have been prepared on a going concern basis which contemplates continued future revenues from operations and proceeds from sales of debt and equity securities and the exercise of warrants and options. Management of the Company believes the sales from operations together with its ability to raise additional capital will provide sufficient cash for the Company to meet its operating requirements for the year ending May 31, 1997.

  To facilitate comparison with the current year, certain amounts in the prior year have been reclassified.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  A) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and reflect write-downs to net realizable value.

  B) PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Depreciation was provided at rates designed to recover the cost of property and equipment over their estimated service lives. Depreciation expense for the years ended May 31, 1996 and 1995 was $44,514 and $34,388, respectively. Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for renewals and betterments are generally capitalized. Major classifications of property and equipment and their estimated useful lives were as follows:

         Classification                                                              Useful Lives
         --------------                                                              ------------
         Machinery and equipment................................................     3 - 10 years
         Furniture and fixtures.................................................      3 - 5 years

  C) OTHER ASSETS

  Gaming project amounts are recorded at cost and when deemed appropriate are reclassified in the balance sheet or reserved and charged to operations on a project-by-project basis. Gaming projects deemed unlikely to materialize are retired. Gaming project costs reserved and charged to operations for the years ended May 31, 1996 and 1995 were $332,424 and $2,947,161, respectively. For the year ended May 31, 1996, gaming projects in the amount of $3,001,759 were retired and all remaining gaming projects were fully reserved.

  Intangibles, including customer lists and goodwill, are recorded at their determined value at time of purchase and are amortized over five years. Amortization expense for the years ended May 31, 1996 and 1995 was $209,470 and $194,825, respectively. The Company assesses the recoverability of goodwill based upon several factors, including management's intention with respect to the acquired operations and those operations' projected undiscounted cash flows.

  D) PER SHARE AMOUNTS

  Per share amounts are based upon the weighted average Common Stock shares outstanding of 10,996,147 and 7,432,471 for the years ended May 31, 1996 and 1995, respectively. Losses per share of Common Stock were computed by dividing the corresponding loss for each year by the weighted average number of shares of Common Stock outstanding for each year. Common stock equivalents are not included because the effect would be anti-dilutive.

  Fully diluted computations are not shown because all potentially dilutive securities would have an anti-dilutive effect on per share amounts.

  E) USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  F) RECENT ACCOUNTING PRONOUNCEMENTS

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of." The Company will adopt SFAS No. 121 as of June 1, 1996 and its implementation is not expected to have a material effect on the consolidated financial statements.

  In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted June 1, 1995. The adoption of this standard will not impact the Company's consolidated results of operations, financial position or cash flows.

  G) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying values of financial instruments including cash, accounts receivable and accounts payable approximate fair value due to the relatively short maturities of these instruments. The carrying value of the long-term debt approximates fair value.

NOTE 3 - ACQUISITIONS

  Effective July 1, 1994, the Company purchased certain assets and the business of John Patrick Productions, Inc., which was engaged in the mail order business selling instructional videos and other products relating to gaming, for 200,000 shares of the Series B Preferred Stock valued at $200,000, 283,000 shares of the Common Stock valued at $495,250, and the assumption of $429,150 of liabilities. The acquisition has been accounted for by the purchase method of accounting. The operating results of such acquisition are included in the Company's consolidated results of operations from the date of acquisition.

  The following unaudited pro forma summary presents the consolidated results of operations as if the above acquisition had occurred at the beginning of the period presented and does not purport to be indicative of what would have occurred had the acquisition been made as of that date.

                                                                        Year Ended May 31, 1995
                                                                             (Unaudited)
         Sales.........................................................      $   1,528,291
         Cost of goods sold............................................            684,531
                                                                            --------------
         Gross profit..................................................            843,760
         Expenses......................................................          6,928,106
                                                                             -------------
         Net loss......................................................       $ (6,084,346)
                                                                              =============

NOTE 4 - INVENTORIES

  Inventories of continuing operations consisted of the following at May 31, 1996:

                  Raw materials........................................       $  112,912
                  Work-in-process......................................            9,656
                  Finished goods.......................................           86,879
                                                                             -----------
                                                                              $  209,447
                                                                             ===========

NOTE 5 - RECEIVABLE FROM OFFICERS

  In December 1994, the Company paid $92,053 as part of the liquidation of the indebtedness on property, formerly leased to the Company and of which the Company was a guarantor, owned by Peter J. Jegou and Carol A. Kulina-Jegou, the officers and directors of the Company, and with other net advances, resulted in a balance of $89,128 receivable from officers as of May 31, 1996.

NOTE 6 - PURCHASE OF LAND

  On February 28, 1996, the Company purchased a 728-acre parcel of land at an aggregate purchase price of $2,121,788. The sellers of the property have agreed to hold a mortgage in the amount of $1,072,475 (see Note 7).

NOTE 7 - LONG-TERM DEBT

  Long-term debt consisted of the following at May 31, 1996:

                  10% note payable due
                  February 28, 1998 (a)................................       $1,072,475

                  Less current portion.................................         (121,884)
                                                                             ------------
                                                                              $  950,591
                                                                             ============

   (a) On February 28, 1996, the Company, as part of its purchase of property (see Note 6), was issued a 10% mortgage from the sellers in the principal amount of $1,072,475, with payments of $50,000 (including interest) due every three months and a final payment of principal and interest due at the end of two years. The Company made the first mortgage payment on June 6, 1996.

NOTE 8 - INCOME TAXES

  The Company has adopted SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's current deferred tax assets as of May 31, 1996 are as follows:

         Difference between book and tax reserves, net ................      $   184,000
         Net operating loss carryforward...............................        6,258,000
         Valuation allowance...........................................       (6,442,000)
                                                                              -----------
                                                                             $         0
                                                                             ===========

  At May 31, 1996, the Company has a total net operating loss ("NOL") carryforward of $15,770,000 which expires as follows: 2004 ($77,000), 2005 ($465,000), 2006 ($1,113,000), 2007 ($1,361,000), 2008 ($979,000), 2009
($3,281,000), 2010 ($4,040,000) and 2011 ($4,454,000).

  As a result of various "ownership changes" occurring prior to fiscal 1996, future utilization of the Company's NOL carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code.

  The deferred tax benefit related to the NOL carryforward has been fully reserved.

NOTE 9 - COMMITMENTS AND CONTINGENCIES


  A) LEASES

  The Company leases its office and warehouse facilities and equipment pursuant to non-cancelable operating leases expiring through October 1999. The following are the future minimum annual rental payments:

                           Year ended May 31,
                           ------------------
                  1997......................            77,500
                  1998......................            38,200
                  1999......................             5,100
                  2000......................             1,200

  Rent expense was approximately $103,000 and $69,000 for the years ended May 31, 1996 and 1995, respectively.

  B) LITIGATION

  During June 1993, an action was instituted against the Company, two subsidiaries and two officers/directors seeking (1) compensatory damages of $125,000 for allegedly diverting printing work from the plaintiff; (2) liquidated damages of $125,000 on the same cause of action; (3) compensatory damages aggregating $38,500 for printing work performed by the plaintiff; and
(4) compensatory damages aggregating $15,500 relating to finance charges, plus counsel fees and interest. The officers/directors are being sued as guarantors of the Company's and its subsidiaries' obligations to the plaintiff. The court has stayed proceedings against them pending resolution of the claim against the other defendants. Such defendants are vigorously contesting the plaintiff's claims and believe that they have valid defenses to some or all of the plaintiff's allegations. Motions for summary judgment by both the plaintiff and the defendants have been denied by the court and the action is in the early stages of discovery.

  The Company is, and has been from time to time, a defendant in various legal actions, including the matters discussed in the preceding paragraphs. Management believes that the ultimate outcome of these pending actions or claims will not have a material adverse effect on the Company's consolidated financial position.

  On July 18, 1995, a placement agent and ten other persons served the Company in an action in the Supreme Court of the State of New York, New York County, against the Company and its investment banker alleging as the first cause of action that the Company had failed to file on or before February 23, 1994 a registration statement under the Securities Act with respect to the shares of the Common Stock issuable upon the conversion of the Company's 10% Convertible Notes due April 30, 1995 and the shares issuable upon the exercise of the Common Stock purchase warrants expiring April 30, 1996 and, as a result, had breached its obligations under the Placement Agent Agreement dated April 30, 1993 (the "Placement Agent's Agreement") between the Company and the placement agent and the Warrant Agreement dated May 1,1993 (the "Warrant Agreement") among the Company, the placement agent and the noteholders, as a result of which breaches the plaintiffs are alleged to have suffered damages of no less than $3.00 per share and/or warrant, as the case may be. The plaintiffs, as their second cause of action, alleged that the investment banker tortuously interfered with the Placement Agent's Agreement, the Warrant Agreement and the Note Purchase Agreement dated May 1, 1993 among the Company and the noteholders, thereby depriving the plaintiffs of a substantial profit because the plaintiffs' securities could not be freely traded. The plaintiffs seek damages of not less than $2,000,000, plus interest, on each of the two causes of action and punitive damages against the investment banker in an amount to be determined. The Company has asserted certain affirmative defenses to the complaint and intends to contest this litigation vigorously. The Company and its investment banker have answered the complaint and discovery has been completed. The parties are awaiting a trial date. Consequently, the ultimate resolution of the above claim cannot presently be determined, and the consolidated financial statements do not include any adjustment that may result from the ultimate outcome.

  C) CONSULTING AGREEMENTS

  On April 16, 1996, the Company entered into consulting agreements with two individuals. The terms of the consulting agreements were for the individuals to perform financial and public relation consulting services for a period of two years at costs of $133,000 and $267,000, respectively, payable to the individuals no later than September 30, 1996, and included the issuance of warrants expiring April 15, 1999 to purchase 1,000,000 and 2,000,000 shares, respectively, of the Common Stock at an exercise price of $.75 per share. On August 7, 1996, the second consulting agreement ($267,000) was canceled, the second warrant (2,000,000 shares) was rescinded, and the first consulting agreement was modified (see Note 14).

NOTE 10 - MAJOR CUSTOMERS

  During the years ended May 31, 1996 and 1995, an individual customer accounted for approximately 42% and 21%, respectively, of sales from operations. No other customers accounted for 10% or more of sales from operations during such periods.

NOTE 11 - COMMON STOCK

  On July 24, 1995, the Company issued to a shareholder a Common Stock purchase warrant expiring January 24, 1999 to purchase 83,333 shares of the Common Stock at an exercise price of $1.00 commencing January 24, 1996, for which the shareholder agreed to seek financing for the Company and settled certain claims against the Company.

  On August 30, 1995, a corporate investor exercised its warrant expiring October 27, 1998 to purchase 140,000 shares of the Common Stock at an exercise price of $1.50. Due to the antidilutive provisions of this warrant, an aggregate of 143,535 shares of the Common Stock were issued at the adjusted price of $1.46 for proceeds of $209,590.

  On August 31, 1995, the holders of an aggregate of $825,000 in principal amount of the Company's short-term 10% Promissory Notes accepted, in full settlement of all principal and interest due, an aggregate of 851,230 shares of the Common Stock (26,230 shares in lieu of interest due) and Common Stock purchase warrants expiring March 5, 1998 to purchase an aggregate of 851,230 shares of the Common Stock at an exercise price of $1.50 per share commencing August 31, 1996.

  On November 30, 1995, the Company, in a private placement pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), sold to two non-"U.S. persons" in "off-shore transactions", for gross proceeds of $250,000, 250,000 shares of the Common Stock and Common Stock purchase warrants expiring November 29, 1999 to purchase, commencing November 30, 1996, 250,000 shares of the Common Stock at an exercise price of $1.50 per share. The Company paid a private placement fee of $25,000 to an agent for this offering. (The terms "U.S. persons" and "off-shore transactions", as used in this Report, are used as defined in paragraphs (o) and (i), respectively, of Rule 902 of Regulation S under the Securities Act).

  On November 30, 1995, the holder of an aggregate of $235,000 in principal amount of the Company's short-term 10% Promissory Notes accepted, in full settlement of all principal and interest due, an aggregate of 317,529 shares of the Common Stock (4,196 shares in lieu of interest due) and a Common Stock purchase warrant expiring March 5, 1998 to purchase, commencing November 30, 1996, an aggregate of 317,529 shares of the Common Stock at an exercise price of $1.00 per share.

  On December 6, 1995, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $200,000, 200,000 shares of the Common Stock and a Common Stock purchase warrant expiring December 5, 1999 to purchase, commencing December 6, 1996, 200,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $20,000 to an agent for this offering.

  On January 3, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $100,000, 100,000 shares of the Common Stock and a Common Stock purchase warrant expiring January 2, 2000 to purchase, commencing January 3, 1997, 100,000 shares of the Common Stock at an exercise price of $1.50 per share. The Company paid a private placement fee of $10,000 to an agent for this offering.

  On January 31, 1996, the holder of an aggregate of $25,000 in principal amount of the Company's 10% Promissory Note due November 7, 1995 accepted, in full settlement of all principal and interest due, an aggregate of 40,667 shares of the Common Stock (667 shares in lieu of interest due).

  On February 6, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $200,000, 196,928 shares of the Common Stock. The Company paid a private placement fee of $23,000 to an agent for this offering.

  On February 12, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $170,000, 145,299 shares of the Common Stock. The Company paid a private placement fee of $19,600 to an agent for this offering.

  On February 28, 1996, the Company, as part of its purchase of a 728-acre parcel of land, issued 30,000 shares of the Common Stock to the sellers of the property.

  On May 31, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and a Common Stock purchase warrant expiring May 23, 2001 to purchase, commencing May 31, 1996, 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $100,000 to an agent for this offering.

  On May 31, 1996, the holder of an aggregate of $48,000 in principal amount of the Company's 8.5% and 10% Promissory Notes accepted, in full settlement of all principal and interest due, an aggregate of 36,525 shares of Common Stock (4,525 shares in lieu of interest due).

  During the year ended May 31, 1996, the Company issued 172,850 shares of the Common Stock in exchange for various services rendered. The stock was valued at the value of the services rendered.

  At May 31, 1996, an aggregate of 11,185,118 shares of Common Stock were issuable upon (i) the exercise of warrants (10,132,121 shares), (ii) the exercise of options (1,030,000 shares) and (iii) the issuance of shares (22,997) in lieu of dividends on the conversion of Convertible Preferred Stock.

  The following is a summary of options and warrants to purchase shares of the Common Stock as of May 31, 1996:

                                                   Outstanding
                                               Shares Purchasable                    Exercise Price
                                           Options         Warrants (a)               Per Share (a)
                                           -------         ------------               -------------
         May 31, 1995.................      1,089,999         5,759,364           $    .75  -   $4.00

         Granted......................         15,000         3,883,967           $    .75  -   $3.06
         Exercised....................                         (143,535)          $   1.46
         Canceled.....................        (74,999)         (550,000)
         Dilutions....................       ________         1,182,325
                                                              ---------

         May 31, 1996.................      1,030,000        10,132,121           $    .75  -   $4.00
                                            =========        ==========

         Exercisable as of
           May 31, 1996...............        555,000         8,238,674           $    .75  -   $3.50
                                           ==========         =========


  (a) Various warrants contain antidilutive provisions, for which the cumulative additional shares reserved are included. The price for warrants exercised reflect the antidilutive shares issued. All other prices per share are shown before allowing for their antidilutive provisions.

NOTE 12 - SERIES B PREFERRED STOCK

  In August 1994 the Company issued 200,000 shares of the Series B $1.00 par value, 12% Cumulative Redeemable Preferred Stock valued at $200,000. In April 1996, the shareholder surrendered its 200,000 shares of the Series B Preferred Stock to the Company, which the Company retired in May 1996. The rights to the Series B Preferred Stock dividends had been waived by the shareholder since issuance. The $200,000 value of the retired Series B Preferred Stock was applied to additional paid-in capital.

NOTE 13 - BUSINESS SEGMENTS

  The primary business segments of the Company consist of 1) gaming projects and
2) the distribution of educational and entertainment videos and other related products. Information concerning the Company's business segments in fiscal 1996 and 1995 is as follows:



                                                                                      Video and Other
                                                         Gaming Projects            Product Distribution
                                                       1996               1995            1996              1995
                                                       ----               ----            ----              ----
  Sales..........................................   $       --       $        --       $1,461,906        $1,488,437
  Operating Loss.................................     (676,269)       (3,328,004)        (751,497)         (564,415)
  Identifiable Assets............................    2,413,534           878,572        1,157,738         1,462,658
  Depreciation and Amortization .................        2,801               --           269,971           229,186
  Capital Expenditures...........................    1,481,305           288,664           10,300            11,768

NOTE 14 - SUBSEQUENT EVENTS

  In June 1996, the Company issued to an individual for services rendered 50,000 shares of the Common Stock and a Common Stock purchase warrant expiring June 11, 2001 to purchase 50,000 shares of Common Stock at an exercise price of $1.50 per share commencing December 12, 1996.

  On June 27, 1996, the Company issued and a creditor accepted 47,000 shares of the Common Stock in satisfaction of outstanding debt of $63,296 as of May 31, 1996.

  On August 7, 1996 the Company issued to an officer of the Company a Common Stock purchase warrant expiring April 15, 1999 to purchase, commencing February 7, 1997, 1,500,000 shares of the Common Stock at $.75 per share.

  On August 7, 1996, the Company entered into a consulting agreement with an individual, which modified a previous agreement (see Note 9). The terms of the consulting agreement were for the individual to perform financial and public relation consulting services for a period of two years at a cost of $400,000, and included the issuance of Common Stock purchase warrants expiring April 16 and August 6, 1999, respectively, to purchase, both commencing August 7, 1996, 2,000,000 and 1,000,000 shares, respectively, of the Common Stock both at $.75 per share. The individual also exercised his warrant expiring April 15, 1999 to purchase 1,000,000 shares of the Common Stock at an exercise price of $.75 per share for gross proceeds of $750,000. The individual retained $400,000 in accordance with his consulting agreement and the Company received net proceeds of $350,000.

         On August 22, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to three non-"U.S. persons" in "off-shore transactions", for gross proceeds of $500,000, 1,000,000 shares of the Common Stock.

         On September 4, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and issued a Common Stock purchase warrant expiring September 2, 2001 to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $100,000 to an agent for this offering.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1996
                                   (UNAUDITED)

                                     ASSETS

Current Assets:
    Cash................................................................................         $   670,363
    Accounts receivable - net of allowance for doubtful
        accounts of $1,871..............................................................              99,071
    Inventories.........................................................................             233,177
    Receivable from officers............................................................             118,687
    Prepaid expenses and other current assets...........................................             493,929
                                                                                                 -----------
          Total current assets..........................................................           1,615,227
                                                                                                 -----------

Property and Equipment:
    Land................................................................................           2,410,452
    Machinery and equipment.............................................................              83,137
    Furniture and fixtures..............................................................              39,323
                                                                                                 -----------
                                                                                                   2,532,912
    Less accumulated depreciation.......................................................              84,038
                                                                                                 -----------
         Property and equipment-net.....................................................           2,448,874
                                                                                                 -----------

Other Assets:
    Investment in gaming projects, net of reserve of $333,611 ..........................             103,566
    Intangibles, net of accumulated amortization of $456,664 ...........................             590,687
    Miscellaneous.......................................................................             117,425
                                                                                                 -----------
           Total other assets...........................................................             811,678
                                                                                                 -----------

                                                                                                 $ 4,875,779
                                                                                                 ===========

See Notes to Unaudited Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1996
                                   (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
     Current maturities of long-term debt...............................................         $   101,163
     Short-term notes payable...........................................................              67,657
     Accounts payable...................................................................             893,435
     Accrued expenses and other current liabilities ....................................             157,291
                                                                                                 -----------
              Total current liabilities.................................................           1,219,546
                                                                                                 -----------

Long-term Debt:
     Long-term debt, less current maturities of $101,163 ...............................             924,356
                                                                                                 -----------
Stockholders' Equity:
    12% Cumulative redeemable preferred stock (2,000,000
    shares authorized): Series B, par value $1.00; issued and
    outstanding: none...................................................................                 --
    Common stock, no par value; authorized: 25,000,000 shares;
        issued and outstanding: 15,434,383 shares.......................................          17,407,274
    Additional paid-in capital..........................................................           2,879,541
    Accumulated deficit.................................................................         (17,554,938)
          Total stockholders' equity....................................................           2,731,877
                                                                                                 -----------
                                                                                                 $ 4,875,779
                                                                                                 ===========

See Notes to Unaudited Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                     Quarter Ended August 31,
                                                                                   1996                  1995
                                                                                   ----                  ----
Net sales..............................................................        $   127,174           $   363,193
Cost of goods sold                                                                  57,291               149,701
                                                                               -----------           -----------

Gross profit...........................................................             69,883               213,492
                                                                               -----------           -----------

Selling expenses.......................................................             34,069                99,693
General and administrative expenses....................................            493,057               467,063
Reserve for gaming projects............................................             55,785                74,353
Debt conversion expense................................................                --                 42,561
Interest expense.......................................................             27,758                20,997
                                                                               -----------           -----------
                                                                                   610,669               704,667
                                                                               -----------           -----------

Net loss...............................................................        $  (540,786)          $ (491,175)
                                                                               ===========           ===========

Net loss per share.....................................................        $      (.04)          $     (.05)
                                                                               ===========           ==========

See Notes to Unaudited Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            Quarter Ended August 31,
                                                                              1996              1995
                                                                              ----              ----
Cash flows from operating activities:
    Net loss.......................................................       $  (540,786)     $  (491,175)
                                                                          -----------      -----------
    Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization................................            61,375           65,070
      Reserve for gaming projects..................................            55,785           74,353
      Debt conversion expenses.....................................                --           42,561
      Changes to operating assets and liabilities:
       Accounts receivable.........................................            12,228           (5,886)
       Inventories.................................................           (23,730)           2,813
       Prepaid expenses and other current assets ..................          (437,082)          29,163
       Accounts payable............................................          (126,074)         (68,121)
       Accrued expenses and other current liabilities .............            15,687           44,921
                                                                          -----------      -----------
         Total adjustments.........................................          (441,811)         184,874
                                                                          -----------      -----------
           Net cash used in operating activities ..................          (982,597)        (306,301)
                                                                          -----------      -----------

Cash flows from investing activities:
    Increase in gaming projects....................................          (159,351)        (174,353)
    Additions to property and equipment............................               --            (5,717)
                                                                          -----------      -----------
           Net cash used in investing activities ..................          (159,351)        (180,070)
                                                                          -----------      -----------
Cash flows from financing activities:
    Repayment of short-term borrowings.............................            (8,458)          (6,000)
    Proceeds from short-term borrowings............................            76,115          350,000
    Repayment of long-term debt....................................           (46,956)             --
    Proceeds from issuances of stock...............................         1,250,000          209,590
                                                                          -----------      -----------
           Net cash provided by financing activities ..............         1,270,701          553,590
                                                                          -----------      -----------

Net increase in cash...............................................           128,753           67,219
Cash at beginning of the period....................................           541,610          122,249
                                                                          -----------      -----------
Cash at end of the period..........................................       $   670,363      $   189,468
                                                                          ===========      ===========
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest ......................       $    53,405      $     2,051
                                                                          ===========      ===========
Supplemental schedule of non-cash financing activities:
    Debt and other liabilities converted to Common Stock ..........       $   109,983      $   851,230
                                                                          ===========      ===========

See Notes to Unaudited Consolidated Financial Statements.

                CREATIVE LEARNING PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1996
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

         Creative Learning Products, Inc. (the "Company") was formed in August 1988 to provide management and administrative services to its wholly-owned subsidiaries. The consolidated unaudited financial statements include the accounts of the Company and its operating subsidiaries, collectively referred to herein as "CLP". Significant intercompany accounts and transactions have been eliminated in consolidation.

         The operating subsidiaries of the Company sell their products, consisting of educational videos, books, gaming related items and children's paper products, through mail order and through retailers, brokers and distributors. The Company also is attempting to convert to an entity offering gaming facilities, a hotel convention center, a theme park, a time sharing facility and entertainment.

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management of the Company, all material adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been made. Results of operations for the quarter ended August 31, 1996 are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole. To facilitate comparison with the current periods, certain amounts in the prior periods have been reclassified.

         It is suggested that the unaudited financial statements and notes thereto in this Report be read in conjunction with the financial statements and notes thereto in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996 (the "Form 10-KSB"), which was previously filed.

         The Company's accompanying consolidated financial statements have been prepared on a going concern basis which contemplates continued future revenues from operations and proceeds from sales of debt and equity securities and the exercise of warrants and options. Management of the Company believes the sales from continuing operations, together with its ability to raise additional capital, will provide sufficient cash for the Company to meet its operating requirements for the year ending May 31, 1997 ("fiscal 1997").

NOTE 2 - GAMING PROJECTS AND OTHER ACTIVITIES

         CLP owns 756 acres in Christian County, Missouri, along the main highway between Springfield, Missouri and Branson, Missouri (the "Christian County Site"). Management is of the opinion that the Christian County Site can be used for a time sharing facility, a theme park, a hotel/convention center and/or other activities. Based on management's review of the current real estate market in Christian County, Missouri, management is of the opinion that the Christian

County Site can be resold for an amount in excess of the aggregate purchase price, and has retained a real estate broker in an attempt to sell a major portion of such site.

         CLP and the Eastern Shawnee Tribe of Oklahoma (the "Tribe"), entered into a management agreement to develop and operate a Class A/Class III gaming facility near Seneca, Missouri (the "Seneca Facility"). Because of a federal circuit court decision invalidating the statutory right of the Secretary of the Interior to dedicate land in trust for Native American Indian tribes under the Indian Reorganization Act and a pending battle for control of the Tribe, with one of the issues being the management agreement with CLP, CLP has suspended any further action by it with respect to the Seneca Facility. Depending on developments, the Company will review whether it will attempt to proceed with the Seneca Facility.

         CLP is negotiating to purchase a hull for the purpose of converting the hull into an offshore gaming vessel. CLP plans to utilize the vessel for gaming cruises originating in Southern Florida for part of the year and possibly New York during the summer months. CLP is currently evaluating several sites in Southern Florida and New York to determine where the vessel, if purchased, will be docked. Inspection and other costs incurred through August 31, 1996 for the potential purchase of a vessel have been deferred.

  NOTE 3 - ISSUANCE OF SHORT-TERM DEBT

         During July 1996, the Company entered into unsecured installment loan agreements with two vendors in the aggregate principal amount of $76,115 at an average annual interest rate of 10.13%, due in aggregate monthly installments of $8,818, including interest, through April 1997.

NOTE 4 - LONG-TERM DEBT

  Long-term debt consisted of the following at August 31, 1996:

                  10% note payable due
                  February 28, 1998 (a) ...............................      $1,025,519
                  Less current portion.................................         101,163
                                                                             ----------
                                                                             $  924,356
                                                                             ==========

  (a) On February 28, 1996, the Company, as part of its purchase of property, was issued a 10% mortgage from the sellers in the principal amount of $1,072,475, with payments of $50,000 (including interest) due every three months and a final payment of principal and interest due at the end of two years.

  NOTE 5 - COMMON STOCK


         Per share amounts are based upon the weighted average Common Stock shares outstanding of 14,426,079 and 9,632,206 for the quarters ended August 31, 1996 and 1995, respectively. Losses per share of Common Stock were computed by dividing the corresponding loss for each quarter by the weighted average number of shares of Common Stock outstanding for each quarter. Common stock equivalents are not included because the effect would be anti-dilutive. Fully diluted computations are not shown because all potentially dilutive securities would have an anti-dilutive effect on per share amounts.

         In June 1996, the Company issued to an individual for services rendered 50,000 shares of the Common Stock and a Common Stock purchase warrant expiring June 11, 2001 to purchase 50,000 shares of Common Stock at an exercise price of $1.50 per share commencing December 12, 1996.

         On June 27, 1996, the Company issued and a creditor accepted 47,000 shares of the Common Stock in satisfaction of outstanding debt of $63,296 as of May 31, 1996.

         On August 7, 1996 the Company issued to an officer of the Company, as consideration for the officer's services in securing gaming opportunities for CLP and part of an employment agreement dated as of September 25, 1996, a Common Stock purchase warrant expiring August 6, 1999 to purchase, commencing February 7, 1997, 1,500,000 shares of the Common Stock at $.75 per share.

         On August 7, 1996, the Company entered into a consulting agreement with an individual, which modified a previous agreement dated April 16, 1996. A separate consulting agreement dated April 16, 1996 with a second individual, which included a Common Stock purchase warrant expiring April 15, 1999 to purchase 2,000,000 shares of the Common Stock, was canceled. The terms of the modified consulting agreement were for the individual to perform financial, public relation and gaming related consulting services for a period of two years at a cost of $400,000, and included the issuance of Common Stock purchase warrants expiring April 16 and August 6, 1999, respectively, to purchase, both commencing February 7, 1997, 2,000,000 and 1,000,000 shares, respectively, of the Common Stock both at $.75 per share. The individual also exercised his warrant expiring April 15, 1999 to purchase 1,000,000 shares of the Common Stock at an exercise price of $.75 per share for gross proceeds of $750,000. The individual retained $400,000 in accordance with his consulting agreement and the Company received net proceeds of $350,000.

         On August 22, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to three non-"U.S. persons" in "off-shore transactions", for gross proceeds of $500,000, 1,000,000 shares of the Common Stock.

         During the quarter ended August 31, 1996, the Company issued 25,000 shares of the Common Stock in exchange for various services rendered. The stock was valued at the value of the services rendered.

  NOTE 6 - SUBSEQUENT EVENTS

         On September 4, 1996, the Company, pursuant to Regulation S under the Securities Act, sold to a non-"U.S. person" in an "off-shore transaction", for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and issued a Common Stock purchase warrant expiring September 2, 2001 to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The Company paid a private placement fee of $100,000 to an agent for this offering.

No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it specifically relates, or a solicitation of and offer to buy from any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply the information herein is correct as of any time subsequent to this date.


                      ______________________

                    TABLE OF CONTENTS

                                               Page
                                               ----
Available Information .......................   2
Prospectus Summary ..........................   4
Risk Factors ................................   6
Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations ................  13
Use of Proceeds .............................  17
Market Information ..........................  17
The Company .................................  19
Management ..................................  34
Principal Shareholders ......................  39
Plan of Distribution ........................  42
The Selling Shareholders ....................  45
Description of Securities ...................  56
Officer and Director Indemnification ........  63
Legal Matters ...............................  64
Experts .....................................  64
Financial Statements ........................  65



                        CREATIVE LEARNING PRODUCTS, INC.

                   10,073,102 Shares of Common Stock to be
             Offered by the Selling Shareholders, 1,411,070 Shares Issuable by the Company and 80,000 Shares Issuable upon Exercise of a Warrant



                                   PROSPECTUS


                        CREATIVE LEARNING PRODUCTS, INC.
                                150 Morris Avenue
                                Springfield, NJ 07081
                                (201) 467-0266




                                            , 1997

              Part II - Information Not Required in the Prospectus

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI of the Articles of Incorporation of Creative Learning Products, Inc. (the "small business issuer" or the "Company") provides indemnification of persons to the fullest extent provided by the Business Corporation Act of the State of New Jersey (the "BCA"). Subsection 14A:3-5(2) of the BCA empowers a corporation to indemnify a corporate agent (which term includes a director or officer) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by, or in the right of, the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, such agent has no cause to believe his or her conduct was unlawful. Subsection 14A:3-5(3) of the BCA provides for similar indemnification of a corporate agent in a proceeding by, or in the right of, the corporation, but requires court approval of the actual indemnification. Subsections 14A:3-5(5) through Subsection 14A:3(5)(12) of the BCA further define the procedures relating to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         Securities and Exchange Commission fee.................................  $ 1,764
         NASD fee for additional shares.........................................    7,500
         Accountants' fees......................................................    7,000
         Legal fees and expenses................................................   30,000
         Blue sky fees and expenses.............................................    5,000
         Printing and engraving expenses........................................   10,000
         Miscellaneous..........................................................    2,736
                                                                                  -------
                                                                        Total     $64,000

-------------------------

* Estimated, except for the Securities and Exchange Commission and the NASD fee. The NASD fee is estimated on the basis that at least one warrant and one option in each series of warrants and options is exercised.


ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         During the three-year period commencing January 1, 1994 and continuing through the date of the filing of this Registration Statement, the small business issuer sold or issued the securities hereinafter described in the ensuing numbered paragraphs which were not registered under the Securities Act. The number of shares of the Common Stock, no par value (the "Common Stock"), and the prices per share of the Common Stock have been restated to reflect the one-for-four reverse stock split which became effective on January 26, 1994, but not the effect of any other anti-dilution provisions in certain of the Common Stock purchase warrants. The term "affiliate" as used herein shall have the definition as set forth in Rule 405, the term "U.S. person" as defined in Rule 902(o) and the term "offshore transaction" as defined in Rule 902(i), all under the Securities Act.

         1. On May 30 and August 30, 1991, the small business issuer issued 250,000 shares of its Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value (the "Series A Preferred Stock"), in satisfaction of its obligation to a company, which was not an affiliate of the small business issuer, for future printing services valued at $250,000, which shares were issued, at the unaffiliated company's request, to three persons affiliated with it, but not affiliates of the small business issuer (Nolan Russo as to 150,000 shares, Jay Fabrikant as to 60,000 shares and Ashley Starr Fabricant as to 40,000 shares). Between May 30 and August 30, 1991, the small business issuer sold an aggregate of 350,000 shares of the Series A Preferred Stock for $350,000 to Rock-A-Bye Baby, Inc. ("RABB") (70,000 shares), which was not an affiliate of the small business issuer, Shirley A. Walker, then the beneficial owner of 5% or more of the Common Stock (80,000 shares), and to Banque Scandinave en Suisse, S.A. (200,000 shares). Banque Scandanive en Suisse, S.A. advised the small business issuer that each of the beneficial owners for which it acted as the record holder for the shares of the Series A Preferred Stock at the dates of acquisition and conversion was not, and currently is not, a U.S. person or an affiliate of the small business issuer. As of May 31, 1991, the small business issuer issued 51,412 shares of the Series A Preferred Stock in satisfaction of the outstanding balance of a loan from Peter J. Jegou, the Chairman, the President, the Chief Executive Officer and a director of the small business issuer. Accordingly, an aggregate of 651,452 shares of the Series A Preferred Stock were issued.

         The Series A Preferred Stock was convertible into shares of the Common Stock on the basis of one share of the Common Stock for each four shares of the Series A Preferred Stock. On March 25, 1993, RABB converted its 70,000 shares of the Series A Preferred Stock into 17,500 shares of the Common Stock and also received 3,500 shares of the Common Stock as part of a settlement of its law suit against the Company. On December 14, 1993, Nolan Russo, for himself and as transferee from two other holders, converted an aggregate of 250,000 shares of the Series A Preferred Stock into an aggregate of 62,500 shares of the Common Stock. Mr. Russo received 12,250 shares of the Common Stock in settlement of any claim by him for accumulated but undeclared and unpaid dividends upon his conversion of the 250,000 shares of the Series A Preferred Stock. On May 31, 1994, Mr. Jegou and Ms. Walker converted 80,000 and 51,412 shares, respectively, of the Series A Preferred Stock into 20,000 and 12,853 shares, respectively, of the Common Stock. On November 9, 1994, Banque Scandinave en Suisse, S.A. converted its 200,000 shares of the Series A Preferred Stock into 50,000 shares of the Common Stock. Accordingly, as of the date of filing of this Registration Statement, there were no shares of the Series A Preferred Stock outstanding. The Company will issue 3,856 shares of the Common Stock to Mr. Jegou, 5,969 shares to Ms. Walker and 13,172 shares to Banque Scandinave en Suisse, S.A. in settlement of any claim by any such holder for accumulated but undeclared and unpaid dividends as a result of their conversions, and such issuances will be made pursuant to this Registration Statement.

         2. Between May 18, 1994 and November 27, 1996, the law firms or attorney hereinafter listed received an aggregate of 545,491 shares of the Common Stock in payment of legal fees. Each of such firms is not an affiliate of the small business issuer. Gold & Wachtel, LLP has served since 1989 as general counsel to the small business issuer and is serving as counsel to the small business issuer in connection with this Registration Statement. Jerold K. Levien, although not at the time he rendered the services for which he received shares, had been a partner of Gold & Wachtel, LLP from January 1, 1988 to December 31, 1992. Gold & Wachtel, LLP also received on November 7, 1994 a Common Stock purchase warrant expiring November 1, 1999 to purchase 100,000 shares of the Common Stock at $1.50 per share.

         Law Firm/Attorney                                            Number of Shares
         -----------------                                            ----------------
         Gold & Wachtel, LLP                                                366,991
         Greenbaum, Rowe, Smith,
            Ravin, Davis & Himmel                                           100,000
         Jerold K. Levien                                                     4,000
         Squadron Associates LP                                              75,000
                                                                            -------
                                                         Total              545,991

         3. Between April 19, 1994 and December 23, 1996, the small business issuer issued an aggregate of 403,450 shares of the Common Stock in payment (a) of consulting, printing and other non-employment services and (b) for merchandise for resale. Each of the persons or entities at the time of acquisition was not, and currently is not, an affiliate of the small business issuer. The persons or entities receiving shares were:

         Name                                                           Number of Shares
         ----                                                           ----------------
         Creative Media International                                           47,000
         Daniel Crognale                                                        22,500
         Harvey Freeman                                                         60,000
         Alyse Jegou                                                             2,100
         Boris Kirilloff                                                        50,000
         John Kulina                                                            24,000
         Alan H. Lapidus                                                        25,000
         Gerald Menard                                                          14,000
         Ram Narayanan                                                           2,000
         Kenneth Olsen                                                           5,350
         John Patrick                                                           28,000
         Sal Potenzano                                                           9,000
         Joseph H. Straughan                                                     2,000
         Trio Graphics, Inc.                                                    12,500
         Kimberly Walker                                                       100,000
                                                                               -------
                                                              Total            403,450

         On June 16, 1994, Mr. Menard received an additional 16,000 shares of the Common Stock in settlement of a claim against the small business issuer. On June 12, 1996, Mr. Freeman also received a Common Stock purchase warrant expiring April 16, 1996 to purchase 50,000 shares of the Common Stock at an exercise price of $1.00 per share in consideration of his services as a consultant to the small business issuer on gaming matters.

         4. On February 26, 1994, as consideration for being granted distribution rights to products, the small business issuer issued an aggregate of 50,000 shares of the Common Stock to Gold Communications, Inc., which at the date of acquisition was not, and currently is not, an affiliate of the small business issuer:

         5. During March and April, 1993, the small business issuer sold, pursuant to Regulation D under the Securities Act, through Royce Investment Group, Inc. ("Royce") as the Placement Agent, $500,000 of its 10% Notes due April 29, 1995 (the "10% Notes") and Common Stock purchase warrants expiring April 29, 1998 (the "April 29 Warrants") to purchase 125,000 shares of the Common Stock at an exercise price of $3.50 per share. There were four purchasers, including Mr. Jegou who acquired $250,000 in principal amount of the 10% Notes and an April 29 Warrant to purchase 62,500 shares of the Common Stock. Royce received a promissory note in the principal amount of $25,000 as payment of its placement fee, which note was subsequently paid. On July 27, 1993, $166,000 in principal amount of the 10% Notes was prepaid ($83,000 in principal amount was paid to Mr. Jegou) from the proceeds of the Regulation S offering described in paragraph 8 of this Item 26. The three purchasers of these securities other than Mr. Jegou, all of whom at the dates of acquisition were not, and currently are not, affiliates of the small business issuer, were:

                                                                         Number of
                                                     Principal           Shares
         Name of                                     Amount of           Subject to
         Purchaser                                   10% Notes           Warrant
         ---------                                   ---------           -------
         Carol Abramson                               $ 37,500            18,750
         Robert DiMarco                                 37,500            18,750
         John DiSimone                                  50,000            25,000
                                                       -------            ------
                                        Total         $125,000            62,500

         The $125,000 in principal amount of the 10% Notes was prepaid in March 1994, leaving a 10% Note outstanding in the principal amount of $167,000 held by Mr. Jegou. In October 1994, an additional $70,150 was paid to Mr. Jegou and, during the fiscal year ended May 31, 1995, the balance was paid to Mr. Jegou.

         6. Between February 23, 1994 and December 12, 1996, the small business issuer issued an aggregate of 125,500 shares of the Common Stock in consideration of employment services by 20 employees of the small business issuer or subsidiaries thereof. Except for (a) Peter J. Jegou, who has served as Chairman, Chief Executive Officer and President since the commencement of operations, who received 10,000 shares, (b) Walter J. Krzanowski, who became the Chief Financial and Chief Accounting Officer on July 7, 1995 and the Treasurer on November 4, 1996, who received an aggregate of 50,000 shares and (c) Dwight
F. Davis, who served as Acting Chief Financial Officer from June 20, 1994 until July 7, 1995 and as the Treasurer from July 7 until December 31, 1995, who received 12,000 shares, each of the other employees at the respective dates of issuance was not, and currently is not, an executive officer or a director of the small business issuer. Such other employees are:

                  Name of Employee                          Number of Shares
                  ----------------                          ----------------
                  Hilary Angstadt                                  200
                  Linda A. Artale (nee Oswald)                  22,250
                  Carolyn Staley Baines                            300
                  Debra Lynn Chimento                              250
                  Elizabeth Cooke                                  125
                  Elizabeth Fudger                                 125
                  Josephine Matala                                 125
                  Michael Rubenfeld                                250
                  Barbara Rubin                                    125
                  John R. Sokol                                    250

                  Name of Employee                          Number of Shares
                  ----------------                          ----------------
                  Charles Staley                                27,000
                  Julie Anne Sussman                             1,500
                  Terry Thomas                                     500
                  Bonita Ann Vaccaro                               250
                  Joanne von Graevenitz                            250
                  Colleen M. Wills                               1,000
                                                                 -----
                                                     Total      54,500

         On July 7, 1995, Mr. Krzanowski also received a stock option expiring July 6, 2000 to purchase 15,000 shares of the Common Stock at $1.50 per share.

         7. In May, June and July, 1993, the small business issuer received proceeds of $500,000 as the result of a private placement pursuant to Regulation D under the Securities Act and issued $500,000 in principal amount of its 10% Convertible Notes due April 30, 1995 (the "April 30 Convertible Notes") and Common Stock purchase warrants expiring April 30, 1995 (the "April 30 Warrants") to purchase 200,000 shares of the Common Stock at $3.50 per share. The April 30 Convertible Notes, which were secured by a pledge of certain equipment of Roburn International Corporation ("Roburn"), a subsidiary of the small business issuer, were initially convertible into 250,000 shares of the Common Stock on the basis of one share of the Common Stock for each $2.00 in principal amount. There were 12 purchasers, including Mr. Jegou who acquired $25,000 in principal amount of the April 30 Convertible Notes and an April 30 Warrant to purchase 10,000 shares of the Common Stock. The small business issuer paid a placement fee of $25,000 to Westminster Securities Corporation ("Westminster"), the Placement Agent, and, at Westminster's request, issued Options expiring April 30, 1995 (the "Westminster Options") to purchase an aggregate of 24,999 shares of the Common Stock at $2.00 per share and Warrants also expiring April 30, 1995 (the "Westminster Warrants") to purchase an aggregate of 20,000 shares of the Common Stock at $3.50 per share to three principals of Westminster (John O'Shea, Henry
P. Krauss and Daniel Luskind), all of whom at the date of acquisition were not, and currently are not, affiliates of the small business issuer. The eleven purchasers of these securities other than Mr. Jegou, all of whom at the date of acquisition were not, and currently are not, affiliates of the small business issuer, were:

                                                                           Number of
                                        Principal Amount                   Shares
Name of                                 of April 30                        Subject to
Purchaser                               Convertible Note                   Warrant
---------                               ----------------                   -------
Charles W. Barkley                      $  12,500                           5,000
Stanley S. Becker                          25,000                          10,000
First Trust Corp., TTEE
   Stanley S. Becker IRA                   50,000                          20,000

                                                                           Number of
                                        Principal Amount                   Shares
Name of                                 of April 30                        Subject to
Purchaser                               Convertible Note                   Warrant
---------                               ----------------                   -------
Samuel E. Benjamin                       87,500                            35,000
Samuel E. Benjamin, M.D.,
   Inc. Pension Plan and Trust           62,500                            25,000
George E. Groehsl                        25,000                            10,000
John D. Kilmartin, Jr.                  100,000                            40,000
Frank Lloyd Kramer                       12,500                             5,000
Manzi Investments Inc.                   25,000                            10,000
Jeffrey J. McLaughlin                    25,000                            10,000
Frederick M. Wittenstein                 50,000                            20,000
                                         ------                            ------
                           Total       $475,000                           190,000

         Pursuant to a settlement agreement dated as of March 17, 1994, (1) the exercise price of the April 30 Warrants and the Westminster Warrants was decreased from $3.50 to $1.125 per share; (2) the number of shares to be issued upon exercise of each of such Warrants was increased by 250%; and (3) the conversion price of the April 30 Convertible Notes and the exercise price of the Westminster Options was decreased from $3.50 to $1.50 per share. In addition, the small business issuer issued an aggregate of 25,000 shares of the Common Stock in payment of the interest payment due on April 1, 1994 with respect to the April 30 Convertible Notes. On June 8, 1994, the expiration date of the April 30 Warrants, the Westminster Warrants and the Westminster Options was extended until April 30, 1996, at which time all expired without being exercised.

         On October 8, 1994, the Company called the April 30 Convertible Notes for prepayment and, on or prior to November 7, 1994, the holders of $187,500 in principal amount of the April 30 Convertible Notes converted their April 30 Convertible Notes into 124,997 shares of the Common Stock, while the other holders were prepaid. The holders who converted were Messrs. Groehsl (16,666 shares), Kilmartin (66,666 shares), Kramer (8,333 shares) and McLaughlin (16,666 shares) and Manzi Investments Inc. (16,666 shares), all of which 124,997 shares were issued to their transferee (Generation Capital Associates) which at the date of acquisition was not, and currently is not, an affiliate of the small business issuer.

         8. On July 21, 1993, the small business issuer sold, pursuant to Regulation S under the Securities Act, 10 units (the "Regulation S Units") at $75,000 per Regulation S Unit for a gross sales price of $750,000. Each Regulation S Unit consisted of (1) 50,000 shares of the Common Stock and (2) a Common Stock purchase warrant expiring July 20, 1995 (the "Regulation S Unit Warrant") to purchase at an exercise price of $2.00 per unit a unit consisting of (a) 100,000 shares of the Common Stock and (b) a Common Stock purchase warrant expiring July 20, 1997 (the "Regulation S Additional Warrant") exercisable at $2.50 per share to purchase

100,000 shares of the Common Stock. At the closing Royce, the Placement Agent, purchased, for $1.00, a Common Stock purchase warrant expiring May 20, 1998 (the "Placement Agent's Unit Purchase Warrant") exercisable at $2.40 per unit to purchase (a) 22,500 shares of the Common Stock and (b) a Common Stock purchase warrant expiring July 20, 1997 (the "Purchase Agent's Additional Warrant") to purchase 22,500 shares of the Common Stock at $3.00 per share. The small business issuer also paid to Royce at the closing (1) a commission of $75,000, of which $37,500 was paid in cash and $37,500 by delivery of a promissory note,
(2) a non-accountable expense allowance of $25,000 and (3) a fee of $7,500 for a six-month consulting agreement. The note to Royce was paid on March 15, 1994. Neither of the two entities which purchased these securities at the date of acquisition was, or currently is, an affiliate of the small business issuer. The purchasers were Frisian Holdings Ltd. ("Frisian") as to seven Regulation S Units and Noord Holdings Ltd. ("Noord") as to three Regulation S Units. Each represented that it was not a U.S. person and that the purchase was made in an offshore transaction.

         On February 28, 1994, the small business issuer issued its 8% Convertible Notes due August 31, 1994 (the "August 31 Convertible Notes") in the principal amount of $500,000 to Frisian and Noord. The August 31 Convertible Notes were issued to Frisian in the principal amount of $350,000 and Noord in the principal amount of $150,000. The 8% Convertible Notes were convertible into shares of the Common Stock on the basis of one share of the Common Stock for each $1.25 in principal amount of the August 31 Convertible Notes. As additional consideration for the loans, the exercise prices of the Regulation S Unit Warrants and the Regulation S Additional Warrants were reduced to $1.00 and $1.25 per share, respectively, for a period of one year. None of the August 31 Convertible Notes could be converted, nor any of the Regulation S Warrants and the Regulation S Additional Warrants exercised, except on 90 days' prior notice to the small business issuer. Effective October 13, 1994, although agreed to on September 8, 1994, Frisian and Noord accepted an aggregate of 525,000 shares of the Common Stock and Noteholders Warrants to purchase 525,000 shares of the Common Stock in full satisfaction of the principal and the interest on the August 31 Convertible Notes. Frisian requested that the shares and the Noteholders Warrant be issued to two transferees of its interest in its 8% Convertible Note (i.e., Cornelia Company Limited and Ginzel Finance Corp.) and Noord requested that one half of its shares and the related Noteholders Warrant be issued to the transferee of its interest in its 8% Convertible Note (i.e., Ashdown Holdings, Ltd.). Each of the transferees represented to the small business issuer that it was not a U.S. person, that the issuance would be in an offshore transaction and that it was not an affiliate of the small business issuer.

         On June 20, 1994, the small business issuer issued its 8% Promissory Note due June 20, 1995 (the "June 20 Note") in the principal amount of $100,000 to Frisian. As additional consideration for this loan, the small business issuer reduced the exercise prices of Frisian's Regulation S Unit Warrant and Regulation S Additional Warrant to $.75 and $1.00 per share, respectively, provided that these Warrants were exercised on or prior to July 19, 1995. The small business issuer subsequently similarly reduced the exercise prices of Noord's Regulation S Unit Warrant and Regulation S Additional Warrant because of an advance by Noord. Effective October 13, 1994, although agreed to on September 8, 1994, Frisian accepted 102,555 shares of the Common Stock and a Common Stock purchase warrant expiring March 7, 1998 (the "Noteholders Warrant") to purchase 102,555 shares of the Common Stock in full satisfaction of the principal and the interest on the June 20 Note. Frisian requested that the shares and the Noteholders Warrants be issued to the transferees (i.e., Cornelia Company Limited and Ginzel Finance Corp.) of its interest in the June 20 Note. Each of such transferees represented that it was not a U.S. person, that the issuance would be in an offshore transaction and that it was not an affiliate of the small business issuer.

         See paragraph 19 of this Item 26 for information as to the exercises of Warrants described in this paragraph 8.

         9. On October 8, 1993, the small business issuer borrowed $250,000 from an IRA of Jesse Greenfield evidenced by a promissory note (the "October 8 Note"). Mr. Greenfield at the dates of acquisition mentioned in this paragraph was not, and currently is not, an affiliate of the small business issuer. In consideration of the loan, the small business issuer issued to the lender a Common Stock purchase warrant expiring October 7, 1998 to purchase 62,500 shares of the Common Stock purchase warrant at $2.00 per share. On January 8, 1994, in consideration of the lender's extension of the term of the October 9 Note, the small business issuer extended the expiration date of the foregoing warrant to January 7, 1999 and issued to the lender a Common Stock purchase warrant expiring January 7, 1999 to purchase 31,250 shares of the Common Stock at $2.00 per share. (The two warrants are collectively referred to herein as the "January 7 Warrants"). Effective October 13, 1994, although agreed to on September 8, 1994, Mr. Greenfield accepted 275,486 shares of the Common Stock and a Noteholders Warrant to purchase 275,486 shares of the Common Stock at $1.50 per share in full satisfaction of the principal and the interest on the October 8 Note.

         10. Effective August 15, 1994, Richard Danziger, then the President of Roburn, accepted 50,000 shares of the Common Stock in consideration of the termination of the guaranty by the small business issuer of Roburn's obligations under his employment agreement dated January 21, 1993.

         11. Between June 8, 1994 and November 7, 1994, the small business issuer granted stock options to purchase shares of the Common Stock to (1) Robert Fain, a consultant to the small business issuer, (2) Peter J. Jegou, the principal executive officer and a director of the small business issuer, and (3) Carol A. Kulina-Jegou, then an executive officer and still a director of the small business issuer. The date of grant of these stock options, the number of shares subject thereto, the exercise price thereof and the expiration date for each such option were as follows:

Name of                       Date of                Number             Exercise        Expiration
Optionee                      Grant                  of Shares          Price           Date
--------                      -----                  ---------          -----           -----------
Robert Fain                   6/08/94                140,000            $1.33           6/07/99

Name of                       Date of                Number             Exercise        Expiration
Optionee                      Grant                  of Shares          Price                 Date
--------                      -----                  ---------          -----           -----------
Robert Fain                    6/13/94               150,000            $1.32            6/12/99
Peter J. Jegou                 5/19/94               125,000            $1.31            5/18/99
Peter J. Jegou                11/07/94               150,000            $ .75           11/06/99
Peter J. Jegou                11/07/94               400,000            $1.00           11/06/99
Carol A. Kulina-Jegou         11/07/94                50,000            $1.00           11/06/99

         Mr. Fain's options were granted to him in consideration of consulting services to be rendered by him on behalf of the small business issuer, the later option with respect to milestones in its Branson Project. Mr. Jegou's options were granted to him for the following reasons: (1) the first option was granted to him in consideration of his prior guaranty of various obligations of the small business issuer; (2) the second option was granted in consideration of his agreeing not to have his 10% Note due April 29, 1995 in the then principal amount of $167,000 prepaid as were the Notes of the other holders (see paragraph 5 above); and (3) the third option (the "Gaming Option") was granted to him in consideration of his services to be performed with respect to the Branson Project. The Gaming Option became exercisable as to 50,000 shares on May 7, 1995 and the balance was to become exercisable in installments based upon the occurrence of specified developments in the small business issuer's Branson Project. On September 3, 1996, in consideration of the fact that consummation of the Branson Project was not likely to occur, at least not during the next two years, the Gaming Option was amended to become exercisable as to the remaining 350,000 shares whenever a gaming vessel was to be put into service. Ms. Kulina-Jegou's option was granted to her in consideration of her years of service to the small business issuer and became exercisable on December 31, 1995, her date of retirement as an executive officer and employee of the small business issuer.

         On August 7, 1996, the small business issuer issued to Mr. Jegou a Common Stock purchase warrant expiring August 6, 1999 to purchase, commencing February 7, 1997, 1,500,000 shares of the Common Stock, which underlying shares have been registered under the Securities Act in the small business issuer's Registration Statement on Form S-8, File No. 333-13347. On November 29, 1996, the Board of Directors of the small business issuer authorized the exercise by Mr. Jegou of this warrant as to 500,000 shares at an exercise price of $.25 per share.

         12. On January 11, 1994, the small business issuer issued an aggregate of 33,750 shares of the Common Stock to the shareholders of Congress Entertainment, Ltd. ("Congress"), Charles Staley (25,000 shares) and Barry Hirschberg (8,750 shares), in consideration of the sale by Congress of its assets to Kards for Kids, Inc., a subsidiary of the small business issuer.

         13. Effective February 15, 1994, the small business issuer initiated a private placement pursuant to Regulation D under the Securities Act to accredited investors of up to 600,000 shares of the Common Stock at $1.00 per share. As of July 24, 1994, the private placement had terminated and an aggregate of 340,000 shares had been sold to the following investors, none of whom were at the respective dates of acquisition, or currently are, affiliates of the small business investor:

                  Name of Investor                      Number of Shares
                  ----------------                      ----------------
                  Mark Berg                                  50,000
                  Herman Henin                               75,000
                  Shirley A. Walker                         100,000
                  Gerald Menard                              25,000
                  Dorothea G. Davis                          50,000
                  John Patrick                               40,000
                                                            -------
                                                Total       340,000

         On March 16, 1995, the small business issuer issued to each of the investors in the February 15, 1994 private placement a Common Stock purchase warrant expiring March 15, 2000 (the "March 15 Warrant") to purchase at $1.50 per share the number of shares of the Common Stock set forth below opposite his or her name in full and final settlement of any claim to damages allegedly incurred by any of the investors as a result of the small business issuer's not filing to date a registration statement under the Securities Act:

                  Name of Investor                               Number of Shares
                  ----------------                               ----------------
                  Mark Berg                                           33,333
                  Herman Henin                                        50,000
                  Shirley A. Walker                                   66,667
                  Gerald Menard                                       16,667
                  Dorothea G. Davis                                   33,333
                  John Patrick                                        26,667
                                                                     -------
                                                Total                226,667

         See paragraph 23 of this Item 26 for information as to a change in Ms. Walker's March 15 Warrant.

         14. On May 18, 1994, the small business issuer issued to Alexa Lin Garcia 25,000 shares of the Common Stock in payment of a loan by Abe Garcia, a consultant to Roburn, in the principal amount of $40,000 made on September 17, 1993.

         15. On June 13, 1994, in connection with the sale of assets of Roburn to Modern Molds International, Inc. ("MMII"), the small business issuer issued 150,000 shares of the Common Stock to be held in escrow in the event any creditor of Roburn asserted a claim against MMII as a result of the failure to comply with the Bulk Sales Law. On August 8, 1994, the small business issuer issued 30,000 shares of the Common Stock to MMII to resolve a discrepancy in the inventory transferred from Roburn to MMII. MMII at the time of acquisition of the shares was not, and currently is not, an affiliate of the small business user.

         On August 15, 1994, the small business issuer authorized the issuance of 150,000 shares of the Common Stock to be held in escrow and to be used, together with, or in lieu of, cash payments to settle claims of trade creditors against Roburn. To the extent any of such shares are not so used, they will be issued to Richard Danziger, the former President of Roburn, as additional consideration for his effecting the settlements with trade creditors of Roburn. As of December 31October 23, 1996, 95,260 of the foregoing 150,000 shares of the Common Stock had been issued to trade creditors of Roburn.

         16. Effective as of June 30, 1994, the small business issuer issued 200,000 shares of its Series B 12% Cumulative Preferred Stock, $1.00 par value (the "Series B Preferred Stock"), to John Patrick Productions, Inc. ("Old John Patrick") and (b) 265,000 shares of the Common Stock to the shareholders of Old John Patrick, none of whom at the time of issuance were affiliates of the small business issuer, in consideration of the sale by Old John Patrick of its assets to a subsidiary of the small business issuer. The small business issuer subsequently issued on August 31, 1994 an aggregate of 18,000 shares of the Common Stock as a finder's fee to two persons (Jeffrey Hodde - 15,000 shares and Richard Margulies - 3,000 shares) who, at the date of acquisition were not, and currently are not, affiliates of the small business issuer. The shares of Old John Patrick and the shares of the Common Stock which they received were:

                  Name                               Number of Shares
                  ----                               ----------------
                  Dwight F. Davis                         82,334
                  Frederick P. Ost                        82,333
                  John Patrick                            82,333
                  Salvatore Potenzano                      6,000
                  Anthony DiNardi                          6,000
                  Lewis G. Martin                          6,000
                                                         --------
                                                         265,000

         Mr. Davis subsequently served as Acting Chief Financial Officer of the Company from June 20, 1994 until July 7, 1995 and as its Treasurer from July 7 until December 31, 1995. See paragraphs 6 and 22 of this Item 26 relating to Mr. Davis and paragraph 27 of this Item 26 relating to Mr. Ost.

         In April 1996, Old John Patrick surrendered its 200,000 shares of the Series B Preferred Stock to the small business issuer, which the small business issuer retired in May 1996.

         17. On September 8, 1994, the small business issuer sold, for $2,250,000, 2,250,000 shares of the Common Stock to Bennett Management & Development Corp. ("Bennett") which also received a Warrant expiring March 7, 1998 (the "March 7 Warrant") to purchase 2,250,000 shares of the Common Stock at $1.50 per share. Americorp Securities, Inc. was paid $225,000 by the small business issuer as a placement fee. Bennett represented to the small business issuer that it was not an affiliate thereof. Bennett subsequently transferred the shares and the March 7 Warrant to David Slyman.

         18. On September 23, 1994, Donald Raphael, the holder of an aggregate of $20,000 in principal amount of the small business issuer's Convertible Note (the "$20,000 Note"), converted the $20,000 Note into 5,000 shares of the Common Stock.

         19. On various dates in October 1994, the holders of the Warrants indicated below exercised their Warrants and received the shares indicated below:

                                                                            Number of
Warrantholders                         Warrant                              Shares
--------------                         -------                              ------
Frisian Holdings, Ltd.                 Regulation S Unit                      250,000
   "        "      "                   Regulation S Additional                135,000
Noord Holdings, Ltd.                   Regulation S Unit                      150,000
   "                "                  Regulation S Additional                 60,000
   "                "                  Noteholders                             78,750
Ashdown Holdings, Ltd.                 Regulation S Unit                      150,000
   "                "                  Regulation S Additional                 60,000
   "                "                  Noteholders                             78,750
Edmonson International, Ltd.           Regulation S Unit                      200,000
   "                "                  Regulation S Additional                140,000
Tropical Union Group, Inc.             Regulation S Unit                      250,000
   "                "                  Regulation S Additional                 90,000
Ginzel Finance Corp.                   Noteholders                            140,000
Cornelia Company Limited               Noteholders                            140,000

         Each of the Warrantholders represented that it was not a U.S. person, the shares were acquired in an offshore transaction and it was not an affiliate of the small business issuer. As a result of these exercises, the Regulation S Unit Warrants at $.75 per share, the Regulation S Additional Warrants at $1.00 per share and the Noteholders Warrants at $1.50 per share, the small business issuer received $1,891,250 in gross proceeds and issued 1,922,500 shares of the Common Stock (also Additional Warrants to purchase 1,000,000 shares of the Common Stock, some of which were subsequently exercised as indicated above). The small business issuer had agreed to pay Royce a fee of 5% of the cash consideration received for all Warrants as to which it solicits an exercise. The small business issuer paid Royce $94,562.50 for the foregoing exercises. As a result of these exercises, there were outstanding, as of October 31, 1994, no Regulation S Unit Warrants, Regulation S Additional Warrants to purchase 515,000 shares of the Common Stock and Noteholders Warrants to purchase 465,541 shares of the Common Stock. None of such Warrants were subsequently exercised and, accordingly, are still outstanding.

         20. On October 28, 1994, the small business issuer settled an action by Faxfleet Holdings, Ltd., a Hong Kong corporation ("Faxfleet"), by confirming the sale to Faxfleet, pursuant to Regulation S under the Securities Act, as of August 12, 1994, of 360,000 shares of the Common Stock at $1.00 per share and issuing a Common Stock purchase warrant expiring October 27, 1998 (the "October 27 Warrant") to purchase 140,000 shares of the Common Stock at $1.50 per share, the purchase price having been held in escrow pending resolution initially of a dispute as to the offering and subsequently of the resulting lawsuit by Faxfleet against the small business issuer and Royce. Faxfleet represented to the small business issuer that it was not a U.S. person, that the acquisition of the securities was in an offshore transaction and that it is not an affiliate of the small business issuer. The October 27 Warrant was subsequently exercised on August 30, 1995 for 143,535 shares of the Common Stock, the increase in shares being due to the anti-dilution provision of the October 27 Warrant.

         21. On February 22, 1994, the small business issuer issued 5,000 shares to John D. Higgins, Sr. in settlement of his claim relating to an expired Common Stock purchase warrant. On November 7, 1994, the small business issuer granted him a Common Stock purchase warrant expiring November 6, 1999 to purchase 89,000 shares at $1.00 per share in consideration of his having released his lease of laser printing equipment to Roburn as part of the sale of Roburn's assets to MMII (see paragraph 15 of this Item 26). Mr. Higgins was at the dates of acquisition was not, and currently is not, an affiliate of the small business issuer.

         22. On December 15, 1994, Dwight F. Davis, then the acting Chief Financial Officer of the small business issuer (see paragraphs 6 and 16 of this Item 26), agreed to convert $22,000 due to him pursuant to a demand note into 12,000 shares of the Common Stock.

                  On May 31, 1996, Mr. Davis, the holder of an aggregate of $48,000 in principal amount of the small business issuer's Convertible Note (the "$48,000 Note"), exercised his option to convert the $48,000 Note into 36,525 shares of the Common Stock. Mr. Davis at the date of acquisition was not, and currently is not, an affiliate of the small business issuer.

         23. On January 25, 1995, the small business issuer sold to Shirley A. Walker and Kimberly Walker 125,000 and 50,000 shares, respectively, of the Common Stock at $1.50 per share. The small business issuer simultaneously lowered the exercise price of Shirley A. Walker's stock option then expiring October 15, 1995 to purchase 25,000 shares of the Common Stock from $3.25 to $1.50 per share and she exercised the same. Each of Shirley A. and Kimberley Walker at the respective dates of acquisition set forth in this Item 26 was not, and currently is not, an affiliate of the small business issuer.

                  On June 8, 1995, the small business issuer issued to Shirley
A. Walker its 10% Promissory Note (the "Walker Note") for a 50,000 loan due the earlier of September 7, 1995 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $50,000 loan, the small business issuer reduced the exercise price of Ms. Walker's March 15 Warrant (see paragraph 13 of this Item 26) from $1.50 per share to $1.00 per share. On January 31, 1996 the small business issuer paid Ms. Walker $25,000 plus interest on the Walker Note and in lieu of paying the balance due on the Walker Note issued to her 40,667 shares of the Common Stock.

                  On September 12, 1995, the small business issuer issued to Shirley A. Walker a Common Stock purchase warrant expiring November 11, 2000 to purchase, commencing September 12, 1996, 10,000 shares of the Common Stock at $1.00 per share in consideration for Ms.Walker's extension of the due date of the June 8, 1995 $50,000 loan from September 7, 1995 to November 7, 1995.

         24. On March 30, 1995, the small business issuer issued to Waal Investments ("Waal") its 10% Promissory Note due the earlier of December 29, 1995 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $400,000 loan, the small business issuer granted to Waal a Common Stock purchase warrant expiring September 28, 2000 to purchase 50,000 shares of the Common Stock at $2.66 per share. Waal at the respective dates of acquisition set forth in this Item 26 was not, and currently is not, an affiliate of the small business issuer.

                  On April 13, 1995, the small business issuer issued to Waal its 10% Promissory Note due the earlier of January 12, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $50,000 loan, the small business issuer granted to Waal a Common Stock purchase warrant expiring October 12, 2000 to purchase 6,250 shares of the Common Stock at $2.69 per share.

                  On April 19, 1995, the small business issuer issued to Waal its 10% Promissory Note due the earlier of January 18, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $75,000 loan, the small business issuer granted to Waal a Common Stock purchase warrant expiring October 18, 2000 to purchase 9,375 shares of the Common Stock at $2.47 per share.

                  On July 21, 1995, the small business issuer issued to Waal its 10% Promissory Note due the earlier of April 21, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $100,000 loan, the small business issuer granted to Waal a Common Stock purchase warrant expiring July 20, 2000 to purchase 12,500 shares of the Common Stock at $2.38 per share.

                  On August 31, 1995, the small business issuer issued to Waal 647,669 shares of the Common Stock and a Common Stock purchase warrant expiring March 5, 1998 to purchase 647,669 shares of the Common Stock at $1.50 per share in lieu of paying $647,669 in indebtedness with respect to the Waal loans extended on March 30, 1995, April 13, 1995, April 19, 1995 and July 21, 1995 in the amounts of $400,000, $50,000, $75,000 and $100,000, respectively.

         25. On June 27, 1995, the small business issuer issued to North West Holding, Ltd. ("North West") its 10% Promissory Note due the earlier of March 26, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $200,000 loan, the small business issuer granted to North West a Common Stock purchase warrant expiring December 26, 2000 to purchase 25,000 shares of the Common Stock at $2.38 per share. North West at the respective dates of acquisition set forth in this Item 26 was not, and currently is not, an affiliate of the small business issuer.

                  On August 31, 1995, the small business issuer issued to North West 203,561 shares of the Common Stock and a Common Stock purchase warrant expiring March 5, 1998 to purchase 203,561 shares of the Common Stock at $1.50 per share in lieu of paying $203,561 in indebtedness with respect to the North West loan extended on June 27, 1995 in the amount of $200,000.

                  On September 1, 1995, the small business issuer issued to North West its 10% Promissory Note due the earlier of June 5, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $50,000 loan, the small business issuer granted to North West a Common Stock purchase warrant expiring February 28, 2001 to purchase 6,250 shares of the Common Stock at $2.19 per share.

                  On September 28, 1995, the small business issuer issued to North West its 10% Promissory Note due the earlier of June 27, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $60,000 loan, the small business issuer granted to North West a Common Stock purchase warrant expiring March 27, 2001 to purchase 7,500 shares of the Common Stock at $2.50 per share.

                  On October 31, 1995, the small business issuer issued to North West its 10% Promissory Note due the earlier of July 30, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $25,000 loan, the small business issuer granted to North West a Common Stock purchase warrant expiring April 29, 2001 to purchase 3,125 shares of the Common Stock at $2.19 per share.

                  On November 7, 1995, the small business issuer issued to North West its 10% Promissory Note due the earlier of August 6, 1996 or a closing with respect to an anticipated private placement as to which Royce was to act as the placement agent. As additional consideration for this $100,000 loan, the small business issuer granted to North West a Common Stock purchase warrant expiring May 6, 2001 to purchase 12,500 shares of the Common Stock at $3.00 per share.

                  On November 30, 1995, the small business issuer issued to North West 317,529 shares of the Common Stock and a Common Stock purchase warrant expiring March 5, 1998 to purchase, commencing November 30, 1996, 317,529 shares of the Common Stock at $1.00 per share in lieu of paying $238,147 in indebtedness with respect to the North West loans extended on September 1, 1995, September 28, 1995, October 31, 1995 and November 7, 1995 in the amounts of $50,000, $60,000, $25,000 and $100,000, respectively.

         26. On July 24, 1995, the small business issuer granted to Gerald Menard a Common Stock purchase warrant expiring January 24, 1999 to purchase 83,333 shares of the Common Stock at $1.00 per share in consideration of Mr. Menard agreeing to seek financing for the small business issuer and in settlement of certain claims by him against the small business issuer. Mr. Menard at the date of acquisition was not, and currently is not, an affiliate of the small business issuer.

         27. On October 26, 1995, the small business issuer issued to Frederick
P. Ost a Common Stock purchase warrant expiring October 25, 2001 to purchase 5,000 shares of the Common Stock at $3.06 per share as compensation for assisting the small business issuer in obtaining funding for John Patrick Productions, Inc., a subsidiary of the small business issuer. See paragraph 16 of this Item 26.

         28. On November 30, 1995, the small business issuer sold, pursuant to Regulation S under the Securities Act, two units (the "Units") at $125,000 per Unit for a gross sales price of $250,000. Each Unit consisted of (1) 125,000 shares of the Common Stock and (2) a warrant expiring November 29, 1999 to purchase 125,000 shares of Common Stock at an exercise price of $1.50 per share. At the closing, the small business issuer paid to First Hanover Securities, Inc., the placement agent, a commission of $25,000 in cash. The investors were Spellord, Inc. and Nicholas Robinson, each purchasing one Unit. Each represented that it was not a U.S. person and that the purchase was made in an offshore transaction. Neither Spellord, Inc. nor Nicholas Robinson was at the date of acquisition, nor is either currently, an affiliate of the small business issuer.

         29. On December 6, 1995, the small business issuer sold, pursuant to Regulation S under the Securities Act, for a gross sales price of $200,000 (1) 200,000 shares of the Common Stock, and (2) a warrant expiring December 5, 1999 to purchase 200,000 shares of Common Stock at an exercise price of $1.00 per share. The entity which purchased these securities, Merchant Enterprises, Ltd. ("Merchant"), at the respective dates of acquisition set forth in this Item 26 was not, and currently is not, an affiliate of the small business issuer. Merchant represented that it was not a U.S. person and that the purchase was made in an offshore transaction.

                  On January 3, 1996, the small business issuer sold to Merchant, pursuant to Regulation S under the Securities Act, for a gross sales price of $100,000 (1) 100,000 shares of the Common Stock, and (2) a warrant expiring January 2, 2000 to purchase 100,000 shares of

Common Stock at an exercise price of $1.00 per share. Merchant represented that it was not a U.S. person and that the purchase was made in an offshore transaction.

         30. On February 6, 1996, the small business issuer sold to an international purchaser, Angelina Panvini ("Panvini"), pursuant to Regulation S under the Securities Act, for a gross sales price of $200,000, 196,928 shares of the Common Stock. Panvini represented that she was not a U.S. person and that the purchase was made in an offshore transaction. The small business issuer paid a placement fee of $23,000 to an agent for this offering. See paragraph 31 of this Item 26 for information as to an additional placement fee.

         31. On February 16, 1996, the small business issuer sold to an international purchaser, Tusany Invest & Trade ("Tusany"), pursuant to Regulation S under the Securities Act, for a gross sales price of $200,000, 145,299 shares of the Common Stock. Tusany represented that it was not a U.S. person and that the purchase was made in an offshore transaction. The small business issuer paid a placement fee of $19,600 to an agent for this offering. In addition to the cash fees described in this paragraph 31 and paragraph 30, the small business issuer issued on November 15, 1996 to three designees of the agent Common Stock purchase warrants expiring January 23, 2002 to purchase an aggregate of 185,000 shares of the Common Stock at $1.50 per share. The designees were not at the date of issuance, nor are they currently, affiliates of the small business issuer. The designees, were:

                  Name                                    Number of Shares
                  ----                                    ----------------
                  Colone Holdings Ltd.                         82,500
                  Holborn Associates Inc.                      82,500
                  Steven Schuster                              20,000
                                                              -------
                                                Total         185,000

         32. On February 29, 1996, the small business issuer issued an aggregate of 30,000 shares of the Common Stock, to the persons set forth below, each of whom was not, and currently is not, an affiliate of the small business issuer, in connection with a loan as partial consideration for the purchase of certain property.

                  Name                                                  Number of Shares
                  ----                                                  ----------------
                  Anise C. Brasher and Richard Pendleton
                     as Trustees under the Anise C. Brasher
                     Revocable Trust UTA dated August 1,
                     1995                                                      10,000
                  Brook Lane Lorance                                            5,000
                  Tyler Lee Lorance                                             5,000
                  Ronald K. Stenger                                            10,000

         33. On April 16, 1996, the small business issuer, pursuant to a consulting agreement for financial and public relations services, issued to Lee
S. Rosen a Common Stock purchase warrant expiring April 15, 1999. The underlying shares were subsequently registered under the Securities Act in the small business issuer's Registration Statement on Form S-8, File No. 333-05441.
Mr. Rosen at the dates of acquisition set forth in this Item 26 was not, currently is not, an affiliate of the small business issuer.

         On August 7, 1996, the small business issuer entered into a new consulting agreement with Mr. Rosen pursuant to which Mr. Rosen agreed to assume the financial and public relations services to be performed by another person and to assist in obtaining docking for the small business issuer's gaming vessel project. The small business issuer issued to Mr. Rosen Common Stock purchase warrants expiring April 15, 1999 and August 6, 1999 to purchase, commencing February 7, 1997, 2,000,000 and 1,000,000 shares, respectively, of the Common Stock at $.75 per share. The underlying shares were subsequently registered in the small business issuer's Registration Statement on Form S-8, File No. 333-13343.

         34. On May 31, 1996, the small business issuer sold to an international purchaser, Zimco S.A., pursuant to Regulation S under the Securities Act, for a gross sales price of $600,000, 1,200,000 shares of the Common Stock and Zimco, S.A. received a Common Stock purchase warrant expiring May 30, 2001 to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The small business issuer paid a private placement fee of $100,000 to an agent for this offering. Zimco S.A. represented that it was not a U.S person and that the purchase was made in an offshore transaction.

         35. On August 22, 1996, the small business issuer sold to the international purchasers set forth below, pursuant to Regulation S under the Securities Act, the number of shares of the Common Stock set forth opposite their names at a purchase price of $.50 per share. Each of such purchasers represented that it, he or she was not a U.S. person and that the purchase was made in an offshore transaction.

                  Name                                                       Number of shares
                  ----                                                       ----------------
                  Cliveden Capital Offshore Fund Ltd.                             370,000
                  Michael F. Howard                                               370,000
                  Sue Townsend                                                    260,000
                                                                                ---------
                                                              Total             1,000,000

         36. On September 3, 1996, the small business issuer sold to an international purchaser, Patyam Stiftung, pursuant to Regulation S under the Securities Act, for gross proceeds of $600,000, 1,200,000 shares of the Common Stock and issued a Common Stock purchase warrant expiring September 2, 2001 to purchase 1,000,000 shares of the Common Stock at an exercise price of $1.00 per share. The small business issuer paid a private placement fee of

$100,000 to an agent for this offering. Patyam Stiftung represented that it was not a U.S person and that the purchase was made in an offshore transaction.

         37. On September 9, 1996, the small business issuer issued 3,000 shares of the Common Stock to Dennis Burnham as full and complete settlement of all claims Mr. Burnham may have had against the small business issuer pursuant to a settlement agreement between the parties. Mr. Burnham at the date of acquisition was not, and currently is not, an affiliate of the small business issuer.

         38. On September 13, 1996, the small business issuer issued to George Spitzer & Associates, Inc. ("Spitzer") 45,000 shares of the Common Stock in settlement of litigation relating to the former Congress Entertainment Division of a subsidiary of the small business issuer. The shares are being held in escrow by the small business issuer's counsel. If, at the end of a four-year period, Spitzer has not been compensated as provided in the settlement agreement through business with the purchaser of the assets of such Division, then, to the extent necessary, the shares will be released from escrow to Spitzer; otherwise, they will be returned to the small business issuer for cancellation during the four-year period.

         39. On December 23, 1996, the small business issuer sold to Kimberly Walker 100,000 shares of the Common Stock for gross proceeds of $50,000.

         The above transactions are claimed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof as transactions by an issuer not involving any public offering. The small business issuer also relied for certain transactions (i.e., paragraphs 5, 7, 13, 17 and 23) in compliance with Regulation D and, in the case of the transactions described in paragraphs 8, 20, 28, 29, 30, 31, 34, 35 and 36 on Regulation S under the Securities Act. Each purchaser represented to the small business issuer that he, she or it acquired his, her or its securities for investment, and not with a view to, or in connection with, a distribution thereof. The certificates evidencing the shares of the Common Stock when issued generally had a legend restricting the transfer except in compliance with the Securities Act. There were no underwriting discounts or commissions except as indicated in paragraphs 5, 7, 8, 17, 19, 28, 30, 31, 34 and 36.

         The small business issuer is registering under the Securities Act in this Registration Statement the shares of the Common Stock for issuance by the small business issuer in lieu of claims for dividends upon the conversion of the Series A Preferred Stock as described in paragraph 1. The small business issuer is also registering in this Registration Statement shares of the Common Stock for sale by the holders in certain of the above transactions (i.e., paragraphs 2, 3, 5, 6, 9, 11, 13, 15, 17, 21, 22, 23, 24, 25, 26, 27, 32, 37 and 39).

ITEM 27.          EXHIBITS

         All of the following exhibits designated with a footnote reference are incorporated herein by reference to a prior registration statement filed under the Securities Act or a periodic report filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. If no footnote reference is made, the exhibit is filed with this Registration Statement on Form SB-2.

Number            Exhibit

2(a) Copy of Agreement and Plan of Reorganization dated as of November 30, 1992 by and between the Company and Roburn International Corporation, as amended on April 8, 1993 and April 19, 1993. (1)

2(a)(1) Copy of Agreement and Plan of Reorganization dated as of May 27, 1994 by and among the Company, Creative Crafts Acquisition Corporation, a subsidiary of the Company, John Patrick Productions, Inc., John Patrick, Dwight F. Davis and Frederick P. Ost. (2)

3(a) Copy of Certificate of Incorporation as initially filed on August 31, 1988. (3)

3(a)(1) Copy of Amendment to Certificate of Incorporation filed on December 30, 1988. (3)

3(a)(2) Copy of Amendment to Certificate of Incorporation filed on September 12, 1991 (4)

3(a)(3) Copy of Certificate of Designations and Preferences of the Series A Preferred Stock filed on September 12, 1991. (4)

3(a)(4) Copy of Amendment to Certificate of Incorporation filed on May 22, 1992. (4)

3(a)(5) Copy of Amendment to Certificate of Incorporation filed on June 23, 1992. (4)

3(a)(6) Copy of Amendment to Certificate of Incorporation filed on August 25, 1993. (4)

3(a)(7) Copy of Amendment to Certificate of Incorporation filed on January 26, 1994. (5)

3(a)(8) Copy of Certificate of Designations and Preferences of the Series B Preferred Stock filed on August 12, 1994. (2)

3(a)(9) Copy of Amendment to Certificate of Designations and Preferences of the Series B Preferred Stock filed on February 14, 1995. (6)

Number   Exhibit

3(b)     Copy of By-Laws as initially adopted. (3)

3(b)(1) Copy of Amended and Restated By-Laws as adopted by shareholders on January 12, 1994. (5)

4(a)     Specimen of Common Stock certificate. (5)

4(b) Form of Common Stock Purchase Warrant issued in connection with February 1992 private placement. (2)

         The Company's Common Stock Purchase Warrants expiring April 4, 1997, January 24, 1999, April 15, 1999, April 16, 1999, August 6, 1999,
         September 18, 1999, November 29, 1999, December 5, 1999, January 2, 2000, March 15, 2000, September 11, 2000, May 23, 2001, September 2,
         2001, October 25, 2001 and January 23, 2002 are substantially identical to the form of Common Stock Purchase Warrant filed as Exhibit 4(b) hereto except as to the name of the holder, the expiration date and the exercise price and, accordingly, pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act are not individually filed.

4(c)     Form of 10% Note due April 29, 1995 of the Company. (4)

4(c)(1) Form of Common Stock Purchase Warrant expiring April 29, 1998 issued by the Company. (4)

         The Company's Common Stock Purchase Warrants expiring July 20, 1995, July 20, 1997, March 5, 1998, March 7, 1998, May 26, 1998, October 27,
         1998, January 7, 1999, November 1, 1999, November 6, 1999, July 20,
         2000, September 28, 2000, October 12, 2000, October 18, 2000, December 26, 2000, February 20, 2001, March 27, 2001, April 29, 2001 and May 6,
         2001 are substantially identical to the form of Common Stock Purchase Warrant filed (by incorporation by reference) as Exhibit 4(c)(1) hereto except as to the name of the holder, the expiration date and the exercise price and, accordingly, pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act are not individually filed.

4(d) Copy of Placement Agent Agreement dated as of May 27, 1993 by and between the Company and Royce Investment Group, Inc. ("Royce"). (7)

4(e)     Form of 10% Promissory Note dated October 8, 1993 issued by the
         Company. (8)

Number   Exhibit

4(e)(1) Copy of Consent dated October 13, 1994 exchanging Note filed as Exhibit 10(e) hereto for shares of the Common Stock of the Company and a Common Stock Purchase Warrant expiring March 7, 1998. (2)

4(f) Copy of Option expiring May 18, 1999 issued by the Company to Peter J. Jegou. (2)

         The Company's Options expiring June 8, 1999, June 12, 1999, November 6, 1999 and July 6, 2000 are substantially identical to the form of Option filed (by incorporation by reference) as Exhibit 4(f) hereto except as to the name of the holder, the expiration date and the exercise price and, accordingly, pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act are not individually filed.

4(g)     Copy of 10% Promissory Note due March 26, 1996. (9)

4(g)(1) Copy of Letter dated August 31, 1995 exchanging 10% Promissory Note filed as Exhibit 4(h) hereto for shares of the Common Stock of the Company and a Common Stock Purchase Warrant expiring March 5, 1998. (9)

4(h) Copy of 10% Promissory Note due September 7, 1995 (and subsequently extended to November 7, 1995). (9)

4(i)     Copy of 10% Promissory Note due December 29, 1995. (10)

4(i)(1)  Copy of 10% Promissory Note due January 12, 1996. (10)

4(i)(2)  Copy of 10% Promissory Note due January 18, 1996. (10)

4(i)(3)  Copy of 10% Promissory Note due April 21, 1996. (10)

4(i)(4) Copy of Letter dated August 31, 1995 exchanging Notes filed as Exhibits 10(i), 10(i)(1), 10(i)(2), and 10(i)(3) for shares of the Common Stock of the Company and a Common Stock Purchase Warrant expiring March 5, 1998. (10)

4(j)     Copy of 10% Promissory Note due June 5, 1996. (11)

4(j)(1)  Copy of Common Stock Purchase Warrant expiring March 27, 2001. (11)

4(j)(2)  Copy of 10% Promissory Note due July 30, 1996. (11)

4(j)(3)  Copy of 10% Promissory Note due August 6, 1996. (11)

Number   Exhibit

4(j)(4) Copy of Letter dated November 30, 1995 exchanging 10% Promissory Notes (filed as Exhibits 4(j), 4(j)(1), 4(j)(2) and 4(j)(3) for shares of the Common Stock and a Common Stock Purchase Warrant expiring March 5, 1998. (11)

4(k) Copy of Consulting Agreement dated as of April 20, 1995 between the Company and Harvey Freeman.

4(k)(1) Amendment dated as of December 20, 1996 to the Consulting Agreement filed as Exhibit 4(k) hereto.

5        Opinion of Gold & Wachtel, LLP as to legality.

10(a) Form of Warrant Agency Agreement dated as of April 27, 1989 between the Company and Continental Stock Transfer & Trust Company as Warrant Agent. (3)

10(a)(1) Form of Common Stock Purchase Warrant expiring April 27, 1995
         (originally April 27, 1994 until extended by the Board of Directors of the Company) issued by the Company. (12)

10(b) Copy of Purchase Agreement dated as of February 6, 1991 among the Company and the purchasers listed therein. (5)

10(b)(1) Form of 10% Convertible Note due March 1, 1996 of the Company is
         Exhibit B to Exhibit 10(b) hereto. (5)

10(b)(2) Copy of Purchase Agreement dated as of February 28, 1994 among the
         Company and the purchasers listed therein. (5)

10(b)(3) Form of 8% Convertible Note due August 31, 1994 of the Company is
         Exhibit A to Exhibit 10(b) hereto. (5)

10(b)(4) Copies of Consents dated October 13, 1994 exchanging Notes filed as
         Exhibit 10(b)(1) hereto for shares of the Common Stock of the Company and Common Stock Purchase Warrants expiring March 7, 1998. (2)

10(c)    Copy of 8% Promissory Note due June 20, 1995. (5)

10(c)(1) Copy of Letter dated June 20, 1994 modifying Common Stock Purchase
         Warrants expiring July 20, 1995 and July 20, 1997 for one of the holders. (2)

Number      Exhibit

10(c)(2)    Copy of Consent dated October 13, 1994 exchanging Note filed as
            Exhibit 10(c) hereto for shares of the Common Stock of the Company and a Common Stock Purchase Warrant expiring March 7, 1998. (5)

10(d) Copy of Placement Agent Agreement dated April 30, 1993 by and between the Company and Westminster Securities Corporation ("Westminster"). (4)

10(d)(1) Copy of letter agreement dated March 17, 1994 between the Company and Westminster as placement agent. (5)

10(d)(2) Form of Note Purchase Agreement dated May 1, 1993 among the Company and the listed purchasers. (4)

10(d)(3) Form of 10% Convertible Promissory Note due April 30, 1995 of the Company is Exhibit B to Exhibit 10(d)(2) hereto. (4)

10(d)(4) Copy of Security Agreement dated as of May 1, 1993 by and between Roburn International Corporation, a subsidiary of the Company, and Westminster as designated agent for the Noteholders. (4)

10(d)(5) Copy of Warrant Agreement dated May 1, 1993 among the Company, Westminster, as agent, and the warrant holders to be named. (10)

10(d)(6) Form of Common Stock Purchase Warrant of the Company expiring April 30, 1995. (4)

10(d)(7) Copy of letter dated June 8, 1994 from the Company to Westminster extending expiration date of Warrant filed as Exhibit 10(d)(6) hereto to April 30, 1996. (2)

10(d)(8) Form of Common Stock Purchase Warrant expiring April 30, 1995 issued by the Company to the Westminster designees is the same as Exhibit 10(d)(6) hereto. (4)

10(d)(9) Copy of Option expiring April 30, 1995 issued by the Company to the Westminster designees. (2)

10(d)(10)   Copy of letter dated February 10, 1995 to Westminster's counsel confirming that extension of expiration date from April 30, 1995 to April 30, 1996 effected by Exhibit 10(d)(7) hereto was also intended to apply to the Warrants and Options copies of which are filed as Exhibits 10(d)(8) and 10(d)(9) hereto. (10)

Number      Exhibit

10(e) Copy of Lease dated January 1, 1989 by Peter J. Jegou and Carol A. Jegou to the Company for the premises located at 3567 Kennedy Road, South Plainfield, New Jersey together with amendments dated June 1, 1990 and March 1, 1991. (4)

10(e)(1)    Copy of Mortgage dated December 19, 1989 by Peter J. Jegou and Carol
            A. Jegou to The Howard Savings Bank with respect to property located at 3567 Kennedy Road, South Plainfield, New Jersey. (4)

10(e)(2) Copy of Guaranty by the Company dated June 20, 1990 of payment by Peter J. Jegou and Carol A. Jegou under Mortgage dated December 19, 1989 by Peter J. Jegou and Carol A. Jegou to The Howard Savings Bank. (4)

10(e)(3) Copy of Contract dated June 10, 1993 between Peter J. Jegou and Carol A. Jegou, as seller, and Robert Mikuski, as buyer of property located at 3567 Kennedy Road, South Plainfield, New Jersey. (4)

10(f) Copy of Employment Agreement dated as of January 11, 1989 between the Company and Peter J. Jegou. (13)

10(f)(1) Copy of Employment Agreement dated as of September 25, 1996 by and between the Company and Peter J. Jegou. (14)

10(g) Copy of Employment Agreement dated as of January 11, 1989 between the Company and Carol A. Kulina-Jegou. (13)

10(h) Copy of Employment Agreement dated as of January 21, 1993 by and between Richard Danziger and Roburn International Corporation ("Roburn"). (1)

10(i) Copy of Employment Agreement dated as of January 21, 1993 by and between Abraham Garcia and Roburn. (1)

10(j) Copy of Distribution Agreement dated February 27, 1992 by and between Creative Learning Products, Inc. and Medical Insights, Inc.
            (15)

10(k) Copy of Distribution Agreement dated as of February 27, 1992 by and between Creative Learning Products, Inc. and Remarkable Products, Inc. (15)

10(k)(1) Copy of Memorandum of Joint Venture dated May 21, 1992 between Creative Learning Products, Inc. and Remarkable Products, Inc. (15)

Number      Exhibit

10(l) Copy of Assignment dated May 12, 1993 by Gold Communications, Inc. ("Gold"), to the Company of an agreement dated January 5, 1993 among Gold, 2 C Co. Corp. and 3 CPCO Corp. (the "Agreement"), together with a copy of the Agreement. (4)

10(m) Copy of Financial Consulting Agreement dated July 21, 1993 by and between the Company and Royce. (7)

10(n) Copy of Lease dated May 1, 1987 between Central Bergen Properties and Roburn International Corporation for premises located at 170 Kipp Avenue, Elmwood Park, New Jersey, together with Lease Extension and Amendment dated October 18, 1991. (4)

10(o) Copy of Security Agreement (Accounts Receivable) dated December 27, 1993 by and between Roburn and Ambassador Factors Division of Fleet Corp. ("Ambassador"). (16)

10(o)(1) Copy of Security Agreement (Inventory) dated December 27, 1993 by and between Roburn and Ambassador. (16)

10(o)(2) Copy of Agreement of Guaranty of all Liability with Collateral dated December 27, 1993 by and between the Company and Ambassador. (16)

10(o)(3) Copy of Agreement of Guaranty of all Liability with Collateral dated December 27, 1993 by and between Peter J. Jegou and Carol A. Kulina-Jegou and Ambassador. (16)

10(p) Copy of letter agreement dated February 28, 1994 between the Company and Bauer Cohen Company, Inc. ("Bauer Cohen"). (5)

10(p)(1) Copy of letter agreement dated February 26, 1994 between Bauer Cohen and The Eastern Shawnee Tribe of Oklahoma. (2)

10(p)(2) Copy of letter agreement dated March 1, 1994 between FK Capital, Inc. and Bauer Cohen. (2)

10(p)(3) Copy of letter agreement dated June 9, 1994 between the Company and Bauer Cohen. (2)

10(p)(4) Copy of letter agreement dated August 4, 1994 between the Company and Bauer Cohen. (2)

Number      Exhibit

10(q) Copy of Option to Purchase Real Estate dated March 28, 1994 by and between Five Star Productions, Inc., as Optionor, and Edward H. Cohen and Peter Jegou, as Optionees. (2)

10(r) Copy of Real Estate Contract dated March 16, 1994 between Peter Jegou and Edward Cohen, as Buyer, and Cook Hollow Company, as Seller. (2)

10(r)(1) Copy of Special Agreements Addendum dated March 17, 1994 to Exhibit 10(r) hereto. (2)

10(r)(2) Copy of Change Addendum dated November 17, 1994 to Exhibit 10(r) hereto. (2)

10(r)(3)    Copy of Letter dated December 13, 1995 extending option terms of
            Exhibit 10(r) hereto. (16)

10(r)(4)    Copy of Letter dated January 5, 1995 extending option terms of
            Exhibit 10(r) hereto. (16).

10(r)(5)    Copy of Closing Agreement dated as of February 28, 1996 relating to
            Exhibit 10(r) hereto. (17)

10(r)(6) Copy of Assignment dated as of January 5, 1996 between CGI Joint Venture, CGI and the Company. (17)

10(r)(7))   Copy of Agreement dated February 28, 1996 between Cook Hollow
            Company as Seller, and CGI and the Company as Buyer. (17)

10(r)(8) Copy of Promissory Note dated February 28, 1996 from CGI to Cook Hollow Company is Exhibit B to Exhibit 10(r)(7)) hereto. (17)

10(r)(9) Copy of Future Advance Obligation Wraparound Deed of Trust dated as of February 28, 1996 between CGI, Gary A. Powell, as Trustee, and Cook Hollow Company is Exhibit C to Exhibit 10(r)(7) hereto. (17)

10(r)((10)  Copy of Wraparound Mortgage Agreement effective February 28, 1996 between CGI, as Borrower, and Cook Hollow Company, as Lender, is Exhibit D to Exhibit 10(r)(7) hereto. (17)

10(r)(11)   Copy of Indemnity Agreement effective February 28, 1996 among CGI and the Company, as Indemnitors, and Cook Hollow Company, as Indemnitee, is Exhibit E to Exhibit 10(ii) hereto. (17)

Number      Exhibit

10(s) Management Agreement dated as of October 20, 1995 between Eastern Shawnee Tribe of Oklahoma (the "Tribe") and CGI. (16)

10(s)(1) Option Agreement dated as of November 8, 1995 between the Tribe and CGI. (16)

10(s)(1)    Copy of Letter dated December 13, 1995 extending option terms of
            Exhibit 10(s) hereto. (16)

10(s)(2)    Copy of Letter dated January 5, 1996 extending option terms of
            Exhibit 10(s) hereto. (16)

10(s)(3)    Copy of Loan Agreement relating to Exhibit 10(s) hereto. (18)

10(t) Copy of Lease dated February 26, 1993 between MAP Investment Co., as landlord, and John Patrick Productions, Inc., as tenant. (2)

10(t)(1) Copy of Lease dated May 13, 1995 between Rambo Realty, Inc., as landlord, and John Patrick Productions, Inc., as tenant. (10)

10(u) Copy of Agreement dated June 13, 1994 between Roburn and National Pen Corporation (later changed to Modern Mold International, Inc. ("MMII")). (2)

10(u)(1) Copy of Amendment No. 1 to the Agreement filed as Exhibit 10(u) hereof. (2)

10(u)(2) Copy of Amendment No. 2 dated August 8, 1994 to the Agreement filed as Exhibit 10(u) hereof. (2)

10(u)(3) Copy of Amendment No. 3 dated October 6, 1994 to the Agreement filed as Exhibit 10(u) hereof. (2)

10(u)(4) Copy of Escrow Agreement dated July 25, 1994 among Mission Valley Escrow, MMII and Roburn. (2)

10(u(5) Copy of Amendment No. 1 dated August 8, 1994 to the Escrow Agreement filed as Exhibit 10(u)(4) hereof. (2)

10(u)(6) Copy of Amendment No. 2 dated October 6, 1994 to the Escrow Agreement filed as Exhibit 10(u)(4) hereof. (2)

Number      Exhibit

10(v) Copy of Agreement dated August 15, 1994 among Banker's Pen, Inc. ("Banker's), the Company and Roburn. (2)

10(v)(1) Copy of Agreement dated as of August 15, 1994 among Richard Danziger, the Company and Roburn. (2)

10(v)(2) Copy of Agreement dated August 10, 1994 among Richard Danziger, the Company and Roburn. (2)

10(v)(3) Copy of Escrow Agreement dated August 9, 1994 among the Company, Roburn, Richard Danziger and Uscher, Quiat, Uscher & Strull as Escrow Agent. (2)

10(v)(4) Copy of Agreement dated August 15, 1994 among the Company, Banker's, Richard Danziger and Gold. (2)

10(w) Copy of Agreement dated January 11, 1994 among Congress Entertainment, Ltd., Charles Staley, Barry Hirschberg, Hirschberg Productions, Inc., the Company, and Kards for Kids. (2)

10(w)(1) Copy of Agreement dated January 11, 1994 between Hirschberg Productions, Inc. and Kards for Kids. (2)

10(w)(2) Copy of Employment Agreement effective as of January 11, 1994 between Charles Staley and Kards for Kids. (2)

10(w)(3) Copy of Consulting Agreement effective as of January 11, 1994 between Barry Hirschberg and Kards for Kids. (2)

10(w)(4) Copy of Letter Agreement dated January 11, 1994 among Barry Hirschberg, Charles Staley and Kards for Kids. (2)

10(w)(5) Copy of Lease dated June 30, 1995 between Grant Holmes, Inc., as landlord, and Congress Entertainment, Ltd., as tenant. (10)

10(x) Copy of Trademark License Agreement dated January 15, 1987 between Carol Kulina-Jegou and Kards for Kids, Inc. (3)

10(y)       Copy of Common Stock Purchase Warrant expiring October 27, 1998. (3)

10(z) Copy of Lease dated January 7, 1994 between John Higgins, Sr. and Roburn. (2)

Number      Exhibit



10(z)(1) Copy of Guaranty dated February 20, 1994 by the Company of Roburn's obligations under the Lease filed as Exhibit 10(y) hereto. (2)

10(aa) Copy of Real Estate Sales Contract dated April 11, 1994 between Peter J. Jegou and Edward Cohen, Buyer, and Wayne and Levita Lindsey, Seller. (2)

10(bb) Copy of Letter dated October 28, 1994 between Bennett Management & Development Corporation and the Company. (2)

10(bb)(1)   Copy of Letter dated January 20, 1995 extending term of Letter filed as Exhibit 10(bb) hereto. (10)

10(bb)(2)   Copy of Letter dated April 10, 1995 extending term of Letter filed as Exhibit 10(bb) hereto. (10)

10(bb)(3)   Copy of Letter dated September 20, 1995 extending term of Letter filed as Exhibit 10(bb) hereto. (10)

10(cc) Copy of Letter dated April 1, 1995 by and among MAO, Inc. the Company, CGI and Gold & Wachtel, LLP. (10)

10(cc)(1)   Copy of Letter of Intent dated August 1995 by and among 9400
            Riverview, L.L.C., the Company and CGI. (10)

10(cc)(2)   Copy of proposed lease between 9400 Riverview, L.L.C. and CGI. (10)

10(dd) Copy of Letter dated October 6, 1995 between Royce Investment Group, Inc. and the Company. (10)

10(ee) Copy of Letter dated October 6, 1995 between Americorp Securities, Inc. and the Company. (10)

10(ff) Copy of Subscription Agreement dated January 25, 1995 between Shirley A. Walker and the Company. (10)

10(gg) Copy of Consulting Agreement dated as of April 16, 1996 between the Company and Lee S. Rosen. (19)

10(gg)(1)   Copy of Consulting Agreement dated as of August 7, 1996 between the
            Company and Lee S. Rosen. (20)

Number      Exhibit



10(ii) Copy of Agreement dated as of October 18, 1996 by and among the Company, Kards for Kids, Inc. and Nightwing Entertainment Group, Inc.

10(jj) Copy of Purchase and Sale Agreement dated as of October ___, 1996 by and among Jerry Ward Cars, Inc., Edward Lockel, Jim's Truct and Equipment, Inc. and CGI.

21          List of Subsidiaries of the Company. (10)

23(a)       Consent of BDO Seidman, LLP.

23(b)       Consent of Gold & Wachtel, LLP is included in its opinion filed as
            Exhibit 5.





(1) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1993 and incorporated herein by this reference.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended May 31, 1994 and incorporated herein by this reference.

(3) Filed as an exhibit to the Company's Registration Statement on Form S-18, File No. 33-27027, and incorporated herein by this reference.

(4) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended May 31, 1993 and incorporated herein by this reference.

(5) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1994 and incorporated herein by this reference.

(6) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB/A for the quarter ended February 28, 1995 and incorporated herein by this reference.

(7) Filed as an exhibit to the Company's Current Report on Form 8-K dated July 21, 1993 and incorporated herein by this reference.

(8) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 1993 and incorporated herein by this reference.

(9) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 1995 and incorporated herein by this reference.

(10) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended May 31, 1995 and incorporated herein by this reference.


(11) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1995 and incorporated herein by this reference.

(12) Filed as an exhibit to the Company's Current Report on Form 8-K filed on May 16, 1995 and incorporated herein by this reference.

(13) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended May 31, 1992 and incorporated herein by this reference.

(14) Filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-13343, filed on October 3, 1996 with respect to Employment Agreement dated as of September 25, 1996, and incorporated herein by this reference.

(15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1992 and incorporated herein by this reference.

(16) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1993 and incorporated herein by this reference.

(17) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 29, 1996 and incorporated herein by this reference.

(18) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996 and incorporated herein by this reference.

(19) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed on June 7, 1996 and incorporated herein by this reference.

(20) Filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-13343, filed on October 3, 1996 with respect to the Consulting Agreement dated as of August 7, 1996 and incorporated herein by this reference.

            (b)         Reports on Form 8-K

            None

ITEM 28.          UNDERTAKINGS

         The undersigned small business issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of New Jersey, on January 12, 1997.

                                          CREATIVE LEARNING PRODUCTS, INC.
                                              (SMALL BUSINESS ISSUER)



                                          BY:/s/ Peter J. Jegou
                                             ----------------------------------
                                                 PETER J. JEGOU
                                                 CHAIRMAN AND PRESIDENT



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 12, 1997.

Signature                                       Title
---------                                       -----



/s/ Peter J. Jegou                 Chairman of the Board and  President
-------------------------------    (Principal Executive Officer) and a director
Peter J. Jegou




/s/ Walter J. Krzanowski           Treasurer (Principal Financial and
-------------------------------    Accounting Officer)
Walter J. Krzanowski



/s/ Carol A. Kulina-Jegou          Director
-------------------------------
Carol A. Kulina-Jegou

                                  EXHIBIT INDEX

                        CREATIVE LEARNING PRODUCTS, INC.
                       REGISTRATION STATEMENT ON FORM SB-2
              EXHIBITS FILED WITH FORM SB-2 REGISTRATION STATEMENT


                                                                          Page
Number      Exhibits                                                      Number
------      --------                                                      ------
4(k)        Copy of Consulting Agreement dated as of April 20, 1995       E-2
            between the Company and Harvey Freeman

4(k)(1)     Copy of Amendment dated as of December 20, 1996 to            E-15
            the Consulting Agreement filed as Exhibit 4(l) hereto

5           Opinion of Gold & Wachtel, LLP.                               E-17

10(ii)      Copy of Agreement dated as of October 18, 1996 by and         E-19
            among the Company, Kards for Kids, Inc. and Nightwing
            Entertainment Group, Inc.

10(jj)      Copy of Purchase and Sale Agreement dated as of               E-24
            October ___, 1996 by and among Jerry Ward Cars, Inc.,
            Edward Lockel, Jim's Truck and Equipment, Inc. and CGI.

23(a)       Consent of BDO Seidman, LLP.                                  E-31


                                     E-1